UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________

SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___)
  ___________________________________

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Filed by a party other than the Registrant   ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CLEARWATER PAPER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLEARWATER PAPER CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 7, 2026
NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT

LETTER FROM OUR CEO

Dear Clearwater Paper stockholders and stakeholders,
In 2025 we transformed Clearwater Paper into a premier supplier of paperboard packaging products for independent converters in North America. We did this by successfully integrating the Augusta, Georgia paperboard packaging facility that we acquired from Graphic Packaging in 2024. We also successfully completed the transition of our tissue business to Sofidel America. As we made these transitions, we took actions to reduce our corporate overhead to better reflect a smaller, more streamlined business. We eliminated more than 25% of salaried roles and delivered SG&A costs at 6.5% of net sales, at the lower end of our target range of 6 to 7%.

Throughout the year our team navigated a challenging industry down cycle, driven by supply exceeding demand. With a competitor adding new capacity, industry operating rates were in the mid 80% range, below 90 to 95% that we would expect to see under normal conditions. While we believe that this is temporary, we took actions on items within our control, namely improving operational execution, reducing fixed costs, and defending our market position. We believe that this discipline will translate to sustained improvement in performance and higher margins once the industry cycle recovers.

More specifically, in addition to SG&A cost reductions, we also reduced our operational fixed costs by more than 10%. In total, we eliminated approximately 250 positions across the company and reduced our non-labor costs. These actions resulted in more than $50 million in savings during the year, helping offset some of the margin pressure that we are facing during this industry down cycle.

We continued our focus on sustainability across our pillars of Resource Stewardship, Trusted Products and Thriving People and Communities. Below are a few highlights from 2025:
•We reduced our lost time injury rate by more than 50% year over year.
•We reduced our safety risks by more than 20% through our aspects and impacts (A&I) process.
•We have integrated the Augusta facility into our greenhouse emissions reporting processes.
•We set a 10% water reduction target for the company by 2030.
•We received BPI compostable certification at our Lewiston and Cypress Bend mills that cover most of our folding carton and food service grades.
•We continued to support non-profit organizations in our operating communities through the Clearwater Paper Charitable Foundation.

While we are in a challenging business environment, we are well positioned to navigate this downturn. We have a strong balance sheet with a manageable debt load, high-quality paperboard assets in an attractive market segment and a talented team.

By intensely focusing on reducing costs, driving operational performance and defending our market share, we will position Clearwater Paper to deliver higher margins and stronger cash flows when the industry recovers to its historic levels.

Thank you for the trust that you place in all of us at Clearwater Paper.
Sincerely,

Arsen S. Kitch
President and Chief Executive Officer
Clearwater Paper Corporation 2026
i

PROXY STATEMENT TABLE OF CONTENTS
Clearwater Paper Corporation 2026
ii

EXECUTIVE COMPENSATION DISCUSSION AND TABLES	COMPENSATION COMMITTEE REPORT	23
	EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS	24
	Executive Summary	24
	Listening to our Stockholders	25
	Executive Compensation Practices	26
	2025 Executive Compensation Practice	28
	2025 Cash Incentives	30
	Long-term Incentives	33
	Other Compensation Related Matters	35
	EXECUTIVE COMPENSATION TABLES	38
	2025 Compensation	38
	Post-Employment Compensation	44
	Potential Payments Upon Termination or Change of Control	46
	CEO Pay Ratio	51
	Pay vs Performance	52
AUDIT COMMITTEE REPORT	AUDIT COMMITTEE REPORT	54
	FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54
ANNUAL REPORT INFORMATION	SUMMARY	55
	GENERAL INFORMATION	56
	Forward Looking Statements	57
	Internet Availability of Annual Meeting Materials	57
	ANNUAL MEETING INFORMATION	58
PROPOSALS	PROPOSAL 1 - ELECTION OF DIRECTORS	62
	PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63
	PROPOSAL 3 - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	64
	PROPOSAL 4 - APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION AS PERMITTED BY DELAWARE LAW	68
	PROPOSAL 5 - APPROVE AN AMENDMENT ADOPTED BY THE BOARD TO THE COMPANY’S AMENDED AND RESTATED BYLAWS TO ADD A FORUM SELECTION PROVISION	71
	PROPOSAL 6 - APPROVE THE CLEARWATER PAPER 2026 STOCK INCENTIVE PLAN	70
	APPENDIX A, RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Clearwater Paper Corporation 2026
iii

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Thursday, May 7, 2026 Time: 9:00 a.m. Pacific Place: Hyatt Regency Seattle 808 Howell St. Seattle WA 98101 Via webcast: https://register.proxypush.com/CLW Record Date: March 10, 2026
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders (“Annual Meeting”), we urge you to vote and submit your proxy in order to ensure the presence of a quorum. Each attendee must present the proper form of documentation (as described in the section “Annual Meeting Information”) to be admitted.

Place: Grand Hyatt Seattle 721 Pine Street Seattle WA 98101	You may vote your shares in one of four ways:
Via webcast: http://register.proxypush.com/CLW Record Date: March 10, 2026	MAIL Return the proxy card by mail in the postage paid envelope	INTERNET go to www.proxyvote.com	TELEPHONE call the toll free number 1-800-690-6903	IN PERSON Attend the Annual Meeting with your ID.
MEETING AGENDAS / PROPOSALS
The Company recommends the following proposals on which stockholders will vote:
•elect 5 directors to the Clearwater Paper Corporation Board of Directors;
•ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026;
•hold an advisory vote to approve the compensation of our named executive officers;
•approve the amendment to the Restated Certificate of Incorporation of Clearwater Paper Corporation to limit the liability of certain officers;
•approve the amendment to the Amended and Restated Bylaws of Clearwater Paper Corporation to add a forum selection provision;
•approve the Clearwater Paper Corporation 2026 Stock Incentive Plan; and
•transact any other business that properly comes before the meeting.
Financial and other information concerning Clearwater Paper is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2025. This proxy statement and our 2025 Annual Report to Stockholders are available on our website at www.clearwaterpaper.com by selecting “Investors,” “Financial Info” and then “Annual Reports.” Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com which does not have “cookies” that identify visitors to the site.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	By Order of the Board of Directors,
On or about March 27, 2026, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders containing instructions on how to access our 2026 Proxy Statement and 2025 Annual Report to Stockholders. Some of our stockholders, including stockholders that hold shares in one of our Clearwater Paper 401(k) Savings Plans, were not mailed the Notice and instead were mailed paper copies of our 2026 Proxy Statement and 2025 Annual Report on or about March 27, 2026.

MARC D. ROME Corporate Secretary
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

1. KEY PERFORMANCE AND CORPORATE RESPONSIBILITY HIGHLIGHTS

2025 Financial Performance
Net Sales $1.6 billion up 12% year-over-year	Net Loss $(18.6) million
SG&A at 6.5% of Net Sales down from 8.4% in 2024	Adjusted EBITDA (from continuing operations)* $107 million up $71 million year-over-year

2025 Strategic Highlights

•Successfully completed the integration of our Augusta mill and our reorganization into a premier supplier of paperboard packaging products.

•Significant improvements in planned major maintenance execution, with the successful completion of three such events on target for a total cost of $50 million.

•Repurchased $17 million in shares, with $79 million remaining in purchase authorization.

*In addition to disclosing financial results from continuing operations calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), we disclose Adjusted EBITDA from continuing operations for 2025. The company discloses this measure because management believes it will assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA from continuing operations: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA from continuing operations to measure the company's compliance with certain covenants. The company believes that Adjusted EBITDA from continuing operations, which excludes other operating credits and charges, net, interest expense, net, income tax (benefit) expense and depreciation and amortization, gain on sale of discontinued operations, and other non-operating items is a useful measure for evaluating our ability to generate earnings and that providing this measure will allow investors to more readily compare the earnings referred to in the Proxy Statement to the company's earnings for past and future periods. It should be noted that other companies may present similarly-titled measures differently and, therefore, as presented by the company may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted EBITDA from continuing operations has material limitations as a performance measure because it excludes items that are actually incurred or experienced in connection with the operations of the company's business. A reconciliation of Adjusted EBITDA from continuing operations may be found under Appendix A to this Proxy Statement.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Corporate Responsibility

At Clearwater Paper, we use our Everyday Responsibility framework to create reliable, high-quality and sustainable products, without compromising on performance. This framework has three primary pillars, Resource Stewardship, Trust Products, and Thriving People and Communities. Our 2025 highlights under each pillar are shown below:

Resource Stewardship	Trusted Products	Thriving People & Communities

•Reduced water usage by 7% from our 2024 baseline, principally driven by improvements to our Augusta facility.

•Completed a $40M investment in a new electrostatic precipitator at our Cypress Bend mill which materially improved our emission controls.

•Over 90% of wood and pulp sourced from United States sources.

•We have WAVE Certification and third-party validation as part of the Water Councils WAVE program to comprehensively assess water use, impact, and risk across our enterprise.

•Set goal for 75% of solid bleach sulfate products to be recyclable by 2030.

•Certifications:

◦BPI compostable certification, earned in 2025 for Paper Machine 1 at our Lewiston mill and the Cypress Bend mill, covering most of our folding carton and food service grades.

◦Forest Stewardship Council® (FSC®) (FSC-C008402)*

◦Sustainable Forestry Initiative® (SFI®)*

◦Programme for the Endorsement of Forest Certification (PEFC)*

•Donated over $200,000 and 1480 employee hours to local causes and charities, including to support childhood education, feeding the hungry, and historical preservation.

•Improved lost time injury rate by more than 50% year-over-year.

•Improved safety risk controls by 20% year over year.

*Clearwater Paper’s FSC certificate numbers are SA-COC-012976, SA-COC-012976-B, SA-COC-012976-C, SA-CW-012976, SA-CW-012976-B and SA-CW-012976-C. Clearwater Paper’s SFI license number is NSF-SFI-COC-C0035688. Clearwater Paper’s PEFC license number is NSF-PEFC-COC-0035688.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2. CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
GOVERNANCE HIGHLIGHTS

Independent Director Diversity	Director Independence	Committee Independence

57% of our independent Board members are diverse.	88% of our Board members are independent.	100% of our Board committee members are independent.

6.9 Years	64.9 Years
Independent Director Average Tenure	Independent Director Average Age

0-5 Years	44-59 Years

6-7 Years	60-66 Years

8+ Years	67+ Years

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

We are committed to and abide by the following best practices:
Independence, Board Composition and Refreshment
•As of the Annual Meeting the Board will have 8 members, 7 of whom are independent and 4 of whom reflect diversity in gender, ethnicity, or race.
•Since 2020, 4 new Board members have been added to the Board.
•There are 3 standing committees, each made up entirely of independent directors.
•The independent directors meet regularly without management present.
Board Practices
•The Board and its committees each perform a self-evaluation on an annual basis.
•The Board imposes age limits on independent directors.
•Each standing committee operates under a committee charter.
•The Board oversees risk management practices. The Board and the Audit Committee are responsible for data privacy oversight.
•The Board regularly receives information concerning, and provides input on, succession planning.
•The Board and its committees met 27 times in 2025.
•The Compensation Committee annually reviews the performance of our Chief Executive Officer, with the participation of all of our independent directors.
•The Nominating Committee performs an annual performance evaluation of the Chair of the Board.
•We have adopted a Code of Business Conduct and Ethics, which outlines our insider trading, anti-corruption and anti-bribery policies, and a Code of Ethics for Senior Officers, which outlines additional responsibilities for those individuals. We also have adopted Corporate Governance Guidelines, and a Human Rights Policy, each of which is available on our website at www.clearwaterpaper.com under “Investors” then “Governance.”
•We do not have a “poison pill” in place.
•We adopted a clawback policy in compliance with the Dodd-Frank Act titled “Policy Relating to Recovery of Erroneously Awarded Compensation” which is available as an Exhibit to our Annual Report on Form 10-K.
Leadership Structure
•The Chair of the Board and the CEO are separate.
Voting and Nominating
•There is a majority voting requirement in uncontested director elections.
•Each share of Clearwater Paper is entitled to only one vote.
•At the 2024 annual meeting of stockholders, the stockholders approved the restated certificate of incorporation to declassify the Board. In accordance with those changes, our Board’s class terms are being eliminated over a three-year period that commenced with the 2025 annual meeting of stockholders and will provide for an annual election of all directors commencing with the 2027 annual meeting of stockholders.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

BOARD OF DIRECTORS

	Arsen S. Kitch, 44 President and Chief Executive Officer		Alexander Toeldte, 66 Independent Board Chair
	Tenure: 6 years | Other Public Boards: 0		Tenure: 10 years | Other Public Boards: 0
Compensation
Audit

	Jeanne M. Hillman, 66 Independent		Christine M. Vickers Tucker, 58 Independent
	Tenure: 3.5 years | Other Public Boards: 0		Tenure: 4.9 years | Other Public Boards: 0
Nom. & Gov.		Compensation
Audit		Nom. & Gov.

	Ann C. Nelson, 66 Independent		John J. Corkrean, 60 Independent
	Tenure: 5.9 years | Other Public Boards: 1		Tenure: 6.9 years | Other Public Boards: 0
Nom. & Gov.		Audit
Audit		Compensation

	Joe W. Laymon, 73 Independent		John P. O'Donnell, 65 Independent
	Tenure: 6.9 years | Other Public Boards: 1		Tenure: 10 years | Other Public Boards: 0
Compensation		Compensation
Nom. & Gov.		Audit

COMMITTEE PARTICIPATION:	Chair	Member
Audit - Audit Committee Compensation - Compensation Committee Nom. & Gov. - Nominating and Governance Committee
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

BOARD SKILLS SUMMARY

Our Board of Directors possesses diverse experience and perspectives in various areas critical to our business. The Board’s collective knowledge ensures appropriate management and risk oversight and supports our goal of creating long-term sustainable stockholder value.
	John J Corkrean	Jeanne M. Hillman	Arsen S. Kitch	Joe W. Laymon	Ann C. Nelson	John P. O’Donnell	Alexander Toeldte	Christine M. Vickers Tucker
Senior Executive/Strategic Leadership: Senior leadership experience in complex public and private organizations as an officer or board member	●	●	●	●	●	●	●	●
Sustainable Manufacturing/Supply Chain: Experience and responsibility for managing or overseeing sustainable manufacturing operations and/or supply chain logistics of a company			●	●		●	●
Strategy/M&A: Strategic planning, merger and acquisition and/or divestiture experience	●	●	●	●	●	●	●	●
Paper/Paperboard Industry: Experience with the pulp and paperboard industry	●	●	●	●	●	●	●
Human Capital Management & Executive Compensation: Experience in human resources, diversity and inclusion, leadership development, talent management, executive compensation issues, and/or health and safety
	●	●	●	●	●	●	●	●
Audit/Accounting/Finances: Experience preparing, auditing, analyzing, or evaluating financings and financial statements for a complex business	●	●	●		●	●	●
Other Board Experience: Corporate governance experience gained as a director of a publicly listed company or other complex organization				●	●	●	●	●
Cybersecurity: Experience with cybersecurity risk management	●	●		●	●		●
Sustainability Implementation: Experience with implementation of sustainability practices		●	●	●	●	●	●	●
Risk Management: Experience with financial and/or operational risk management	●	●	●	●		●	●	●
Sales/Marketing: Experience with sales and/or marketing.						●		●

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

DIRECTOR NOMINEES
This table provides a summary of information regarding our five director nominees.

					Current Committee Memberships
Name	Age	Director Since	Current Principal Occupation	Independent	Audit	Compensation	Nominating and Corporate Governance	Other Public Boards
Jeanne M. Hillman	66	2022	Retired VP	Yes	*		*	0
Joe W. Laymon	73	2019	Retired VP	Yes		*	*	1
Ann C. Nelson	66	2020	Retired Partner	Yes	*		*	1
John P. O'Donnell	65	2016	Retired CEO	Yes	*	*		0
Christine M. Vickers Tucker	58	2021	Retired VP	Yes		*	*	0
The average tenure of our continuing independent directors is 6.8 years. At the Annual Meeting, our stockholders will be asked to elect five individuals to serve as directors until the 2027 annual meeting of stockholders. See “Proposal No. 1—Election of Directors.” Our Amended and Restated Bylaws require our directors to be elected by a majority vote of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. Our Board of Directors was previously divided into three classes serving staggered three-year terms. At the 2024 annual meeting of stockholders, the stockholders approved the amendment to the Restated Certificate of Incorporation to declassify the Board. In accordance with those changes, our Board’s class terms are being eliminated over a three-year period that commenced with the 2025 annual meeting of stockholders and we will hold annual elections of all directors commencing with the 2027 annual meeting of stockholders. The directors elected this year will be elected on an annual basis going forward.
Below are the names and ages of our eight directors as of the date of this proxy statement, the year each became a director, each director’s principal occupation or employment for at least the past five years, and other public company directorships held by each director during the past five years. Unless authority is withheld, the persons named as proxies in the voting materials made available to you or in the accompanying proxy will vote for the election of the nominees listed below. We have no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, the persons named as proxies will have discretionary authority to vote for a substitute nominee.
NOMINEES FOR ELECTION AT THIS MEETING FOR A TERM EXPIRING IN 2027
Jeanne M. Hillman
Biography: Ms. Hillman (age 66) has been a director since October 2022 including as chair of our
Nominating Committee since May 2025. Ms. Hillman retired from Weyerhaeuser (NYSE:WY), a timber, wood products manufacturing and real estate company in March 2020, as vice president enterprise technology and governance, starting in that role in May 2019, where she oversaw a multi-year SAP system upgrade while concurrently serving as chief accounting officer, starting in that role in 2006. From October 2010 to August 2013, she served as vice president, finance operations for Weyerhaeuser's wood products business improvement initiative. She held senior financial roles with accountability for strategic planning, capital investment, and multiple acquisitions and divestitures from 2002 through 2016.
Qualifications: Our Nominating Committee believes Ms. Hillman’s experience in the wood products industry, financial expertise, governance, information technology, M&A, business operations, strategic planning and executive management experience make her an asset to our Board.
Joe W. Laymon
Biography: Mr. Laymon (age 73) has been a director since May 2019. Mr. Laymon served as vice president, human resources and corporate services at Chevron Corporation (NYSE:CVX), a leading global integrated energy company from 2008 until his retirement in 2017.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Current Public Directorships: Mr. Laymon has served on the board of directors for Peabody Energy (NYSE:BTU), a global coal company, since 2017 and serves as the chair of the compensation committee as well as a member of the health, safety, security & environmental committee.
Qualifications: Our Nominating Committee believes Mr. Laymon’s leadership and executive compensation, diversity and inclusion, sustainability, cybersecurity, and human capital management experience and experience as a chair of the compensation committee of another public company make him an asset to our Board.
Ann C. Nelson
Biography: Ms. Nelson (age 66) has been a director since May 2020. Ms. Nelson served as a lead audit partner of KPMG, LLP, an audit services firm, from May 1994 until her retirement in September 2019. Prior to that, starting in August 1982, she served in various positions with KPMG including lead client partner on a variety of accounts in the forest products and paper industries.
Current Public Directorships: Ms. Nelson has served as a director and chair of the audit committee of Rayonier, Inc. (NYSE: RYN), a timber REIT, since 2020 and is a member of the compensation and management development committee.
Qualifications: Our Nominating Committee believes Ms. Nelson’s leadership capabilities, knowledge of the paper industry as well as experience with cybersecurity, and human capital management, expertise in accounting and financial reporting, and experience as a chair of the audit committee of another public company make her an asset to our Board.
John P. O'Donnell
Biography: Mr. O’Donnell (age 65) has been a director since April 2016, including chair of our Nominating Committee since May 2020. Mr. O’Donnell served as president and CEO of Neenah, Inc. (NYSE: NP), a global specialty materials company, from May 2011 and as a director from November 2010 until his retirement in July 2020. He served as Neenah Inc.’s COO from June 2010 to May 2011 and as president, fine paper from 2007 to June 2010. Mr. O’Donnell was employed by Georgia-Pacific Corporation from 1985 until 2007 and held increasingly senior management positions in the consumer products division where he served as president of the North American retail business from 2004 through 2007, and as president of the North American commercial tissue business from 2002 through 2004.
Qualifications: Our Nominating Committee believes Mr. O’Donnell’s leadership, strategic planning, human capital management, M&A, supply chain and consumer product paper industry experience make him an asset to our Board.
Christine M. Vickers Tucker
Biography: Ms. Vickers Tucker (age 58) has been a director since May 2021. Ms. Vickers Tucker served as the vice president and general manager of The Clorox Professional Products Company, a business unit of The Clorox Company, (NYSE:CLX), a leading manufacturer and marketer of consumer and professional products, from April 2020 until her retirement in October 2021. Prior to that she was the vice president and general manager of The Clorox Professional Products Company & Retail Laundry Division from September 2018 to April 2020, and vice president and general manager of The Clorox Professional Products Company from October 2014 through October 2021, and vice president and general manager of The Clorox Company of Canada from October 2012 through October 2014. Previously she held various managerial, sales and marketing positions within The Clorox Company beginning with associate marketing manager at Hidden Valley, Clorox Bleach, Pine-Sol Brands starting in August 1995.
Qualifications: Our Nominating Committee believes Ms. Vickers Tucker’s knowledge of and experience with human capital management, professional and consumer products, strategic planning, business-to-business sales and marketing and manufacturing operations make her an asset to our Board.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

DIRECTORS CONTINUING IN OFFICE UNTIL 2027
John J. Corkrean
Biography: Mr. Corkrean (age 60) has been a director since May 2019, serving as chair of our Audit Committee since September 2019. Mr. Corkrean currently serves as executive vice president and chief financial officer for H.B. Fuller Company (NYSE:FUL), a global adhesive, sealants and chemical products manufacturer, a position he has held since 2016. Prior to that he was employed by Ecolab for 17 years in a series of financial leadership roles including from 2014 through 2016 as senior vice president, finance for the global energy service division.
Qualifications: Our Nominating Committee believes Mr. Corkrean’s financial, cybersecurity, executive compensation, public company expertise and leadership background make him an asset to our Board.
Arsen S. Kitch
Biography: Mr. Kitch (age 44) has been a director since April 1, 2020. He has served as the company’s president and CEO since April 1, 2020. He served as the company’s senior vice president, general manager, consumer products division from May 2018 to April 2020 and served as vice president, general manager, consumer products division from January 2018 to May 2018. He served as the company’s vice president, finance and vice president financial planning and analysis from January 2015 through December 2017, and served as senior director, strategy and planning from August 2013 through December 2014.
Qualifications: Our Nominating Committee believes, as the CEO, Mr. Kitch’s knowledge of our day-to-day operations and the effectiveness of our business strategies provides a valuable perspective to the Board. Additionally, Mr. Kitch’s experience, knowledge, skills and expertise acquired having served as CEO, Senior Vice President of a major division, and Vice President in the financial and strategical planning aspects of the company, M&A, human capital management, and sustainability experience make him an asset to our Board.
Alexander Toeldte
Biography: Mr. Toeldte (age 66) has been a director since April 2016, serving as Chair of the Board since September 2018 including as Independent Executive Chair from March 2020 to May 2022. Mr. Toeldte served as the chairman of Jitasa, Inc., a privately held provider of accounting and financial management services for not-for-profit organizations from 2014 to 2022. He served as a director of Xerium Technologies, Inc. (NYSE:XRM), a global provider of industrial products and services from 2016 until the company’s sale in 2018 and was a member of its compensation and governance committees. He served as an operating director at Paine & Partners, LLC, a private equity firm until 2016. Mr. Toeldte served as president, CEO and a director of Boise Inc., a paper manufacturer, from February 2008 to 2013 and at Boise Cascade as its executive vice president, paper and packaging from October 2005 to 2008. Mr. Toeldte’s previous experience includes serving as executive vice president of Fonterra Co-operative Group, a New Zealand based global dairy company, and CEO of Fonterra Enterprises. Previously, Mr. Toeldte served in various capacities with Fletcher Challenge Limited Group, a New Zealand based natural resources conglomerate, including as Group CFO as well as CEO of publicly traded Fletcher Challenge Building and Fletcher Challenge Paper. He also served as chair of the board of publicly traded Fletcher Challenge Canada. Mr. Toeldte was a member of the board of the American Forest & Paper Association, which he chaired in 2012, from 2008 to 2013 and from 2020 to 2022. Before his executive career Mr. Toeldte was a partner at McKinsey in Canada and Sweden.
Qualifications: Our Nominating Committee believes Mr. Toeldte’s global experience in the consumer products and paper industries, along with experience in other related industries, executive compensation, financial expertise, M&A, and leadership and board experience make him an asset to our Board.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of February 28, 2026 by each person known to us to beneficially own more than 5% of our outstanding common stock, each of our directors, each named executive officer, and all directors and executive officers as a group. Except with respect to our 5% stockholders, beneficial ownership information is based on information available to the Company as of February 28, 2026. The percentage ownership amounts shown in the table are based on 16,038,485 shares of common stock outstanding as of February 28, 2026. Under SEC rules, beneficial ownership includes shares over which a person has voting or investment power and any shares that such person has the right to acquire within 60 days of February 28, 2026. The information regarding beneficial ownership of each 5% stockholder is based solely on Schedule 13G or Schedule 13G/A filings made with the Securities and Exchange Commission. The number of shares reported for such stockholders reflects the amounts disclosed in those filings, and the Company has not independently verified such information.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned		Percent of Class	Common Stock Units (1)
Stockholders Owning More Than 5%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	1,407,064	(2)	8.8%
Southeastern Asset Management, Inc. 5100 Poplar Avenue Suite 2450 Memphis, TN 38137	1,380,930	(3)	8.6%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	1,373,009	(4)	8.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,201,708	(5)	7.5%
Directors and Named Executive Officers
John J. Corkrean	—		*	22,683
Jeanne M. Hillman	—		*	18,136
Arsen S. Kitch	293,807	(6)	1.8%	—
Joe W. Laymon	—		*	22,683
Ann C. Nelson	3,000		*	17,458
John P. O'Donnell	—		*	30,439
Alexander Toeldte	—		*	33,721
Christine M. Vickers Tucker	—		*	13,405
Sherri J. Baker	5,970	(7)	*	—
Steve M. Bowden	62,586	(8)	*	—
Michael S. Gadd	103,600	(9)	*	—
Kari G. Moyes	89,675	(10)	*	—
Matthew D. Passarello	2,097	(11)	*	—
Directors and Executive Officers as a Group
(14 persons)	380,392	(12)	2.4%	158,529**
* Less than 1%.
** Amount will not sum due to rounding.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

(1) Represents vested common stock units as of February 28, 2026 and common stock units for directors that will vest within 60 days of February 28, 2026.
(2) Based on the stockholder’s Schedule 13G/A filed on February 9, 2024 with the SEC. The stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over all of these shares, and sole voting power over 1,387,893 of these shares as of December 29, 2023 (subject to the provisions of Note 1 of such 13G/A), however, Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.
(3) Based on the stockholder’s Schedule 13G/A filed on February 13, 2026 with the SEC. The stockholder serves as an investment company registered under section 8 of the Investment Company Act of 1940 and as an investment advisor with sole voting over and dispositive power over 2,095 shares and shared voting and dispositive power over 1,378,835 shares as of December 31, 2025. The Schedule indicates that the shared voting and dispositive power of 1,378,835 shares is held with Longleaf Partners Small-Cap Fund.
(4) Based on the stockholder’s Schedule 13G/A filed on January 21, 2026 with the SEC. The stockholder serves as a parent holding company registered under the Investment Advisors Act, with sole dispositive power over all of these shares and sole voting power over 1,356,911 of these shares of common stock as of December 31, 2025. The Schedule indicates that sole dispositive power over all these shares is held as of December 31, 2025, by the following subsidiaries of BlackRock, Inc.: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC.
(5) Based on the stockholder’s Schedule 13G/A filed on February 13, 2024 with the SEC. The stockholder serves as an investment advisor registered under the Investment Advisors Act, with sole dispositive power over 1,156,659 of these shares, shared dispositive power over 45,049 of these shares, and shared voting power over 29,994 of these shares as of December 29, 2023.
(6) Mr. Kitch’s shares include (i) 10,830 shares of common stock exercisable under vested stock options and (ii) 36,180 restricted stock units that will vest within 60 days of February 28, 2026.
(7) Ms. Baker’s shares include 4,381 restricted stock units that will vest within 60 days of February 28, 2026.
(8) Mr. Bowden’s shares include 5,479 restricted stock units that will vest within 60 days of February 28, 2026.
(9) Mr. Gadd’s shares include (i) 28 shares of common stock held in Mr. Gadd’s individual account under our 401(k) employee savings plan, (ii) 17,400 shares of common stock exercisable under vested stock options, and (iii) 4,711 restricted stock units that will vest within 60 days of February 28, 2026.
(10) Ms. Moyes’s shares include (i) 13,809 shares of common stock exercisable under vested stock options, and (ii) 5,150 restricted stock units that will vest within 60 days of February 28, 2026.
(11) Mr. Passarello’s shares include 1,561 shares of restricted stock units that will vest within 60 days of February 28, 2026.
(12) The group’s shares include 55,337 restricted stock units that will vest within 60 days of February 28, 2026.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES; CODE OF BUSINESS CONDUCT AND ETHICS
We have established a corporate governance program to help guide our company and our employees, officers and directors in carrying out their responsibilities and duties as well as to set standards for their professional conduct. Our Board has adopted Corporate Governance Guidelines, or Governance Guidelines, which provide standards and practices of corporate governance that we have designed to help contribute to our success and to assure public confidence in our company. Our Governance Guidelines may be found on our website at www.clearwaterpaper.com under “Investors,” then “Governance.” In addition, all standing committees of the Board operate under charters that describe the responsibilities and practices of that committee.
We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which provides ethical standards and corporate policies that apply to all our directors, officers and employees. Our Ethics Code requires, among other things, that our directors, officers and employees act with integrity and the highest ethical standards, comply with laws and other legal requirements, engage in fair competition, avoid conflicts of interest, and otherwise act in our best interests. We have also adopted a Code of Ethics for Senior Officers that applies to senior management and provides for accurate, full, fair and timely financial reporting and the reporting of information related to significant deficiencies in internal controls, fraud and legal compliance.
We have established procedures for confidentially and anonymously reporting concerns and potential violations regarding accounting, internal controls and auditing matters, as well as concerns regarding, or potential violations of, our ethics codes and other matters.
DIRECTOR INDEPENDENCE
The role of our Board is to oversee and provide policy guidance on our business and affairs. The Board believes that it will best serve our stockholders if the majority of its members are independent. As of March 10, 2026, our Board had eight members, seven of whom are outside (non-employee) directors. The Chair of our Board, Alexander Toeldte, is an outside director. With the exception of Arsen S. Kitch, our President and Chief Executive Officer, the Board has determined that none of our directors or their immediate family members have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and none of our directors or their immediate family members are employees of our independent registered public accounting firm, KPMG LLP. All our outside directors are independent within the meaning of the New York Stock Exchange, or NYSE, listing standards and our Director Independence Policy.
Our Board meets regularly in executive session, during their scheduled meetings, without members of management present and as the Board or its individual members deem necessary. Mr. Toeldte, as the Chair, presides over these sessions. Each standing committee of the Board, during their scheduled meetings, also regularly meets in executive session and as the committee or its individual members deem necessary. Our directors are also invited to attend the meetings of committees of which they are not members and regularly do so.
BOARD AND COMMITTEE MEETINGS
Our Board and its committees met a total of 27 times in 2025. All directors serving in 2025 attended all Board meetings and all Board committee meetings for which they were a committee member during 2025. The Board does not have a policy requiring director attendance at annual meetings of our stockholders. However, all our directors attended our 2025 annual meeting of stockholders and we anticipate that all will attend our 2026 Annual Meeting.
NOMINEES FOR DIRECTOR
Our Nominating Committee is responsible for identifying, evaluating, recruiting and recommending qualified candidates to our Board for nomination or election. The Board nominates directors for election at each annual meeting of stockholders and may elect new directors to fill vacancies if they occur.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Our Board strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of and in the best interest of all stockholders. While we do not have a formal policy or requirement with respect to director diversity, we value members who represent diverse backgrounds and viewpoints and strive towards a board composition that encompasses such diversity. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our Nominating Committee seeks to ensure that a majority of our directors are independent under NYSE rules as well as our policies, and that one or more of our directors is an “Audit Committee Financial Expert” under SEC rules.
Prior to our Annual Meeting of Stockholders, our Nominating Committee identifies director nominees by first evaluating the current directors whose terms will expire at the Annual Meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the Board for any particular talents and experience. If a director no longer wishes to continue in service, if the Nominating Committee decides not to re-nominate a director, or if a vacancy is created on the Board because of a resignation or an increase in the size of the Board or other event, then the committee considers whether to replace such director or to decrease the size of the Board. If the decision is to replace a director, then the Nominating Committee considers various candidates for Board membership, including those suggested by committee members, by other Board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the Nominating Committee based on the membership criteria described above and set forth in our Governance Guidelines.
The Nominating and Governance Committee will consider potential director nominees recommended by any record or beneficial stockholders. A stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee must notify our Corporate Secretary in writing at our principal executive office located at 601 West Riverside Avenue, Suite 300, Spokane, WA 99201. Each notice must include the information about the prospective nominee as would be required under our Amended and Restated Bylaws, or Bylaws. Such notice must be delivered to our offices by the deadline relating to stockholder proposals to be considered for inclusion in our proxy materials, as described under “General Information—Stockholder Proposals for 2027” in this proxy statement.
Each notice delivered by a stockholder who wishes to recommend a prospective nominee to the Board for consideration by the Nominating Committee generally must include the following information about the prospective nominee:
•the name, age, business address and residence address of the person;
•the principal occupation of the person;
•the number of shares of Clearwater Paper common stock owned by the person;
•statement whether the person, if elected, intends to tender an irrevocable resignation effective upon (i) such person’s failure to receive the required vote for re-election and (ii) acceptance of such resignation by the Board;
•a description of all compensation and other relationships during the past three years between the stockholder and the person;
•any other information relating to the person required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended; and
•the person’s written consent to serve as a director if elected.
The Nominating Committee may require any prospective nominee recommended by a stockholder to furnish such other information as the Nominating Committee may reasonably require to determine the eligibility of such person to serve as an independent director or that could be material to a stockholder’s understanding of the independence, or lack thereof, of such person.
The foregoing is only a summary of the detailed requirements set forth in our Bylaws regarding director nominations by stockholders that would apply when a stockholder wishes to recommend a prospective nominee
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

to the Board for consideration by the Nominating Committee. A more detailed description of the information that must be provided as to a prospective nominee is set forth in Article 3 of our Bylaws, which are available on our website at www.clearwaterpaper.com by selecting “Investors” and then “Governance.”
BOARD SUCCESSION PLANNING AND RECRUITMENT
Identifying and recommending qualified individuals for appointment or election to our Board with an evaluation based on the requirements in our Bylaws and Corporate Governance Guidelines is a core responsibility of the Nominating Committee. The committee carries out this responsibility through a year-round process described below.

1	4	2	4	3	4	4
Evaluation of Board Composition		Candidate Recruitment		Candidate Evaluation		Recommendation to the Board

The committee evaluates the Board’s membership needs based on a variety of factors.		If the committee determines that there is a need for new candidates, individuals are identified through a variety of methods, including stockholder recommendation.		Candidates are evaluated on whether they exhibit certain core attributes that our committee looks for in all candidates, as well as particular needs of the Board at the time.		The committee recommends to the full Board for nomination or appointment to the Board.

Evaluation of Board Composition
Each year the Nominating Committee evaluates the size and composition of the Board to assess whether they are appropriate in light of the company’s evolving needs. In making this evaluation, the committee considers the company’s strategic direction, current director qualifications, the results of Board and committee self-assessments, and legal and investor relations review.
Board Refreshment
Our Board recognizes the importance of member refreshment to bring new perspectives, backgrounds, and skill sets to the Board, while maintaining a balance of experience and continuity. In 2026, our Board amended our Corporate Governance Guidelines to provide that prior to a director’s nomination for a term during he or she will attain age 72 or older, he or she will submit a letter of resignation to the Board to be effective at the end of such term and any subsequent terms. The resignation will be considered for acceptance annually by the Board, after consultation with the Nominating and Corporate Governance Committee. After reaching the age of 75, no person shall be eligible for nomination as a director.
BOARD LEADERSHIP STRUCTURE
Traditionally, the Board has elected to appoint one of its independent members to serve as Chair. In that role, Alexander Toeldte acts as the lead independent director and, among other responsibilities, provides an independent contact to allow the other directors to communicate their views and concerns to management as well as presides over non-management executive sessions of Board meetings. Our Board believes that an independent Chair with prior corporate governance experience combined with a President and CEO who manages the day-to-day operations of our company while also serving as a director, provides our Board with an optimal balance in terms of leadership structure at this point in time.
In the future, the Board may elect to have the role of Board Chair and CEO performed by the same person. If we were to adopt that structure, the Board would appoint one of its independent members to serve as Vice Chair, who would act as the lead independent director and, among other responsibilities, provide an independent contact to allow the other directors to communicate their views and concerns to management as well as preside over non-management executive sessions of Board meetings.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

BOARD COMMITTEES
Our Board currently has three standing committees, as described below. The current charters of each of these committees are available on our website at www.clearwaterpaper.com by selecting “Investors” and then “Governance.”

Audit Committee	Description and Key Responsibilities
 Members:
• John J. Corkrean* (Chair) (since May 2019 and
   Chair since September 2019)
• Jeanne M. Hillman* (since October 2022)
• Ann C. Nelson* (since May 2020)
• John P. O’Donnell* (since May 2020)
• Alexander Toeldte* (since May 2025)

* Audit Committee financial expert as defined by NYSE and SEC rules.

Meetings in 2025: 8

Average Attendance in 2025: 100%

Independence: 100%

• Assists the Board in its oversight of our accounting, financial reporting, and internal accounting control matters
• Reviews the quarterly and audited annual financial statements (as more fully described in its charter)
• Exercises sole authority to select, compensate and terminate our independent registered public accounting firm as well as the committee’s own consultants and advisors
• Oversees the appointment, compensation and replacement of our head of internal audit
• Reviews our Related Person Transactions Policy and considers any related person transactions. See “Transactions with Related Persons.”
• Pre-approves the independent registered public accounting firm’s audit fees and non-audit services and fees in accordance with criteria adopted by the committee
• Review the company’s policies and programs for addressing data protection as it relates to the committee’s oversight of financial risk, including both privacy and security
• Assists the Board in its oversight of the cybersecurity programs of the company

Compensation Committee	Description and Key Responsibilities
 Members:
• John P. O’Donnell (Chair) (since May 2025 and
  Chair since May 2025)
• John J. Corkrean (since May 2020)
• Joe W. Laymon (since May 2019)
• Alexander Toeldte (since May 2017)
• Christine M. Vickers Tucker (since May 2021)

Meetings in 2025: 6

Average Attendance in 2025: 100%

Independence: 100%

• Oversees our executive compensation and benefits programs, including establishing the performance measurements and targets for executive officers’ incentive pay
• Annually reviews and approves executive compensation
• Coordinates with our Board Chair the annual performance review of our Chief Executive Officer
• Reviews the “Executive Compensation Discussion and Analysis” contained in this proxy statement and recommends its inclusion to the full Board for approval
• Exercises sole authority to select, compensate and terminate its own compensation consultants or other advisors
• Reviews the development and implementation of the company’s practices, strategies, and policies used for recruiting, managing, and developing employees (i.e., human capital management) and for focusing on diversity and inclusion, workplace environment and safety, and corporate culture

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Nominating and Corporate Governance	Description and Key Responsibilities
 Members:
• Jeanne M. Hillman (Chair) (since May 2025 and
  Chair since May 2025)
• Joe W. Laymon (since May 2019)
• Ann C. Nelson (since May 2020)
• Christine M. Vickers Tucker (since May 2022)

Meetings in 2025: 4

Average Attendance in 2025: 100%

Independence: 100%

• Identifies, evaluates, recruits and recommends to the Board nominees for election as directors
• Develops and recommends to the Board corporate governance principles
• Oversees the evaluation of the Board and assists in the evaluation of management
• Director succession planning is also a focus of the Nominating Committee with striking a balance between Board refreshment and the need for new or additional skill sets with maintaining the institutional knowledge about our business and operating history
• Exercises sole authority to select, compensate and terminate its own consultants and advisors
• Assists the Board in its review of the development, oversight, and implementation of the company’s sustainability policies, programs, and practices, and discusses with management such matters, including environmental protection, community and social responsibility, and human rights

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

BOARD AND RISK OVERSIGHT

BOARD OF DIRECTORS
•Responsible for overseeing company-wide risk management both directly and through its three standing committees
Audit Committee	Nominating and Governance Committee	Compensation Committee
•Oversees internal audit function which provides ongoing assessment of risk management processes •Material financial risk oversight, and management risk assessment process •Cybersecurity	•Corporate governance structure and succession planning •Sustainability efforts	•Compensation program and policy related risk •Human capital management and strategies, with related risks

MANAGEMENT
•Responsible for day-to-day management of risk
•Reports to the Board and the committees of the Board regarding risk and mitigation efforts
•Coordinates risk management activity via its Risk Management Committee staffed with subject matter experts from across the organization

Board of Directors
One of the responsibilities of our Board is to provide oversight of our risk management practices in order to ensure appropriate risk management systems are employed throughout the company. Management, which is responsible for the day-to-day assessment and mitigation of our risks, utilizes an enterprise risk management, or ERM, program, which is an enterprise-wide program designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. To assist and strengthen management’s risk assessment and mitigation efforts, we have a Risk Management Committee whose management members represent a company-wide perspective and provide subject matter expertise as part of our ERM process. Through the ERM process, management identifies, monitors, and mitigates risks and regularly reports to the Board or a committee of the Board as to the assessment and management of those risks.
The Board’s standing committees support the Board by regularly addressing various issues within their respective areas of oversight. Each of the committee chairs, as appropriate, reports to the full Board at regular meetings concerning the activities of the committee, any significant issues it has discussed, and the actions taken by the committee.
The Board’s role in risk oversight is consistent with its leadership structure. We believe that our Board’s leadership structure facilitates its oversight of our risk management practices by combining the day-to-day knowledge of our business possessed by our President and CEO as a member of the Board, with the independence provided by our Independent Chair and independent Board committees.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Audit Committee
The Audit Committee’s responsibilities include reviewing and overseeing major financial risk and cybersecurity exposures and the steps management has taken to monitor and control these exposures. As sustainability matters have become a part of regular public company reporting obligations, the Audit Committee is involved in the oversight of such reporting and any related and required controls. Our Audit Committee also reviews with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting. Additionally, our head of Internal Audit provides the Audit Committee with regular updates on our systems of internal controls over financial reporting, and our General Counsel reviews with the committee significant litigation, claims and regulatory and legal compliance matters.
Compensation Committee
The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from our compensation policies and programs. Each year management and the Compensation Committee review whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the company. The Compensation Committee is also responsible for overseeing and reviewing development and implementation of company practices, strategies and policies with respect to human capital management.
Nominating and Governance Committee
The Nominating Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks related to corporate governance structures and processes. In addition to Board-related duties, the Nominating Committee is responsible for overseeing and reviewing sustainability efforts with senior management across various company functions.
Cybersecurity
A critical aspect of our risk mitigation is cybersecurity, which we prioritize across our enterprise and regularly review with our Board. We use a risk assessment methodology derived from industry standards to identify, rank, and remediate cybersecurity risks. We also model our security policies on National Institute of Standards and Technology (NIST) standards and employ a cybersecurity architecture that relies on defensive, in-depth strategies to protect the company against continually evolving security threats.
Our comprehensive security framework spans IT and OT systems, incorporating advanced concepts such as Secure Access Service Edge (SASE), Zero Trust Architecture, Threat Intelligence, and AI-driven anomaly detection. Key components of our approach include Secure Identity and Privileged Access Management, Adaptive Multi-Factor Authentication, System Hardening, and robust system logging.
Clearwater Paper’s IT security is managed by a dedicated 24x7 security operations center that reviews security threats using an AI and machine-learning-enabled SIEM system that collects and collates events and logs from infrastructure devices and business applications. In addition, we reinforce our back-end security practices with required annual security awareness training for system users and periodic phishing and other security simulations to reinforce security concepts. Training content is provided and updated periodically by a leading security training company. We experienced no security breaches during 2025.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
John J. Corkrean, Kevin J. Hunt, Joe W. Laymon, John P. O’Donnell, Alexander Toeldte and Christine M. Vickers Tucker each served as a member of our Compensation Committee during 2025. All are outside directors, and none of our named executive officers served as a director or as a member of a compensation committee of any business entity employing any of our directors during 2025.
COMMUNICATIONS WITH DIRECTORS
Stockholders and interested parties may contact our directors to provide comments, to report concerns, or to ask a question, by mail at the following address:
Corporate Secretary
Clearwater Paper Corporation
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

601 West Riverside Avenue, Suite 300
Spokane, WA 99201
Stockholders and interested parties may also communicate with our directors as a group by using the form on our website at www.clearwaterpaper.com, by selecting “Investors,” then “Governance” and “Contact the Board.”
All communications received will be processed by our Corporate Secretary. We forward all communications, other than those that are unrelated to the duties and responsibilities of the Board, to the intended director(s).
Our Audit Committee has established procedures to address concerns and reports of potential irregularities or violations regarding accounting, internal controls and auditing matters. Reports may be made on a confidential and anonymous basis. All such reports are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to our public website at www.clearwaterpaper.com, and selecting “Investors,” then “Governance,” and “Procedures for the Reporting of Questionable Accounting and Auditing Matters.” Reports may also be made via the hotline provider’s website that is accessed through our intranet website.
TRANSACTIONS WITH RELATED PERSONS
Securities laws require us to disclose certain business transactions that are considered related person transactions. In order to comply with these requirements, our Board has adopted a Related Person Transactions Policy that applies to our directors and executive officers, any beneficial owner of more than 5% of our voting stock, any immediate family member of any of the foregoing persons, and any entity that employs any of the foregoing persons, or in which any of the foregoing persons is a general partner, principal or 10% or greater beneficial owner. Transactions covered by this policy are those in which (a) we or any of our subsidiaries participate, (b) the amount involved exceeds $120,000, and (c) any related person had, has, or will have a direct or indirect material interest, as defined in the policy.
Any proposed related person transaction is reviewed by our Audit Committee at its next regularly scheduled meeting, unless our Corporate Secretary or General Counsel determines that it is not practicable or desirable to wait until the next scheduled meeting for a particular transaction, in which case the Chair of the Audit Committee has the authority to review and consider the proposed transaction. Only those transactions determined to be fair and in the company’s best interests are approved, after taking into account all factors deemed relevant by the Audit Committee, or its Chair, as the case may be. If the Chair approves any related person transaction, then that approval is reported to the Audit Committee at its next regularly scheduled meeting.
We did not conduct any transactions with related persons in 2025 that would require disclosure in this proxy statement or that required approval by the Audit Committee pursuant to the policy described above.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

COMPENSATION OF DIRECTORS
2025 COMPENSATION OF NON-EMPLOYEE DIRECTORS

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
John J. Corkrean	$132,500		$128,538	$—	$261,038
Jeanne M. Hillman	116,346	(3)	128,538	—	244,884
Kevin J. Hunt	44,835	(4)	128,538	—	173,373
Joe W. Laymon	105,000		128,538	—	233,538
Ann C. Nelson	112,500		128,538	—	241,038
John P. O'Donnell	125,742		128,538	—	254,279
Alexander Toeldte	219,863		128,538	—	348,400
Christine M. Vickers Tucker	105,000		128,538	—	233,538
(1) Represents annual retainers for 2025, as well as any amounts earned for service as Chair or committee Chair as well as committee membership retainers.
(2) This column shows the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of stock units granted in 2025. In accordance with FASB ASC Topic 718, the grant date fair value reported for all stock units was computed by multiplying the number of stock units by the closing price of our stock on the grant date. The aggregate number of vested and unvested phantom common stock units credited for service and deferred fees as a director outstanding as of December 31, 2025 for each non-employee director was as follows: Mr. Corkrean— 27,426 units; Ms. Hillman— 21,495 units; Mr. Hunt— 17,659 units; Mr. Laymon— 27,426 units; Ms. Nelson— 22,202 units; Mr. O’Donnell—35,182 units; Mr. Toeldte—38,464 units and Ms. Vickers Tucker—18,148 units.
(3) In 2025, Ms. Hillman elected to defer receipt of a portion of her cash retainers and fees, which will be paid out according to her election under the Clearwater Paper Corporation Deferred Compensation Plan for Directors. Of the $116,346 reported here, Ms. Hillman received $23,269.23 in cash and the rest was deferred into phantom stock units per her deferral election. In connection with these deferrals, we credited 3,681 stock units to Ms. Hillman’s account for fees deferred in 2025. Such amounts were determined separately for each fee payment, which included pro-rata payments of the director’s annual retainer fee, by dividing the fee amount by the appropriate closing stock price pursuant to the plan. These stock units are included in Ms. Hillman’s aggregate number of phantom common stock units described in footnote 2.
(4) Mr. Hunt retired as of the May 2025 annual meeting of stockholders. His fees reflect fees earned through May.
During 2025, one of our directors, Arsen S. Kitch, also served as our CEO. As a result, he did not receive compensation for his services as a director during 2025. The compensation received by Mr. Kitch is shown in the “2025 Summary Compensation Table” provided elsewhere in this proxy statement.
Retainer and Fees
Our independent directors’ cash compensation in 2025 was at the following rates:

Annual retainer fee	$90,000
Annual retainer fee for Audit Committee membership	$15,000
Annual retainer fee for Compensation Committee membership	$7,500
Annual retainer fee for Nominating and Governance Committee membership	$7,500
Annual retainer fee for Chair (if not CEO)	$110,000
Annual retainer fee for Chair of the Audit Committee	$20,000
Annual retainer fee for Chair of the Compensation Committee	$15,000
Annual retainer fee for Chair of the Nominating and Governance Committee	$10,000
Attendance fee for each Board or Committee meeting in excess of 12 meetings, respectively	$1,500
We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and committee meetings as well as educational seminars and conferences.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Directors may defer receiving all or any portion of their fees under the terms of our Deferred Compensation Plan for Directors, or Director’s Plan. When a director elects to defer fees, he or she must elect a payment date or dates for the deferred amount and elect to have the deferred fees converted into phantom common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based on their election for receipt of the cash and the then market price of the common stock and paid to the director according to the plan the shares were deferred under.
Long-Term Incentive Awards
In May 2025, each of our outside directors then serving received an annual equity award that vests in May 2026. An outside director who joins the Board after the grant of the annual award receives a pro rata portion. These annual awards were granted in the form of phantom common stock units. The number of phantom common stock units actually awarded was determined by dividing $120,000 by the average closing price of a share of our common stock over a twenty-day period that ended on the date of the grant. The common stock units awarded are credited with additional common stock units equal in value to any dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units credited to the director are converted to cash based upon the then market price of the common stock and paid to the director according to the plan the shares were granted under.
DIRECTOR STOCK OWNERSHIP GUIDELINES AND LIMITATIONS ON SECURITIES TRADING
In the interest of promoting and increasing equity ownership by our directors and to further align our directors’ long-term interests with those of our stockholders, we have adopted stock ownership guidelines. Each director must acquire and hold, within five years of becoming a director, Clearwater Paper Corporation stock with a value of at least five times the annual cash retainer. Shares held in a brokerage account, an account with our transfer agent, or in the form of vested common stock units owned as a result of deferred director fees or annual equity awards paid under our company plans, all count towards the ownership requirement. The value of the shares held by a director will be measured by the greater of the value of the shares at (i) the time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. Each of our directors is in compliance with his or her current equity ownership requirement. The stock ownership of all our directors as of February 28, 2026 is presented in this proxy. See “Security Ownership of Certain Beneficial Owners and Management.”
Annually a report is presented to the Board detailing each director’s stock ownership and progress toward meeting these guidelines.
We have adopted an Insider Trading Policy and procedures applicable to our directors, officers, and employees, and have implemented processes for the company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Pursuant to our Insider Trading Policy, directors, officers and other employees, are prohibited from engaging in hedging or monetization transactions, including short sales of company securities, pledging company securities, purchasing company securities on margin and engaging in transactions in puts, calls or other derivatives trading on an exchange in regards to company securities.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

4. EXECUTIVE COMPENSATION DISCUSSION AND TABLES
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed the Executive Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the committee recommended to the Board that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2025 Annual Report on Form 10-K.

The Compensation Committee Members:

John P. O’Donnell, Chair John J. Corkrean Joe W. Laymon Alexander Toeldte Christine M. Vickers Tucker

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary	24	Long-Term Incentives	33
Company and Performance Highlights	25	2025-2027 LTIP Design	33
Listening to our Stockholders	25	2023-2025 LTIP Payout	34
2025 Executive Compensation Practices	26
2025 Executive Compensation Elements	28	Other Compensation Related Matters	35
2025 NEO Target Compensation	29	Compensation Committee Process	35
2025 Executive Compensation Peer Group	29	Other Compensation Matters	36
2025 Cash Incentives	30
2025 AIP Design	30	Executive Compensation Tables	38
2025 AIP Goals and Attainment	31	2025 Summary Compensation Table	38
NAMED EXECUTIVE OFFICERS
The following portion of our proxy statement discusses and analyzes the 2025 compensation programs and decisions applicable to the following executive officers of the company, which we sometimes refer to as the “named executive officers” or “NEOs”:

Named Executive Officers and Titles
Arsen S. Kitch, President and Chief Executive Officer
Sherri J. Baker, Senior Vice President, Finance and Chief Financial Officer
Steven M. Bowden, Senior Vice President, Commercial*
Kari G. Moyes, Senior Vice President*
Matthew D. Passarello, Senior Vice President, Supply Chain and Corporate Development
Michael S. Gadd, Former Senior Vice President*
     *Mr. Bowden, served as our Senior Vice President (SVP), Operations until January 1, 2026, when he became our SVP, Commercial. Ms. Moyes, previously our SVP, Human Resources, became Senior Vice President, effective January 1, 2026 and her departure from the Company is effective March 31, 2026. Mr. Gadd stepped down as SVP, General Counsel on July 1, 2025 and served as Senior Vice President until his retirement from the Company effective December 31, 2025.

EXECUTIVE SUMMARY
In 2025, our executives navigated a challenging business environment following our transformative 2024 transactions, reduced cost spend by $52.4 million, maintained the strength of our balance sheet and continued to streamline operations. Despite this effective execution of our strategy, increased industry supply prolonged the industry down cycle and continued downward pressure on financial performance. As a result, our 2025 financial performance fell short of the rigorous targets established by the Compensation Committee. Our annual incentive plan paid out 68.8% of target and our performance shares granted in 2023, which concluded their three-year performance period at the end of 2025, were not earned. Additionally, for 2025, we did not increase any executive’s base salary or target values under the long-term incentive plan and annual cash incentive plan.

2025 also represented our first full year operating as a single division company following the divestiture of the Consumer Products Division (CPD) and the expansion of our paperboard footprint through the Augusta facility acquisition. In connection with this transformation, for 2025, we updated the annual incentive plan metrics to reflect the operational and financial priorities of a single-division structure, including the introduction of a cost control component designed to reinforce disciplined expense management.

Additionally, in February 2025, the Committee approved a 24-month performance-based Transformational Award for each of our executives. This award will not be repeated. These awards payout in cash in two annual tranches, but only if we successfully meet pre-established annual financial goals that support our post-transformation strategy. This award and its goals are separate and are distinct from our annual cash incentive. For our CEO, the target for each Transformational Award tranche is equal to 25% of that year’s base salary. The 2025 tranche of the Transformational Award paid out at 100% of target, but when combined with the CEO's 2025 annual incentive, 2025 CEO cash payouts were below target and below 2024 cash payouts.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

KEY COMPENSATION AND PERFORMANCE HIGHLIGHTS

Key Compensation Decision
Our 2025 compensation decisions reflect a dual desire to lay the groundwork for future success while incentivizing our team to successfully execute our transformation into a focused supplier of paperboard. To that end, we:
•Except for non-recurring awards, did not increase our executives’ base salaries or incentive compensation opportunity.
•Focused the management team on a successful company transition by granting one-time Transformational Awards that vest in equally weighted tranches over 2 years only upon achieving annual single-division financial goals.
•Updated our annual incentive plan to reflect our single division structure and to add a cost reduction metric.

Company Performance	Compensation Attainment
•Adjusted EBITDA from continuing operations of $107 million* •1-year Cost Reductions of $52.4 million* •3-year Free Cash Flow of $113 million •3-year average ROIC of 6.3%	•2025 AIP: 68.8% of target •Transformational Awards - 2025 Tranche: 100% of target. •2023-2025 Performance Shares: 0%
*A reconciliation of Adjusted EBITDA from continuing operations and Cost Reductions can be found in our Appendix A to this Proxy Statement.
LISTENING TO OUR STOCKHOLDERS
We rely on stockholder outreach and engagement activities as well as more formal channels to communicate with stockholders. This includes the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at the Annual Meeting of our Stockholders. In 2025, our executive compensation program received majority support from our stockholders with almost 90% of votes cast in favor.
The Compensation Committee considered the strong stockholder support received for the Company’s 2024 executive compensation program and reaffirmed its commitment to maintaining a pay program that closely aligns compensation with operational execution and long-term stockholder value creation. Throughout 2025, the Committee remained focused on ensuring our compensation practices continued to reflect these principles. The Compensation Committee will continue to oversee and evaluate our executive compensation program to ensure it remains aligned with company performance and stockholder interests.

COMPENSATION PHILOSOPHY
Our compensation philosophy remains consistent—pay our executives competitively and ensure incentives are linked to individual and company performance. The objectives of our executive compensation program are to attract, retain, motivate, and reward executives in order to enhance the long-term profitability of the company, foster stockholder value creation, and align executives’ interests with those of our stockholders.
Our Compensation Committee works with its independent compensation consultant, Semler Brossy, and management, and uses its judgment in the design of and selection of performance metrics used in our executive compensation program. The committee strives to identify the financial, operational, and strategic levers that will help us achieve our overall business strategy in alignment with stockholders’ interests. We have consistently
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

included distinct financial metrics in our cash- and equity-based compensation programs to link our compensation to company performance.
EXECUTIVE COMPENSATION PRACTICES
Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

Compensation Practice

Independent Compensation Committee	The Compensation Committee consists entirely of independent directors.
Independent Compensation Consultant
The Compensation Committee utilizes an independent compensation consultant, Semler Brossy, which is retained directly by the Compensation Committee and provides no other compensation services to the company’s management.

Pay for Performance
The Compensation Committee is committed to overseeing, evaluating, and improving our executive compensation pay design and administration. The executive compensation mix is targeted to favor performance-based compensation. Executive compensation targets are determined on a case-by-case basis using competitive market data with a range of opportunities above and below target to reflect actual performance.

Risk Assessment	The Compensation Committee performs an annual review of the risks related to our compensation programs.
Performance Goals	We utilize key measures tied to operational, financial, and share performance as well as strategic accomplishments, with different goals used between our short- and long-term incentive plans.
Stock Ownership Guidelines	We require stock ownership by executives to further align our executives’ and stockholders’ interests.
Recoupment Policy	We have a clawback policy that complies with the Dodd-Frank Act.
Caps on Incentive Compensation	We impose a maximum limit on the amount of annual cash incentive and performance share payouts.
No Hedging or Pledging
Under our insider trading policy, all employees (including officers) are prohibited from short selling, purchasing on margin, pledging of company stock or other securities, and buying or selling puts or calls in company stock or other company securities.

Perks
We provide limited perks to executive officers related to (i) company programs for matching and charitable gifts, (ii) home office stipends that do not exceed $1,300 per year, and (iii) company relocation programs.

No Excise Tax Restoration Payments	We do not provide for excise tax gross ups in our executive incentive compensation plans.
No Single Trigger Change in Control Vesting Acceleration
We do not provide for the vesting of outstanding equity awards after a change in control absent a termination of employment (performance and restricted stock units, and option awards require a “double trigger”).

No Repricing	Our Stock Incentive Plan expressly prohibits repricing or repurchasing of underwater equity awards without stockholder approval.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2025 EXECUTIVE COMPENSATION PEER GROUP
The Compensation Committee, in consultation with our independent compensation consultant, Semler Brossy, annually reviews our compensation peer group based on objective criteria with the goal of ensuring that it is reflective of the size of our company and the competitive environment in which we operate. The Compensation Committee targets selecting peer companies comparable in company size and industry (paper products and paper packaging), including adjacent industries with similar industry dynamics, such as metal, glass, containers, and specialty chemicals.
In 2024, the Compensation Committee again asked Semler to review our peer group for purposes of assessing 2025 compensation, particularly in light of the divestiture of our consumer products division, the acquisition of our facility in Augusta, and the corresponding impacts of those transactions on our size and scope. As a result of that review, and with Semler Brossy’s recommendation, the Compensation Committee removed Graphic Packaging International, Sonoco Products Company, Silgan Holdings Inc., Greif, Inc., Ennis, Inc., and added Kaiser Aluminum Corporation, to our peer group for purposes of setting compensation for 2025.
As a result of these changes, our peer group for 2025 was as follows:

Company Name	GICS Sub-Industry
AdvanSix Inc.	Commodity Chemicals
AptarGroup Inc.	Metal, Glass & Plastic Containers
Cascades Inc.	Paper & Plastic Packaging Products
Innospec Inc.	Specialty Chemicals
Kaiser Aluminum Corporation	Aluminum
Koppers Holdings Inc.	Commodity Chemicals
Glatfelter Corporation(1)	Paper Products
Mativ Holdings Inc.	Commodity Chemicals
Mercer International Inc.	Paper Products
Myers Industries Inc.	Metal, Glass & Plastic Containers
Pactiv Evergreen Inc.(2)	Paper & Plastic Packaging Products/Materials
Sylvamo Corporation	Paper Products
(1) Merged with Berry Global Group’s HHNF division in late-2024 to become Magnera Corporation (2) Acquired in 2025
In 2025, the Compensation Committee and Semler Brossy reviewed our peer group to balance the scale and robustness of the peers. We also recognize that the peer group should reflect the recent decrease in our scale. As a result of that review, and with Semler Brossy’s recommendation, the Compensation Committee added Ingevity, Rayonier, Tredegar, and TriMas to the above peer group for purposes of setting compensation for 2026 and removed Pactiv Evergreen due its acquisition by a private entity in 2025.
The Compensation Committee will continue to monitor pay for our executive officers with an emphasis on company performance and appropriate competitive benchmarks, including our updated peer group, particularly in light of our strategic transactions.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2025 EXECUTIVE COMPENSATION ELEMENTS
Consistent with our performance-based compensation philosophy, our CEO’s 2025 normal target compensation was weighted 81% in the form of incentive-based compensation. On average, 63% of our other named executive officers’ 2025 normal target compensation was also incentive-based.

2025 Target Compensation Mix

Compensation Element Summary Table
2025 Elements of Pay	Overview	Key Metrics
Salary	Fixed cash compensation meant to attract and retain executives by balancing at-risk compensation	• The Compensation Committee targets base salaries with reference to our compensation peer group as well as level of experience, job performance, and long-term potential and tenure
Annual Incentive Award (AIP)	Links executive compensation to annual financial, operational, and strategic performance by awarding cash bonuses for achieving pre-defined targets
• The 2025 metrics under our AIP were:
— 50% company adjusted earnings before interest, taxes, debt, and amortization from continuing operations (“Adjusted EBITDA”)
— 25% fixed cost reductions
— 25% company-wide Strategic Objectives, including a sustainability factor

Long-Term Incentive Plan (LTIP) •Performance Shares (“PSU”) (60% of LTIP)	Intended to reward employees when the company performs in-line with long-term strategic direction and achieves total stockholder returns that exceed those of our applicable comparator index
• “Cliff” vest at end of three-year performance period, subject to performance and continued employment; performance shares are comprised of
— 70% Free Cash Flow (“FCF”)
— 30% Return on Invested Capital (“ROIC”)

• Payout modifier is applied to performance shares based on relative total stockholder return (“TSR”) compared to the S&P SmallCap 60[0]® Index
— -25% payout modification for performance at or below the threshold
— No payout modification between threshold and maximum
— +25% modification for performance at or above maximum

•Restricted Stock Units (“RSU”) (40% of LTIP)	Intended to recruit and retain key employees while aligning interests of executives with long-term interests of our stockholders	• Vest ratably over a three-year period, subject to continued employment

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2025 NEO TARGET COMPENSATION
For 2025, we did not increase the base salary, annual incentive plan (AIP) target, and long-term incentive plan (LTIP) target for each of our named executive officers. The table below reflects the AIP and long-term incentive opportunity for each named executive officers for 2025. As further discussed below, we also granted one-time 24-month performance-based Transformational Awards designed to incentivize execution of our single-division strategy. These awards are payable in two installments, subject to the achievement of annual performance goals set at the beginning of each year.

Name	Salary	2025 AIP(1)	LTIP Target(2)
Arsen S. Kitch	$1,000,000	$1,000,000	$3,200,000
Sherri J. Baker	$533,000	$346,450	$533,000
Steven M. Bowden	$465,000	$302,250	$465,000
Kari G. Moyes	$437,000	$284,050	$437,000
Matthew D. Passarello	$365,000	$237,250	$365,000
Michael S. Gadd	$443,310(3)	$288,151	$528,000
(1)Our recurring annual AIP targets are a percentage of a named executive officer’s actual salary for a given year.
(2)LTIP targets are generally set annually but reviewed as part of a competitive market assessment performed by the Compensation Committee’s consultant.
(3)Mr. Gadd’s 2025 salary is shown as a blended rate reflecting (i) his original approved 2025 target salary of $528,000 which was effective through June 30, 2025 and (ii) his reduced annual salary of $360,000 which became effective July 1, 2025 in connection with his transition from SVP, General Counsel to Senior Vice President. Mr. Gadd’s 2025 AIP target remained unchanged at 65% of his salary actually paid in 2025.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2025 CASH INCENTIVES
Our executives are eligible to receive cash awards under our annual incentive plan (AIP) based on the achievement of pre-established performance goals. Target incentive opportunities under the recurring components of the AIP are set as a percentage of each executive’s salary earned during the year.
Following the transformation of our business in 2024 - which included the divestiture of our Consumer Products Division and the acquisition of our Augusta facility - the Compensation Committee revised the AIP metrics and goals to reflect the Company’s new operating profile, strategic priorities and current market conditions. In addition, the Committee awarded Transformational Awards to incentivize and reward performance against financial objectives critical to the successful execution of our post‑transformation strategy.
2025 ANNUAL INCENTIVE AWARDS
Our 2025 AIP is designed to reward achievement of our annual financial and strategic goals. Therefore, the 2025 AIP awards were based on the following metrics and weightings:

Weighting	Metrics	Rationale
50%	Adjusted EBITDA (continuing operations)	A key strategic metric for Clearwater and focuses participants on generating income and cash flow.
25%	Cost Reduction	Designed to reward year over year reductions in fixed costs.
25%	Strategic	As we continued to execute on our business transformation, we reward attainment of our strategic goals.
Modifier	Adjusted EBITDA	In addition to our core metrics, our AIP payouts are capped if pre-set Adjusted EBITDA goals are not met.
Each of these core metrics are capable of paying between 0% at threshold attainment, 100% at target, or 200% at maximum attainment, with linear interpolation between threshold, target and maximum attainment.
The Adjusted EBITDA modifier also caps payouts if our Adjusted EBITDA from continuing operations results fall below pre-set thresholds as shown below. For 2025, our AIP was not eligible to payout if adjusted EBITDA from continuing operations in 2025 was at or below $105M. If Adjusted EBITDA from continuing operations was between $105M and $120M, our 2025 AIP caps payouts under our cost reduction and strategic AIP components at 150% of target and does not payout on our Adjusted EBITDA component, meaning our 2025 AIP maximum payout under such circumstances was 75% of target.

Adjusted EBITDA Results (Modifier)	Max Possible Payout by AIP Component			Overall AIP Max
	Adj. EBITDA (50%)	Cost Reduction (25%)	Strategic (25%)
$105M or below	—%	—%	—%	—%
Over $105M, but at or below $120M	—%	150%	150%	75%
Over $120M	200%	200%	200%	200%
Our 2025 company Adjusted EBITDA AIP goals used the same non-GAAP adjustments identified in our 10-K for determining company Adjusted EBITDA from continuing operations, namely income (loss) from continuing operations before interest expense, net, non-operating pension and other post-employment benefit costs, income tax expense, depreciation and amortization, other operating charges, net, debt retirement costs, and goodwill impairment. Our Cost Reduction metric measures actual cost reduction over a 2024 baseline. This baseline was developed based on our actual fixed costs for 2024 plus an estimate for our Augusta operations prior to ownership. This baseline excluded incentive plan costs and other items. This baseline was then compared to actual costs as reported in 2025. A reconciliation for the Adjusted EBITDA and our Cost Reduction metrics appears in Appendix A. Our Compensation Committee has the discretion to modify bonuses calculated under our annual incentive plan for executive officers, but did not make any adjustments for 2025 payouts.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2025 AIP GOALS AND ATTAINMENT
The goals for our 2025 AIP are described below. These goals were set by the Compensation Committee in February of 2025.
•Adjusted EBITDA. Our Adjusted EBITDA targets under the 2025 AIP were as follows and set above prior year actual results for continuing operations. Our actual Adjusted EBITDA from continuing operations was $107.2 million, resulting in a 0% payout under this component of the 2025 AIP and capping payouts under the other components of the 2025 AIP at 150% attainment, for a total attainment cap under our AIP of 75%.

	Adj. EBITDA $	Payout as % of Target
2025 Threshold	$120 Million	—%
2025 Target	$150 Million	100%
2025 Maximum	$180 Million	200%
2025 Actual	$107.2 Million	—%
•Cost Reductions. The targets for this component are set forth below. We achieved $52 million in cost reductions compared to the prior year, which exceeded our maximum target under this component. As described above, because Adjusted EBITDA results were above $105M but below $120M, our 2025 AIP formulaically reduced the maximum attainment under this component from 200% to 150%.

	Cost Reductions $	Payout as % of Target
2025 Threshold	$24 Million	—%
2025 Target	$34 Million	100%
2025 Maximum	$44 Million	200%
2025 Actual	$52.4 Million	150%*
*maximum payout capped due to Adj. EBITDA performance
•Strategic Performance. 25% of our AIP target for all named executive officers was based on performance against strategic objectives, including people leadership, safety, sustainability, integration, and product development. Relative to these goals, the management team successfully restructured the business to reflect the new operating model of a paperboard focused company and significantly reduced cost. This included a reduction of overall headcount by 10%, salaried headcount by 25%, and corporate headcount by 40%. Management continuously emphasizes safety as the highest priority and ensures we have effective safety resources and processes in place. The company achieved a 50% year-over-year reduction in lost time injury rates and reduced safety risks by more than 20%. In addition, the team successfully executed the integration of the Augusta acquisition and the separation of the tissue business, both ahead of schedule. Our large, planned capital projects were delivered on target, and the team achieved its product development goals. Considering this performance, the Compensation Committee determined that overall attainment of this component was at 125% of target.

Clearwater Paper Corporation 2026

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Given the above performance under each of the components of our 2025 AIP, the blended attainment under our AIP was 68.8% of target.

2025 AIP Attainment	Weighting	Payout as % of Target
Adjusted EBITDA (continuing operations)	50%	—%
Cost Reduction	25%	150.0%
Strategic	25%	125.0%
2025 Total AIP Attainment		68.8%

2025 AIP PAYOUTS
Payouts for each of our named executive officers under the 2025 AIP awards were as follows.

Name	2025 AIP
	Target	Actual
Arsen S. Kitch	$1,000,000	$687,500
Sherri J. Baker	$346,450	$238,200
Steven M. Bowden	$302,250	$207,800
Kari G. Moyes	$284,050	$195,300
Matthew D. Passarello	$237,250	$163,100
Michael S. Gadd	$288,151	$198,100

TRANSFORMATIONAL AWARDS
After transforming our business in 2024, our Compensation Committee also approved one-time performance-based Transformational Awards under our cash incentive in February of 2025 to incentivize and reward performance against financial objectives critical to the successful execution of our post‑transformation strategy. The special awards vests in two tranches, with 50% of the target value of the awards eligible to vest after each of 2025 and 2026 based on performance against that year’s pre-set financial goals. The target value of each annual tranche of our CEO’s transformational award is $250,000 (25% of his annual salary), and the target value of each annual tranche for each of our other named executive officers is $100,000 (ranging from 18% to 27% of annual salary).
The 2025 tranche of the Transformational awards were earned based upon the below SG&A as percentage of net sales goals. These goals were set in February of 2025 and targeted performance above prior year actual results. The goals for the 2026 tranche were set in February of 2026 and will payout based on achievement against those goals following the completion of the 2026 performance period.
Our actual SG&A as a percentage of net sales for 2025 was 6.5%, resulting in attainment of the first tranche of the Transformational Awards at 100% of the below targets. Notably, our CEO’s total cash payout under the 2025 AIP and the 2025 Tranche of our Transformational Awards was below his 2025 AIP target and below his prior year total cash-incentive payout.

Transformational Award (2025 Tranche)	SG&A as % of Net Sales	Payout as % of Target
2025 Threshold	8%	50%
2025 Target	6% - 7%	100%
2025 Maximum	5%	150%
Actual 2025 Tranche Attainment	6.5%	100%

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

LONG-TERM INCENTIVES
2025-2027 LTIP DESIGN
We link long-term incentives directly to our strategic initiatives and related financial performance with the continued focus on free cash flow (FCF) and return on invested capital (ROIC). We also award both performance-based stock units and time-based restricted stock units (RSUs) to focus on financial performance and talent retention. Weighting long-term awards in the form of performance shares aligns equity incentives with company performance and, ultimately, with stockholder value creation. Our named executive officers received their 2025 long-term incentive plan awards in the following proportions:

	Percentage of LTIP Award
	Performance Shares	RSUs
Executive Officers	60%	40%

Performance Measures. Consistent with prior years, we utilized two metrics for performance shares granted for the 2025-2027 period to named executive officers, with a relative Total Stockholder Return (rTSR) modifier, as shown below:

Weighting	Metrics	Rationale
70%	Free Cash flow	Designed to encourage profitable growth.
30%	ROIC	Designed to reward the effective deployment of capital.
Modifier	Relative TSR	We use a relative TSR modifier to further align pay outcomes to stockholder experience.
Our FCF and ROIC performance is measured over a three-year performance period beginning January 1, 2025 and ending December 31, 2027. These targets are rigorous and will be disclosed in our annual proxy statement that follows the end of the award’s performance period.
The annualized relative TSR (rTSR) modifier may also adjust payouts earned under these financial goals up or down based on the following schedule and our rTSR performance over the same three-year performance period. This rTSR modifier cannot increase payouts over 200% and is only applicable if at least one of our core metrics achieves performance at or above threshold.

Annualized Relative Total Stockholder Return	Payout Modifier
+12.5% vs. S&P SmallCap 600® Index	+25%
Between -12.5% and +12.5% vs. S&P SmallCap600® Index	No Adjustment
-12.5% vs. S&P SmallCap 600® Index	(25)%
The SmallCap 600® Index was selected for this portion of our Long-Term Incentive Plan in order to incentivize broad-based TSR performance market alignment without tying performance to one of the more niche indexes, which generally lack comparability with our business, or our compensation peer group, which represents only one segment of the market. For additional Long-Term Incentive Plan details see “Other Compensation Related Matters.”

Clearwater Paper Corporation 2026

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2023-2025 LTIP PAYOUT
For performance share awards granted to NEOs in 2023 (for the 2023-2025 performance period), we used two metrics with 70% of the performance share award based on FCF performance and 30% based on ROIC performance. These awards were also subject to an rTSR performance modifier which measure performance against the S&P SmallCap 600® to focus on delivery of value to our stockholders. These awards were originally granted in 2023, prior to the divestiture of our consumer products division or acquisition of our Augusta facility. Accordingly, the goals applicable to these awards were adjusted in February of 2025 to those shown below solely to account for the impact of those transactions without taking into account updated market conditions since the awards were granted. Those adjustments did not result in any incremental increase in the award’s value. For the 2023-2025 performance period, our performance did not exceeds these goals and therefore these awards did not pay out.

	Free Cash Flow (1) (70% of the award)		Return on Invested Capital (2) (30% of the award)
Threshold	$220 Million		7.8%
Target	$259 Million		9.8%
Maximum	$298 Million		11.8%
Attainment	$113 Million		6.3%
Performance %	—%		—%
Combined Performance		—%
Relative TSR Modifier (3)		N/A
Performance Share Payout %		—%
(1)FCF is calculated as the cumulative net cash flows provided by operating activities less additions to property, plant and equipment as reported in the company’s Form 10-K for the three years ended December 31, 2025, specifically excluding any transactions costs and interest costs associated with any business acquisitions or divestitures, with linear interpolation of attainment between each goal.
(2)The ROIC calculation is the average of the three one-year ROIC results for each year in the Performance Period, namely the three year period ended December 31, 2025. ROIC is calculated as the adjusted operating net income (defined as income (loss) from operations for both continuing and discontinued operations as reported in the company’s Form 10-K for each such year, less other operating charges, net adjusted for income taxes at a statutory rate of 26%) divided by the sum of (i) stockholders equity plus (ii) long-term debt (including current portion) less cash and cash equivalents as reported in the company’s Form 10-K for each such year, with linear interpolation of attainment between each goal.
(3)The 2023-2025 LTIP performance awards used the same relative TSR scale as the 2025-2027 awards discussed above. As our FCF and ROIC goals were not met, the TSR modifier did not impact payout.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

OTHER COMPENSATION RELATED MATTERS
COMPENSATION COMMITTEE PROCESS
Compensation Oversight. The Compensation Committee is responsible for the oversight of our executive compensation and benefits programs. The committee’s responsibilities in this area include determining and approving annual performance measurements for our executive officers’ incentive pay and reviewing, determining, and approving their compensation packages. As a part of the annual compensation decision process, the Compensation Committee considers overall company and individual performance as well as performance against specific pre-established financial goals, achievement of strategic initiatives, performance relative to financial markets, and a risk/control and compliance assessment.
Management Input. As part of our process for establishing executive compensation, our CEO and our Senior Vice President, Human Resources (SVP-HR), provide information and make recommendations to the Compensation Committee. Our CEO and SVP-HR provide the Compensation Committee with a detailed review of the actual results for the company compared to the performance measures set at the beginning of the year under our annual incentive plan. Our CEO provides to the committee performance evaluations of the executives who report to him and recommendations regarding (i) changes to base salaries as well as target amounts for annual cash bonuses and equity awards for each executive officer, excluding his own; (ii) compensation packages for executives being hired or promoted; and (iii) proposed company performance targets.
Recommendations regarding target and actual executive compensation components are based on the principal duties and responsibilities of each position, competitor pay levels within our industry in both regional and national markets and at comparable companies, and internal pay equity, as well as on individual performance considerations.
Compensation Consultant. The Compensation Committee has engaged Semler Brossy to advise the committee on executive compensation matters as well as the competitive design of the company’s long-term and annual incentive programs. The Nominating Committee has also engaged Semler Brossy to advise that committee on director compensation matters. Semler Brossy does not advise any of our executive officers as to their individual compensation and does not perform other compensation-related services for the company.
The Compensation Committee’s independent consultant performs an annual competitive market assessment of each executive officer’s compensation package that the committee uses to analyze each component of such compensation as well as each executive officer’s compensation in the aggregate. The intent of these assessments is to evaluate the proper balance and competitiveness of our executive officers’ compensation, as well as the form of award used to accomplish the objective of each component. The Committee is also advised, on an annual basis, as to target performance measures and other executive compensation matters by its compensation consultant.
Ultimately, decisions about the amount and form of executive compensation under our compensation program are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultant or management.
Establishing Compensation. At meetings held in the first quarter of each year, the Compensation Committee typically takes the following actions relating to the compensation for our executive officers, and in some cases other senior employees:
•approves any base salary adjustments;
•approves the payment of cash awards under our annual incentive plan for the prior year’s performance;
•approves the settlement of any performance-based equity awards previously issued under our long-term incentive program;
•establishes the performance measures and approves the target award opportunity for cash awards under our annual incentive plan for the current year;
•establishes the performance measures for any performance-based equity awards under our long-term incentive program;
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

•approves the threshold and maximum levels of performance under our annual and long-term incentive plans, including performance shares, as well as the payouts for achieving those levels of performance; and
•approves the grant of PSUs and any other equity awards, such as options or RSUs that vest based on continued employment, under our long-term incentive program.

OTHER COMPENSATION MATTERS
Officer Stock Ownership Guidelines. In the interest of promoting and increasing equity ownership by our senior executives and to further align our executives’ long-term interests with those of our stockholders, we have adopted the following stock ownership guidelines, that applies to currently filled positions as follows:

Title	Value of Clearwater Paper Equity Holdings
Chief Executive Officer	5x Base Salary
Senior Vice President	2x Base Salary
Each executive must acquire, within five years of his or her becoming an executive officer, or within five years of becoming subject to any incremental guidelines, at least the equity value shown above. Each of our named executive officers has met or is on track to meet his or her current equity ownership requirements. Shares held in a brokerage account, an account with our transfer agent, an account with our stock plan administrator or in our 401(k) Plan, common stock units owned as a result of deferred awards made under our incentive programs, and any vested RSUs, all count towards the ownership requirement. Shares subject to unvested RSUs, unexercised options or unearned performance shares do not count toward the ownership guidelines. The value of the shares held by an officer will be measured by the greater of the value of the shares at the (i) time acquired or vested or (ii) the applicable annual measurement date, based on the twenty-day average closing price of our stock before that measurement date. For the stock ownership of all our named executive officers as of February 28, 2026, see “Security Ownership of Certain Beneficial Owners and Management.” If an executive officer does not meet the ownership requirements or the ownership requirement is not maintained after it is initially met, any restricted stock unit or performance share award that is earned, on an after-tax basis, would have to be retained by the officer to the extent necessary to meet the stock ownership guidelines. In addition, executive officers are subject to our insider trading policy as more fully described under Director Stock Ownership Guidelines and Limitations.
Annual Incentive and Long-term Incentive Clawbacks. The company has had in place for several years financial restatement clawback provisions in its cash and equity plans for all employees. The Compensation Committee has also adopted a standalone and mandatory clawback policy for executive officers that complies with the provisions of the Dodd-Frank Act.
Executive Severance and Change of Control Plans. The Compensation Committee believes that our Executive Severance Plan and our Change of Control Plan (or in the case of Mr. Kitch, the severance and change of control benefits provided in his employment agreement) provide tangible benefits to the company and our stockholders, particularly in connection with recruiting and retaining executives in a change of control situation. We do not provide for excise tax gross ups upon a change of control. We do not view our change of control benefits or post-termination benefits as core elements of compensation due to the fact that a change of control or another triggering event may never occur. Our objectives in offering these benefits are consistent with our compensation objectives to recruit, motivate, and retain talented and experienced executives. In addition, we believe these benefits provide a long-term commitment to job stability and financial security for our executives and encourage retention of those executives in the face of the uncertainty and potential disruptive impact of an actual or potential change of control. Our change of control benefits work to ensure that the interests of our executives will be materially consistent with the interests of our stockholders when considering corporate transactions and are intended to reassure executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to management and the directors in place after a change of control. Our change of control and post-termination benefits are not provided exclusively to the named executive officers but are also provided to certain other management
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

employees. For severance and change of control benefits see “Potential Payments Upon Termination or a Change of Control.”
The Role of Stockholder Advisory Vote. At our 2026 annual meeting of stockholders, our stockholders will be provided the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers. This vote is set forth in Proposal 3 in this proxy statement. The Compensation Committee, as it did last year, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.
Salaried Retirement Benefits. The company sponsors a Salaried Retirement Plan, or Retirement Plan, which provides a pension to salaried employees of Clearwater Paper as of December 15, 2010, including some of our named executive officers. For more information on this plan see “Post-Employment Compensation.” We closed the Retirement Plan to new participants effective December 15, 2010 and froze the accrual of further benefits for current participants under the plan as of December 31, 2011. In lieu of further accrual of benefits under the Retirement Plan, we provide enhanced 401(k) contributions to provide a competitive and sustainable retirement benefit to the prior plan participants and new salaried employees.
401(k) Plan. Under the Clearwater Paper 401(k) Plan, or the 401(k) Plan, in 2025 we made matching contributions equal to 70% of a salaried employee’s contributions up to 6% of his or her annual cash compensation, subject to applicable tax limitations. Eligible employees who elect to participate in this plan are 100% vested in the matching contributions upon completion of two years of service. All eligible nonunion employees of Clearwater Paper and its subsidiaries, including our named executive officers, are permitted to make voluntary pre-tax and after-tax (Roth) contributions to the plan, subject to applicable tax limitations. The employee contributions are eligible for matching contributions as described above. Additionally, in 2025 we made nonelective contributions to employees’ accounts under the 401(k) Plan of 3.5% of an employee’s eligible annual compensation. These contributions are 100% vested.
Supplemental Benefit Plan. Our Clearwater Paper Salaried Supplemental Benefit Plan, or Supplemental Plan, provides retirement benefits to our salaried employees, including our named executive officers, based upon the benefit formulas of our Retirement Plan and 401(k) Plan. Benefits under the Supplemental Plan are based on base salary and annual bonus, including any such amounts that the employee has elected to defer, and are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans. Otherwise, these benefits are calculated based on the qualified plan formulas and do not augment the normal benefit formulas applicable to our salaried employees. For more information on these plans see “Summary of the Supplemental Plan Benefit.”
To appropriately align with the change to the Retirement Plan and the introduction of the nonelective contributions to 401(k) Plan benefits, the portion of the Supplemental Plan based on the Retirement Plan benefit formula was frozen as of December 31, 2011, and the portion of the Supplemental Plan based on the 401(k) Plan benefit formula includes any enhanced 401(k) contributions that would exceed the IRS compensation and benefit limits.
Personal Benefits. We do not provide perquisites or other personal benefits to our officers or senior employees, with the exception of (i) certain charitable contributions made by the company on behalf of our officers pursuant to company charitable giving or matching programs, (ii) a home office stipend for certain employees not to exceed $1,300 per year, or (iii) relocation expenses made pursuant to a company program. Salaried employees, including named executive officers, who participate in our relocation program receive a tax restoration payout on certain of the relocation benefits provided.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2025 EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Arsen S. Kitch	2025	$1,000,000	$3,107,277	$0	$937,500	$0	$156,564	$5,201,341
President and Chief Executive Officer	2024	$990,385	$3,755,680	$0	$1,033,300	$0	$193,564	$5,972,929
	2023	$940,385	$2,872,321	$0	$1,263,700	$0	$211,690	$5,288,096
Sherri J. Baker	2025	$533,000	$517,549	$0	$338,200	$0	$69,437	$1,458,186
Senior Vice President, Finance and Chief Financial Officer	2024	$530,500	$625,561	$0	$359,700	$0	$147,308	$1,663,069
	2023	$200,000	$647,943	$0	$174,200	$0	$69,831	$1,091,974
Steve M. Bowden (5)	2025	$465,000	$451,527	$0	$307,800	$0	$54,932	$1,279,259
Senior Vice President, Commercial	2024	$462,692	$545,754	$0	$248,400	$0	$56,691	$1,313,537
	2023	$450,500	$481,892	$0	$273,300	$0	$72,857	$1,278,549
Kari G. Moyes (5)	2025	$437,000	$424,327	$0	$295,300	$0	$56,356	$1,212,983
Senior Vice President	2024	$434,885	$512,905	$0	$294,900	$0	$63,288	$1,305,978
	2023	$423,500	$453,201	$0	$369,900	$0	$68,499	$1,315,100
Matthew D. Passarello (6)	2025	$365,165	$354,411	$0	$263,100	$0	$39,993	$1,022,669
Senior Vice President, Supply Chain and Corporate Development
Michael S. Gadd (5)	2025	$444,646	$512,697	$0	$298,100	$22,146	$61,692	$1,339,281
Former Senior Vice President	2024	$525,500	$619,707	$0	$356,300	$8,205	$74,925	$1,584,637
	2023	$512,116	$547,862	$0	$447,300	$18,396	$82,892	$1,608,566

(1) The stock awards column shows the aggregate grant date fair value of the RSUs, and the performance shares granted to all of our named executive officers. The grant date fair value reported for all RSUs, and performance shares was computed in accordance with FASB ASC Topic 718. The grant date fair value reported for all RSUs was computed by multiplying the number of shares subject to each RSU by the closing price of Clearwater Paper’s stock on the grant date. The grant date fair value of the performance share awards was calculated using the assumptions set forth in Note 15 to our audited financial statements included in our 10-K.
Following is the value as of the grant date of the performance shares granted to our named executive officers by us in 2025 and in 2024, assuming the highest level of performance would have been or will be achieved (resulting in settlement of 200% of the shares subject to the award) in each case based on Clearwater Paper’s closing stock price on the applicable grant date. Mr. Kitch (2025 - $3,530,083 and 2024 - $4,356,078), Ms. Baker (2025 - $587,960 and 2024 - $725,570), Mr. Bowden (2025 - $512,976 and 2024 - $632,975), Mr. Gadd (2025 - $582,458 and 2024 - $718,809), Ms. Moyes (2025 - $482,063 and 2024 - $594,919) and Mr. Passarello (2025 - $402,655).
(2) This column shows cash bonuses earned under our cash-based incentive plan. Annual bonuses relating to performance in 2025 were actually paid in 2026.
(3) Represents the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial pension plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.
(4) All Other Compensation Table below for additional information:

Name	Company Contributions		Other Benefits
	401(k)	401(k) Supplemental (a)
Arsen S. Kitch	$21,431	$135,133
Sherri J. Baker	$18,288	$50,450	$699	(b)
Steven M. Bowden	$26,524	$28,408
Kari G. Moyes	$17,641	$38,715
Matthew D. Passarello	$16,691	$23,302
Michael S. Gadd	$17,161	$44,531
(a) Allocations made under the 401(k) Plan supplemental benefit portion of our Supplemental Plan are computed to include amounts in excess of the IRS compensation and benefit limitations applicable to our qualified plans.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

(b) Ms. Baker’s employment agreement provides for the reimbursement of certain expenses in connection with her relocation to our company headquarters. This amount reflects the final tax restoration benefit paid in connection with that relocation benefit.
(5) Mr. Bowden, served as our Senior Vice President, Operations until January 1, 2026, when he became our Senior Vice President, Commercial. Mr. Gadd retired effective December 31, 2025. Ms. Moyes, previously our Senior Vice President, Human Resources, became Senior Vice President, effective January 1, 2026 and her departure from the Company is effective March 31, 2026.
(6) Mr. Passarello was not a named executive officer prior to 2025.

Clearwater Paper Corporation 2026

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Grants of Plan-Based Awards for 2025

Name		Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arsen S. Kitch	2025 AIP		(1)	$0	$1,000,000	$2,000,000
	Transformational		(2)	$125,000	$250,000	$375,000
	2025 PSUs	2/24/2025					0	62,237	124,474		$1,930,592
	2025 RSUs	2/24/2025								41,491	$1,176,685
Sherri J. Baker	2025 AIP		(1)	$0	$346,450	$692,900
	Transformational		(2)	$50,000	$100,000	$150,000
	2025 PSUs	2/24/2025					0	10,366	20,732		$321,553
	2025 RSUs	2/24/2025								6,911	$195,996
Steve M. Bowden	2025 AIP		(1)	$0	$302,250	$604,500
	Transformational		(2)	$50,000	$100,000	$150,000
	2025 PSUs	2/24/2025					0	9,044	18,088		$280,545
	2025 RSUs	2/24/2025								6,029	$170,982
Kari G. Moyes	2025 AIP		(1)	$0	$284,050	$568,100
	Transformational		(2)	$50,000	$100,000	$150,000
	2025 PSUs	2/24/2025					0	8,499	16,998		$263,639
	2025 RSUs	2/24/2025								5,666	$160,688
Matthew D. Passarello	2025 AIP		(1)	$0	$237,250	$474,500
	Transformational		(2)	$50,000	$100,000	$150,000
	2025 PSUs	2/24/2025					0	7,099	14,198		$220,211
	2025 RSUs	2/24/2025								4,732	$134,200
Michael S. Gadd	2025 AIP		(1)	$0	$288,450	$576,901
	Transformational		(2)	$50,000	$100,000	$150,000
	2025 PSUs	2/24/2025					0	10,269	20,538		$318,544
	2025 RSUs	2/24/2025								6,848	$194,209
(1) Actual amounts paid under our annual incentive plan for performance in 2025 were paid in 2026 and are reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” Awards granted under our annual incentive plan included an operational component related to company Adjusted EBITDA from continuing operations, which accounted for 50% of the annual incentive plan, a cost reduction component, which accounted for 25% of the annual incentive plan, and a strategic component that accounted for the remaining 25% of the annual incentive plan. Each component of the annual incentive plan could have paid out up to 200% of target, depending on the company’s Adjusted EBITDA from continuing operations performance as further described in “Compensation Discussion and Analysis - 2025 Annual Cash Incentive”, above. The threshold amounts shown in the table assume threshold for each component of the annual incentive plan. However, our 2025 annual incentive plan was not eligible to payout if adjusted EBITDA from continuing operations in 2025 was at or below $105M. If Adjusted EBITDA was between $105M and $120M, our 2025 annual incentive plan capped payouts under the cost reduction and strategic components at 150% of target, and the Adjusted EBITDA component would not payout, meaning our 2025 AIP maximum payout under such circumstances was 75% of target.
(2) Actual amounts paid under our transformational awards for performance in 2025 were paid in 2026 and are reflected in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” The 2025 tranche of our Transformational Awards represented 50% of the target value of such awards and paid out based entirely upon pre-determined goals related to SG&A as a percentage of net sales for 2025. The awards were eligible to be earned up to 150% of target as further described in “Compensation Discussion and Analysis - 2025 Transformational Awards”, above.
(3) Amounts shown represent performance shares granted for the performance period 2025-2027. The named executive officers’ total long-term incentive grants were in the form of performance shares and RSUs, with 60% granted as performance shares that may pay out based on our Free Cash Flow (“FCF”) (70% of target grant) and Return on Invested Capital (“ROIC”) (30% of target grant), with a modifier based on relative total stockholder return (“TSR”) compared to that of the S&P SmallCap 600® Index during the three-year performance period, and 40% granted as time-vested RSUs, which use three-year ratable vesting subject to continuing employment. The grant date fair value of the performance share awards has been calculated as described in footnote 1 to the Summary Compensation Table above. Threshold payout is shown at zero solely for illustrative purposes. For both the relative FCF and ROIC portions of the performance share awards, threshold
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

performance will result in a payout of 0% of target, target level performance will result in a payout of 100% of target, and maximum performance will result in a payout of 200% of target. The relative TSR modifier can modify a payout if the three-year annualized TSR is equal to or more than 12.5 percentage points below or above the annualized TSR of the S&P SmallCap 600® Index over the Performance Period. Clearwater Paper’s outperformance of the Index by 12.5% or more will result in the application of an additive modifier of +25%. Clearwater Paper’s underperformance of the Index by -12.5% or more will result in the application of an additive modifier of -25%. If neither FCF nor ROIC hit threshold, rTSR performance will not be used to adjust the payout (rTSR is not a separate performance measure, it is a modifier only). The total payout will be capped at 200% of target.
(4) Amounts represent RSUs with three-year ratable vesting subject to continuing employment.
(5) The stock awards column shows the aggregate grant date fair value of the RSUs, and the performance shares granted to all of our named executive officers. The grant date fair value reported for all RSUs, and performance shares was computed in accordance with FASB ASC Topic 718. The grant date fair value reported for all RSUs was computed by multiplying the number of shares subject to each RSU by the closing price of Clearwater Paper’s stock on the grant date. The grant date fair value of the performance share awards was calculated using the assumptions set forth in Note 15 to our audited financial statements included in our 10-K.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2025 Outstanding Equity Awards at Fiscal Year End

	Options Awards			Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	($)	Date	(#)		($)(2)	(#)(3)	($)(2)
Arsen S. Kitch
Performance Share Grant (2025-2027)							62,237	$1,082,924
Restricted Stock Units (2025-2027)				41,491	(4)	$721,943
Performance Share Grant (2024-2026)							57,347	$997,838
Restricted Stock Units (2024-2026)				25,616	(5)	$445,718
Restricted Stock Units (2023-2025)				9,871	(6)	$171,755
Stock Option Grant (2018-2020)	7,332	$37.45	3/5/2028
Stock Option Grant (2017-2019)	3,498	$56.75	2/27/2027
Stock Option Grant (2016-2018)	5,775	$38.75	2/25/2026
Sherri J. Baker
Performance Share Grant (2025-2027)							10,366	$180,368
Restricted Stock Units (2025-2027)				6,911	(4)	$120,251
Performance Share Grant (2024-2026)							9,552	$166,205
Restricted Stock Units (2024-2026)				4,267	(5)	$74,246
Restricted Stock Units (2023-2025)				18,587	(7)	$323,414
Steve M. Bowden
Performance Share Grant (2025-2027)							9,044	$157,366
Restricted Stock Units (2025-2027)				6,029	(4)	$104,905
Performance Share Grant (2024-2026)							8,333	$144,994
Restricted Stock Units (2024-2026)				3,723	(5)	$64,780
Restricted Stock Units (2023-2025)				1,657	(6)	$28,832
Kari G. Moyes
Performance Share Grant (2025-2027)							8,499	$147,883
Restricted Stock Units (2025-2027)				5,666	(4)	$98,588
Performance Share Grant (2024-2026)							7,832	$136,277
Restricted Stock Units (2024-2026)				3,499	(5)	$60,883
Restricted Stock Units (2023-2025)				1,558	(6)	$27,109
Stock Option Grant (2018-2020)	7,668	$37.45	3/5/2028
Stock Option Grant (2017-2019)	6,141	$56.75	2/27/2027
Stock Option Grant (2016-2018)	8,943	$38.75	2/25/2026
Matthew D. Passarello
Performance Share Grant (2025-2027)							7,099	$123,523
Restricted Stock Units (2025-2027)				4,732	(4)	$82,337
Performance Share Grant (2024-2026)							3,253	$56,602
Restricted Stock Units (2024-2026)				1,454	(5)	$25,300
Restricted Stock Units (2024-2027)				9,639	(8)	$167,719
Michael S. Gadd
Performance Share Grant (2025-2027)							10,269	$178,681
Restricted Stock Units (2025-2027)				6,846	(4)	$119,120
Performance Share Grant (2024-2026)							9,463	$164,656
Restricted Stock Units (2024-2026)				4,227	(5)	$73,550
Restricted Stock Units (2023-2025)				1,883	(6)	$32,764
Stock Option Grant (2018-2020)	9,813	$37.45	3/5/2028
Stock Option Grant (2017-2019)	7,587	$56.75	2/27/2027
Stock Option Grant (2016-2018)	11,328	$38.75	2/25/2026
(1) For 2024 and 2025, 60% of the named executive officers’ annual equity awards were in the form of performance shares with a 3-year performance period and 40% of the executives’ annual equity awards were granted as time vested RSUs, which use three-year ratable vesting subject to continuing employment. Because the performance share awards use three-year performance periods that end December 31, 2026
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

and 2027, respectively, the actual number of shares that could be issued upon settlement of these awards may be less than the amounts shown in this table.
(2) Values calculated by multiplying the indicated number of shares by the $17.40 per share closing price of our common stock on December 31, 2025.
(3) This column shows performance shares granted for the 2024-2026 and 2025-2027 performance periods. For each performance period, the performance is measured based on FCF and ROIC with a relative TSR modifier, and the share payouts under each measure will be 0% of target for threshold performance, 100% of target for target level performance, and 200% of target for the maximum level of performance. In each performance period, the percent of target multiplier will be determined by interpolation for any results that fall between threshold, target and maximum. The shares for both the 2024 and 2025 grants are shown at 100%.
(4) The shares listed will vest ratably 33% / 33% / 34% on March 16, 2026, March 15, 2027, and March 15, 2028, respectively.
(5) The shares listed will vest ratably approximately 50% / 50% on March 16, 2026, and March 15, 2027, respectively.
(6) The shares listed will vest on March 16, 2026.
(7) The shares listed will vest on August 17, 2026.
(8) The shares listed will vest on March 15, 2027.
2025 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(2)(3)
Arsen S. Kitch	—	$0	31,781	$782,240
Sherri J. Baker	—	$0	2,101	$50,319
Steve M. Bowden	—	$0	5,357	$132,518
Kari G. Moyes	—	$0	5,034	$124,524
Matthew D. Passarello	—	$0	715	$20,385
Michael S. Gadd	—	$0	6,088	$150,601
(1) These figures consist of the gross number of RSUs that fully vested in 2025 and the gross number of performance shares for the 2023-2025 performance period that were approved for settlement by the Compensation Committee on February 26, 2025. The breakout of the gross number of RSUs and performance shares settled are as follows. As indicated below, our performance shares for the 2023-2025 performance were not earned and therefore no such shares appear in these tables.

Name	RSUs Settled
Arsen S. Kitch	31,781
Sherri J. Baker	2,101
Steve M. Bowden	5,357
Kari G. Moyes	5,034
Matthew D. Passarello	715
Michael S. Gadd	6,088
(2) Vested shares were subject to tax withholding, resulting in the receipt of fewer shares by each named executive officer. The shares withheld for tax purposes were as follows:

Name	Shares Withheld for Tax Purposes	Value of Shares Withheld
Arsen S. Kitch	12,508	$307,865
Sherri J. Baker	512	12,262
Steve M. Bowden	1,493	36,932
Kari G. Moyes	1,228	30,376
Matthew D. Passarello	179	5,103
Michael S. Gadd	1,484	36,710
(3) Values are calculated using the per share closing price of our common stock on the vesting date of each award.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

POST-EMPLOYMENT COMPENSATION
Pension Benefits Table
Full-time Clearwater Paper salaried employees, including our named executive officers, who were employed by us as of December 15, 2010, are eligible for the Retirement Plan. The Normal Retirement Benefit (or Accrued Benefit) was frozen as of December 31, 2011. Years of service were frozen as of December 31, 2011. The table below shows the actuarial present value of each named executive officer’s accumulated benefit, if eligible for the Retirement Plan, payable on retirement under our tax-qualified Retirement Plan and the Retirement Plan supplemental benefit portion of our non-qualified Supplemental Plan. For purposes of calculating the Retirement Plan benefit, earnings include base salary and annual incentive awards. Only Mr. Gadd, who retired effective December 31, 2025, was eligible to participate in these plans.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(4)(5)	Payments During Last Fiscal Year ($)(5)
Michael S. Gadd	Supplemental Plan (2)	5.84	$129,441	$3,142
	Retirement Plan (3)	5.84	$169,076	$4,104
(1) Years of credited service were frozen as of December 31, 2011. Number of years of credited service prior to December 31, 2011, include years of service with Potlatch Corporation prior to our spin-off from Potlatch Corporation for all eligible employees.
(2) Salaried Supplemental Benefit Plan. The Retirement Plan supplemental benefit portion of this plan ceased to accrue further benefits for participants as of December 31, 2011.
(3) Salaried Retirement Plan. This plan was closed to new participants effective December 15, 2010 and ceased to accrue further benefits for participants as of December 31, 2011.
(4) The following assumptions were made in calculating the present value of accumulated benefits: discount rate of 5.50% as of December 31, 2025; retirement at the officer’s first unreduced retirement age, which is age 62 for Michael S. Gadd; service as of December 31, 2011; mortality expectations based on the Mercer Industry Longevity Experience Study (MILES) for basic materials, paper and packaging table with generational projections using the Mercer Modified projection scale MMP-2021 as of December 31, 2025.
(5) A portion of Mr. Gadd’s benefit is being paid to an alternate payee and this information is reflected in the present value of benefits and payments during 2025.
Summary of Retirement Plan Benefits
Full time Clearwater Paper salaried employees, including named executive officers, employed as of December 15, 2010, are eligible to participate in the Retirement Plan. Participants vest in Retirement Plan benefits upon the earlier of attainment of five years of Vesting Service, or age 65. An eligible employee’s “normal retirement date” is the first day of the month coincident with or next following the attainment of age 65. The monthly benefit payable to an employee retiring on the “normal retirement date” is: (1% times Final Average Earnings) times (Years of Credited Service) Plus (0.5% times “Final Average Earnings” in excess of the Social Security Benefit Base) times (Years of Credited service (up to 35)). “Final Average Earnings” are the highest average monthly compensation (including base salary and incentive awards) earned during any consecutive 60-month period during the employee’s final 120 months of service as of December 31, 2011, with compensation in a given year limited by Internal Revenue Code (“IRC”) Section 401(a)(17). If an eligible employee elects to receive an “early retirement benefit,” the “normal retirement benefit” is reduced 5/12 of 1% for every month that payment commences prior to age 62 (or age 65 if employment terminates prior to attainment of age 55 and 10 Years of Vesting Service). Participants in the Retirement Plan may select among various annuity forms and benefits with an actuarial present value less than $5,000 are paid in a lump sum.
Summary of the Supplemental Plan Benefit
All participants in the Retirement Plan whose benefits are limited due to the application of IRC Section 401(a)(17) or IRC Section 415 are eligible to participate in the Salaried Supplemental Benefit Plan and receive the additional retirement benefit that the participant would have earned without this limitation. Participants vest in Supplemental Plan benefits upon the attainment of five years of Vesting Service or age 65. Benefits commence for participants upon 90 days following attainment of age 55 or separation of service, whichever is later. If the actuarially equivalent value of the Supplemental Benefit is not more than $50,000, it is paid in a lump sum. Otherwise, the participant may elect a form of payment from those provided by the Retirement Plan. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service. This benefit is adjusted for age at commencement similar to the Retirement Plan.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

2025 Nonqualified Deferred Compensation Table
The table below shows deferred compensation of the named executive officers, including mandatory deferral of RSUs and the fiscal year contributions made by or on their behalf under the 401(k) Supplemental Benefit portion of our nonqualified Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (12/31/2025) ($)(3)
Arsen S. Kitch	$0	$135,133	$124,429	$0	$1,148,449
Sherri J. Baker	$0	$50,450	$3,253	$0	$89,466
Steve M. Bowden	$0	$28,408	$15,645	$0	$310,717
Kari G. Moyes	$0	$38,715	$9,384	$0	$48,099
Matthew D. Passarello	$0	$23,302	$0	$0	$23,302
Michael S. Gadd	$0	$44,531	$9,700	$0	$387,415
(1) Amounts shown in the Registrant Contributions column above are also included in the “All Other Compensation” column in the 2025 Summary Compensation Table.
(2) None of the Aggregate Earnings reported in this Table are included in the 2025 Summary Compensation Table in this proxy for the 2025 fiscal year as they do not represent above-market preferential earnings.
(3) The following amounts included in the Aggregate Balance column above have been reported as compensation to the named executive officers in the Summary Compensation Tables for previous fiscal years:

Name	Amount
Arsen S. Kitch	$646,288
Sherri J. Baker	$35,763
Steve M. Bowden	$218,141
Kari G. Moyes	$229,772
Matthew D. Passarello	$0
Michael S. Gadd	$607,653
In addition to the retirement benefits described above, the Supplemental Plan provides benefits to supplement our Clearwater Paper 401(k) Plan to the extent that an employee’s “company contributions” or “allocable forfeitures” in the Clearwater Paper 401(k) Plan are reduced due to IRC limits or because the employee has deferred an annual incentive plan award. Supplemental Plan contributions equal the difference between the company contributions and allocable forfeitures actually allocated to the employee under the Clearwater Paper 401(k) Plan for the year and the company contributions and allocable forfeitures that would have been allocated to the employee under the Clearwater Paper 401(k) Plan if the employee had deferred 6% of his or her earnings determined without regard to the IRC compensation limit ($350,000 in 2025) and without regard to deferral of any annual incentive plan award. At the participant’s election, contributions may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan or a combination of these investment vehicles. Participants vest in this Supplemental Plan benefit upon the earliest of two years of service, attainment of age 65 while an employee, or total and permanent disability. Participants may elect to have benefits paid in a lump sum or in up to 15 annual installments; however, balances that are less than the annual 401(k) contribution limit ($23,500 in 2025) at the time the employee separates from service are paid in a lump sum. Benefits commence in the year following the year of separation from service. Benefit payments to “key employees,” as defined under the IRC, are delayed for a minimum of six months following separation from service.
Certain employees, including the named executive officers, who earn an annual incentive plan award may defer between 50% and 100% of the award under the Management Deferred Compensation Plan. Eligible employees may also elect to defer up to 50% of base salary into the plan. At the participant’s election, deferrals may be deemed invested in a stock unit account, other investments available under the Clearwater Paper 401(k) Plan, or a combination of these investment vehicles. No cash is actually invested in these vehicles, rather a participant is credited for the deferred amount which is then tracked as if the amount were actually invested in company common stock or in funds available under the Clearwater Paper 401(k) Plan. If stock units are elected, dividend equivalents are credited to the units. Deferred amounts are 100% vested at all times.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Severance Programs for Executive Employees
We provide severance benefits to our named executive officers and certain other employees under our Executive Severance Plan (the “Severance Plan”) and Change of Control Plan. Benefits are payable under the Severance Plan in connection with the termination of the executive officer’s employment with us and under the Change of Control Plan in connection with a change of control. We provide that Mr. Kitch is eligible for certain severance and change of control benefits under his employment agreement, and therefore he does not otherwise participate in these plans. Severance under any scenario is only payable under these Plans or under Mr. Kitch’s employment agreement upon the execution of a general release and certain restrictive covenant terms, including, for Mr. Kitch, abidance by the postemployment non-competition and non-solicit covenant contained in his employment agreement.
Termination Other Than in Connection with Change of Control. The following table assumes a termination of employment occurred by us without cause or by the officer for good reason and does not include termination as a result of death, disability, or retirement. The table sets forth the severance benefits payable to each of our named executive officers under our Severance Plan if the named executive officer’s employment is terminated in the circumstances described below, except, as noted, for those severance benefits of Mr. Kitch which are determined in accordance with his employment agreement. Mr. Gadd retired from the company effective December 31, 2025 and was paid his 2025 annual incentive plan award as shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table along with his retirement benefits described in “Other Potential Payments Upon a Termination”, below.

		Cash Severance Benefit	Pro-Rata Annual Bonus (1)	Value of Equity Acceleration (2)	Benefit Continuation	Total
Arsen S. Kitch	(3)	$1,500,000	$1,250,000	$0	$59,209	$2,809,209
Sherri J. Baker		$533,000	$446,450	$0	$23,891	$1,003,341
Steve M. Bowden		$465,000	$402,250	$0	$44,586	$911,836
Kari G. Moyes	(4)	$437,000	$384,050	$0	$31,298	$852,348
Matthew D. Passarello		$365,000	$337,250	$0	$23,159	$725,409
(1) All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2025, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.
(2) Our named executive officers are not entitled to accelerated vesting or other acceleration of equity awards in connection with a termination of employment except (a) for a termination of employment in connection with death, disability or retirement described below in the table titled “Other Potential Payments Upon Termination;” and (b) in connection with a change of control related triggering event.
(3) Mr. Kitch’s employment agreement provides for severance under the above scenarios equal to a cash severance payment equal to 18 months of base compensation, a prorated annual bonus based on actual company performance, and 18 months of continued health and welfare benefit coverage. His employment agreement is discussed below under “Mr. Kitch’s Employment Agreement.”
(4) In connection with her termination, Ms. Moyes will receive the benefits described below under “Departure Related Benefits”, below.
Under the Severance Plan, benefits are payable to an executive officer when his or her employment terminates in the following circumstances (each a “Severance Termination Event”):
•Involuntary termination of the executive’s employment for any reason other than death, disability, or cause; or
•Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
◦a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
◦a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

◦a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel; or
◦a material breach by the company or any successor concerning the terms and conditions of the executive’s employment.
In addition, no severance benefits are payable in connection with termination of employment due to an asset sale, spin-off, or joint venture if the executive continues employment with or is offered the same or better employment terms by the purchaser, spun-off company, or joint venture.
Upon the occurrence of a Severance Termination Event, the following severance benefits are payable to our named executive officers under the Severance Plan, except for Mr. Kitch as noted above, subject to each executive executing a release and that executive’s agreement to certain restrictive covenants that prohibit disclosure of confidential information, solicitation of customers and employees, and engaging in competitive activity:
•cash payments equal to the executive’s base pay for the Severance Pay Period, defined as 52 weeks, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount;
•continued eligibility for an annual incentive award for the fiscal year of termination, determined under the terms and conditions of the annual incentive plan and prorated for the number of days during the fiscal year in which the executive was employed;
•continued group health plan coverage as required by law (“COBRA”), with reimbursement of COBRA premium payments up to the amount paid by the company for the same coverage for its active senior executives until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment; and
•continued basic life insurance coverage until the end of the Severance Pay Period or, if earlier, the date the executive begins new employment.
Termination in Connection with a Change of Control. The following table sets forth the benefits payable to Mr. Kitch under his employment agreement and to each of our other named executive officers under the Change of Control Plan upon a termination of employment.

	Cash Severance Benefit	Pro-Rata Annual Bonus (1)	Value of Equity Acceleration (2)	Benefit Continuation	Enhancement of Retirement Benefits (3)	Total
Arsen S. Kitch	$5,000,000	$1,250,000	$3,003,014	$151,169	$0	$9,404,183
Sherri J. Baker	$2,198,625	$446,450	$668,752	$102,428	$0	$3,416,255
Steve M. Bowden	$1,918,125	$402,250	$457,237	$172,012	$0	$2,949,624
Kari G. Moyes	$1,802,625	$384,050	$429,815	$143,965	$0	$2,760,455
Matthew D. Passarello	$1,505,625	$337,250	$340,518	$136,628	$9,465	$2,329,486
(1) All named executive officers are entitled to a payment of the prorated portion of their bonus, based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2025, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity. The payout would occur at the same time as for other participants.
(2) Amount reflects the value of equity acceleration with respect to outstanding RSUs, calculated using the company’s closing stock price of $17.40 on December 31, 2025. Outstanding performance shares are shown at target performance. Under the award agreement relating to our performance shares, upon a change of control and “double trigger” event, a prorated portion of the performance shares is payable at target performance together with any dividend equivalents, based on the number of full calendar months the executive is employed during the Performance Period prior to the date of the “double trigger” termination, divided by thirty-six (the number of months in the three-year performance period). Under the award agreements for RSUs, if the holder’s employment is terminated by us without cause or by the holder for good reason within one month prior to, or 24 months after, a change of control, each RSU will fully vest unless the change of control occurs during the first year of the vesting period. If the change of control and “double trigger” event occur in the first year of the vesting period, a prorated portion of RSUs based on the number of complete months that have lapsed in the first twelve months of the vesting period is deemed payable. Upon a change of control and “double trigger” event for non-LTIP RSUs during the vesting period, the RSUs shall become immediately vested in full.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

(3) Reflects the value (if any) of the unvested portion of the executives’ accounts under the 401(k) Plan and the 401(k) Supplemental benefit account under the Supplemental Plan.
In general, under the Change of Control Plan, a change of control is one or more of the following events: (1) any person acquires more than 30% of the company’s outstanding common stock; (2) certain changes are made to the composition of our Board; (3) certain transactions occur that result in our stockholders owning 50% or less of the surviving corporation’s stock; or (4) a sale of all or substantially all of the assets of the company or approval by our stockholders of a complete liquidation or dissolution of the company.
A change of control event does not occur upon the approval by stockholders of a merger, consolidation, or sale transaction alone, but rather consummation of such a triggering event is also required.
Under the Change of Control Plan, benefits are payable to an executive officer when his or her employment terminates within two years following a change of control event in the following circumstances (each a “Change of Control Termination Event”):
•Involuntary termination of the executive’s employment for any reason other than death, disability, or cause; or
•Voluntary termination of the executive’s employment upon one of the following events (provided a notice is given by the executive within 90 days of the event):
◦a change in the executive’s duties or responsibilities that results in a material diminution in his or her position or function, other than a change in title or reporting relationships;
◦a 10% or greater reduction in his or her base salary, target bonus opportunity, or target long-term incentive opportunity, other than in connection with an across-the-board reduction applicable to other senior executives;
◦a relocation of the executive’s business office to a location more than 50 miles from the location at which he or she performs duties, other than for required business travel;
◦a failure by Clearwater Paper or any successor to provide comparable, aggregate benefits; or
◦a material breach by Clearwater Paper or any successor concerning the terms and conditions of the executive’s employment.
Upon the occurrence of a Change of Control Termination Event, the following severance benefits are payable to our named executive officers, subject to each executive executing a release and that executive’s agreement to certain restrictive covenants that prohibit disclosure of confidential information, solicitation of customers and employees, and engaging in competitive activity:
•a cash benefit equal to the executive’s annual base pay plus his or her annual base pay multiplied by his or her target bonus percentage, determined as of the date of the termination or at the rate in effect when the executive’s base pay was materially reduced, whichever produces the larger amount, multiplied by 2.5.
•an annual incentive award for the fiscal year of termination, determined based on the executive’s target bonus and prorated for the number of days during the fiscal year in which the executive was employed;
•continued group health plan coverage for 2.5 years, or, if less, the period until the executive begins new employment, referred to as the Subsidized Benefits Period, or such other period required by COBRA;
•reimbursement of COBRA premium payments during the Subsidized Benefits Period up to the amount paid by the company for the same coverage for its active senior executives;
•continued basic life insurance coverage for the Subsidized Benefits Period;
•a lump sum cash benefit equal to the value of that portion of the executive’s account in the 401(k) Plan which is unvested and the unvested portion, if any, of the executive’s “401(k) Plan supplemental benefit” account under the Supplemental Plan; and
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

•for executives participating in the Retirement Plan, a lump sum cash benefit equal to the present value of the executive’s “normal retirement benefit” and “retirement plan supplemental benefit” determined under the Retirement Plan and Supplemental Plan, respectively, if the executive is not entitled to a vested benefit under the Retirement Plan at the time he or she separates from service.
No Tax Gross-Ups. We do not pay tax gross ups in connection with change of control payments. In the event an executive’s severance or change of control payments are subject to an excise tax, he or she will receive whichever provides the greater “after-tax” benefit—either the full amount of the change of control payments or an amount that has been reduced to a point where such payments are not subject to an excise tax.
Mr. Kitch’s Employment Agreement
We entered into an employment agreement with Mr. Kitch effective April 1, 2025 (the “Agreement”), which superseded his prior agreement and includes a one-year term that is automatically extended for additional one-year terms unless the Company or Mr. Kitch give notice of non-extension. Mr. Kitch does not participate in the Severance Plan and Change of Control Plan.
Pursuant to Mr. Kitch’s Agreement, if his employment terminates for any reason other than cause, death, disability, or he is terminated because the Company does not extend the term of his agreement beyond the end of the one year-term then in effect, or he terminates his employment for good reason, he would receive (i) a cash severance payment equal to one and a half times his base salary; (ii) a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance; and (iii) eighteen months of continued health and welfare benefit coverage. If Mr. Kitch is terminated without cause or he resigns for good reason, within the two years following a change of control, he will receive (i) a cash severance payment equal to 2.5 times his then current base salary plus target annual incentive bonus; (ii) a prorated annual bonus for the termination year under the applicable bonus plan at his target amount; and (iii) 2.5 years of continued health and welfare benefit coverage. If Mr. Kitch is terminated due to death or disability, he would receive a prorated annual bonus for the termination year under the applicable bonus plan based on company actual performance.
In order to be entitled to receive any separation payments, Mr. Kitch agreed to covenants prohibiting disclosure of confidential information, solicitation of customers and employees, and engaging in competitive activity.
Other Potential Payments Upon Termination
In addition to those termination situations addressed above, named executive officers or their beneficiaries are entitled to certain payments upon death, disability, or retirement.
For annual RSU and performance share awards, if the holder’s employment terminates because of death, disability, or retirement the following occurs:
•for RSUs, a prorated portion of the award scheduled to vest at the next vesting date, would be paid based on the ratio of the number of full months the holder was employed from the previous annual vesting date (or from the grant date, if the holder’s employment terminates within twelve months of the grant date) to the date of termination, to twelve months; and
•for performance shares, a prorated portion of the award would be paid at the end of the performance period, based on the ratio of the number of full calendar months the holder was employed during the performance period to thirty-six months.
With respect to RSUs and performance shares, dividend equivalents, if any, that would have been paid on the shares earned had the recipient owned the shares during the prorated period, are paid at the end of the vesting or performance period.
The following table summarizes the value as of December 31, 2025, that our named executive officers who were employed at such time would be entitled to receive assuming the respective officer’s employment terminated on that date, in connection with death, disability, or retirement. No named executive officer employed on such date was eligible for retirement, with the exception of Ms. Moyes and Mr. Gadd. Mr. Gadd’s separation related payments are discussed in further detail below in Departure Related Benefits and therefore the values for the named executive officers in the table other than Ms. Moyes reflect amounts they would be entitled to receive only in connection only with death or disability.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

	Cash Severance Benefit	Pro-Rata Annual Bonus(1)	Value of Equity Acceleration(2)	Benefit Continuation	Total
Arsen S. Kitch	$0	$1,250,000	$472,132	$0	$1,722,132
Sherri J. Baker	$0	$446,450	$308,693	$0	$755,143
Steve M. Bowden	$0	$402,250	$71,462	$0	$473,712
Kari G. Moyes	$0	$384,050	$67,181	$0	$451,231
Matthew D. Passarello	$0	$337,250	$116,128	$0	$453,378
(1) All named executive officers are entitled to a payment of the prorated portion of their bonus based on the company’s actual performance. As the termination event for purposes of this table is deemed to occur on December 31, 2025, and performance is not determinable on that date, the bonus represented in the table reflects the “target” bonus opportunity for 2025. The payout would occur at the same time as for other participants.
(2) Amount reflects the value of equity acceleration with respect to outstanding RSUs, which was calculated using the company’s closing stock price of $17.40 on December 31, 2025. Amount reflects any equity acceleration with respect to outstanding performance shares based on actual performance as of December 31, 2025.
Departure Related Benefits
Mr. Gadd retired effective December 31, 2025. In connection with his retirement, Mr. Gadd received his full 2025 cash incentive at actual attainment as shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above. In addition, Mr. Gadd was retirement eligible upon his resignation and therefore received the retirement vesting benefits described above under “Other Potential Payments Upon a Termination”, namely the acceleration of a pro-rata portion of his RSUs valued at $205,581 on December 31, 2025 and continued eligibility to retirement vest in his performance shares.
The Company will terminate Ms. Moyes's employment effective March 31, 2026. In connection with her termination, Ms. Moyes entered into a separation and release agreement with the Company pursuant to which Ms. Moyes continues as an employee with her current base salary from January 1, 2026 through March 31, 2026 and provides as needed transition related services. After her departure, Ms. Moyes will receive a $25,000 separation payment and the benefits provided under the Severance Plan upon a Severance Termination Event as of her March 31, 2026 termination date, provided that she is not eligible to earn any portion of the 2026 tranche of her Transformational Award. These benefits are conditioned on compliance with customary post-employment restrictive covenants which prohibit disclosure of confidential information, solicitation of customers and employees, and engaging in competitive activity. Ms. Moyes is also eligible for and will receive retirement vesting with respect to her outstanding equity on the terms described above under “Other Potential Payments Upon a Termination”. Ms. Moyes did not receive a 2026 long-term incentive equity grant.
Additional Termination or Change of Control Payment Provisions
Annual Incentive Plan. In the event of a change of control, each participant under our annual incentive plan, including the named executive officers, is guaranteed payment of his or her prorated target bonus for the year in which the change of control occurs provided certain other events occur in connection with the participant. With respect to any award earned for the year prior to the year in which the change of control occurs, the participant is guaranteed payment of his or her award based on the performance results for the applicable year. The definition of “change of control” for purposes of our annual incentive plan is substantially similar to the definition of “change of control” described above with respect to the Change of Control Plan, and like certain other benefits under that plan requires a double trigger. Additionally, under our annual incentive plan, upon the death or disability of a participant, the participant or his or her beneficiary or estate, is entitled to a prorated portion of the annual bonus based on our actual performance.
Benefits Protection Trust Agreement. We have entered into a Benefits Protection Trust Agreement, or Trust, which provides that in the event of a change of control the Trust will become irrevocable and within 30 days of the change of control we will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to our employees under our Supplemental Plan; Annual Incentive Plan; Severance Plan; Change of Control Plan; Management Deferred Compensation Plan; Deferred Compensation Plan for Directors; the Salaried Severance
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Plan; Mr. Kitch’s Employment Agreement; and certain agreements between us and certain of our former employees. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then we are, or our successor is, obligated to deposit additional assets into the Trust.
CEO PAY RATIO
Under SEC rules, we are required to provide information about the relationship of the annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. The median of the annual total compensation of all employees of our company (other than our CEO) was $101,674. As reported in the “2025 Summary Compensation Table” above, the annual total compensation of our CEO was $5,201,341. Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 51 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:
•We determined that, as of the date of the last payroll run for the year (December 26, 2025), our employee population consisted of approximately 1,935 individuals with all of the individuals located in the United States. This population consisted of our full-time, part-time, and temporary workers.
•To identify the median employee in the above-described employee population, we compared the amount of total cash earnings of all such employees (other than our CEO) based on our payroll records.
•Since all of our employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.
The pay ratio disclosed above was calculated in accordance with SEC rules based upon our reasonable judgment and assumptions using the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio. Other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to our estimated pay ratio as disclosed above.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

PAY VS PERFORMANCE

Year	Arsen S. Kitch		Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEOs(1)(2)	Value of initial fixed $100 investment based on:
	Summary Compensation Table (SCT) Total for PEO	Compensation Actual Paid (CAP) to PEO(1)			Company Total Stockholder Return	Peer Group Total Stockholder Return(3)	Net Income (millions)	Adjusted EBITDA (millions)(4)
2025	$5,201,341	$2,213,152	$1,262,476	$560,366	$46	$139	$(19)	$107
2024	$5,974,230	$(466,084)	$1,490,225	$226,207	$79	$127	$196	$182
2023	$5,288,096	$4,889,596	$1,144,962	$863,766	$96	$116	$108	$281
2022	$4,693,688	$8,041,513	$1,485,132	$2,042,486	$100	$98	$46	$227
2021	$3,508,327	$2,881,453	$1,691,924	$880,350	$97	$121	$(28)	$175
(1) In accordance with the requirements of Item 402(v) of Regulation S-K, 2023 “compensation actually paid” (CAP) to our PEO and average CAP for our non-PEO NEOs for 2025 was calculated by making the following adjustments to the total compensation reported in the Summary Compensation Table, above. The equity award related adjustments described below reflect the fair value (or change in fair value) for performance- and time-vesting RSUs, computed in accordance with FASB ASC Topic 718 on the relevant dates. Amounts displayed for principal executive officers are averages of the indicated amounts.

	PEO	Non-PEO NEO Average
Summary Compensation Table (SCT) Total	$5,201,341	$1,262,476
Less:
Amounts reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	$—	$(4,429)
Amounts Reported under the “Stock Awards” Column of the SCT	$(3,107,277)	$(452,102)
Amounts Reported under the “Option Awards” Column of the SCT	$—	$—
Plus:
“Service Cost” for Pension Plans	$—	$—
“Prior Service Cost” for Pension Plans	$—	$—
Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$721,943	$436,305
Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$(438,974)	$(585,818)
Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$—	$—
Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$(163,881)	$(96,065)
Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$—	$—
Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$—	$—
Compensation Actually Paid SCT Total less Total Deduction from SCT plus (minus) All Other Adjustments	$2,213,152	$560,366
(2) The named executive officers included for purposes of determining the average compensation for our named executive officers each year is as follows:

2025	Sherri Baker, Steve Bowden, Kari Moyes, Matthew Passarello and Michael Gadd,
2024	Sherri Baker, Steve Bowden, Michael Gadd and Michael Urlick
2023	Sherri Baker, Rebecca Barckley, Michael Murphy, Steve Bowden, Michael Gadd and Kari Moyes
2022	Michael Murphy, Steve Bowden, Michael Gadd and Kari Moyes
2021	Michael Murphy, Steve Bowden, Michael Gadd and Kari Moyes
(3) Represent the total stockholder return of the S&P MidCap 400® Index (excluding members of the GICS® Financials sector) over the indicated periods, which is the index used for purposes of our performance graph disclosure in our most recently filed 10-K.
(4) Represents Adjusted EBITDA from continuing operations for 2025 and Adjusted EBITDA from total operations in prior years is calculated as described in the above Compensation Discussion & Analysis, specifically the subsection entitled “2025 Cash Incentives.”
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

CAP versus TSR, Net Income, and Company Selected Measure
As required by SEC rules, the following graphs show the relationship (i) between our total stockholder return and our peer group’s total stockholder return; and (ii) Compensation actually paid (CAP) to our CEO and other named executive officers and each of (x) our total stockholder return; (y) our net income; and (z) our Adjusted EBITDA, which is our company selected financial measure. For the purpose of the below graphs, TSR and Adjusted EBITDA are calculated in the same manner as our pay versus performance table.

CAP v. Net Income
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
CAP (millions)
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
-$50.0
-$100.0
Net Income (millions)
$3.51
$2.88
-$28.1
$4.69
$8.04
$46.0
$5.29
$4.89
$107.7
$5.97
-$0.47
$196.3
$5.20
$2.21
-$18.6
2021
2022
2023
2024
2025
CEO CAP (millions)
Avg. Non-PEO NEO CAP (millions)
Net Income (millions)

CAP vs. Adjusted EBITDA
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
CAP (millions)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Adjusted EBITDA (millions)
$174.60
$226.90
$281.00
$181.50
$107.2
$3.51
$2.88
$4.69
$8.04
$5.29
$4.89
$5.97
-$0.47
$5.20
$2.21
2021
2022
2023
2024
2025
CEO CAP (millions)
Avg. Non-PEO NEO CAP (millions)
Adjusted EBITDA (millions)

As described in the above Compensation Discussion & Analysis section, the Compensation Committee believes the following are the most important goals in its executive compensation program linking pay to performance, with Adjusted EBITDA serving as the single most important financial metric. The Compensation Committee does not use any other financial performance metrics besides those listed below when assessing pay and performance.
Most Important Performance Metrics

Adjusted EBITDA (financial)
Free Cash Flow (financial)
ROIC (financial)
TSR (financial)
Strategic Objectives (non-financial)

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

5. AUDIT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the company’s audited financial statements for the fiscal year 2025 with management and KPMG LLP (“KPMG”) and discussed with KPMG those matters required by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” as amended, and the Securities and Exchange Commission. The Audit Committee received the written disclosures from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence.
Based on these reviews and discussions with management, KPMG and the company’s internal audit function, the Audit Committee recommended to the Board that the company’s audited financial statements for the fiscal year ended December 31, 2025, be included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee Members
John J. Corkrean, Chair Jeanne M. Hillman Ann C. Nelson John P. O’Donnell Alexander Toeldte
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee’s policy is to evaluate and determine that the services provided by KPMG in each year are compatible with the auditor’s independence. The following table shows fees billed for each of 2024 and 2025 for professional services rendered by KPMG for the audit of our financial statements and other services.

	Audit Fees (1)	Audit-Related Fees	Tax Fees	All Other Fees
2024	$3,162,000	$990,134	$ -	$ -
2025	$2,324,000	$10,000	$ -	$ -

(1) Audit fees represent fees for the audit of the company’s annual financial statements, the audit of internal control over financial reporting, reviews of the quarterly financial statements, and consents and debt compliance reports.
We have adopted a policy relating to independent auditor services and fees, which provides for pre-approval of audit, audit-related, tax and other specified services on an annual basis. Under the terms of the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

5. ANNUAL MEETING INFORMATION
SUMMARY
This summary highlights important information you will find elsewhere in this Proxy Statement. It is only a summary and you should review the entire Proxy Statement before you vote.
MEETING INFORMATION

Date and Time	Location	Record Date	Mailing Date

Thursday, May 7, 2026 9:00 a.m. Pacific	Grand Hyatt Seattle, 721 Pine Street, Seattle, WA 98101	March 10, 2026	On or about March 27, 2026
Via webcast: https://register.proxypush.com/CLW
MEETING AGENDA / PROPOSALS

Proposal	Board of Directors’ Recommendation

1. Elect five directors to the Clearwater Paper Corporation Board of Directors	FOR each nominee

2. Ratify the appointment of KPMG, LLP as our independent registered public accounting firm for 2026	FOR

3. Hold an advisory vote to approve the compensation of our named executive officers	FOR

4. Approve the amendment to the Restated Certificate of Incorporation of Clearwater Paper Corporation to limit the liability of certain officers	FOR

5. Approve the amendment to the Amended and Restated Bylaws of Clearwater Paper Corporation to add a forum selection provision	FOR

6. Approve the Clearwater Paper Corporation 2026 Stock Incentive Plan	FOR

7. Transact any other business that properly comes before the meeting

Information regarding our executive compensation program can be found under the “Executive Compensation Discussion and Analysis” section found elsewhere in this proxy.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

GENERAL INFORMATION
STOCKHOLDER PROPOSALS FOR 2027
The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2027 annual meeting of stockholders is November 27, 2026. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by the company between January 7, 2027 and February 6, 2027. A stockholder’s notice relating to such a nomination or proposal must set forth the information required by our Bylaws and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. A copy of our Bylaws is available for downloading or printing by going to our website at www.clearwaterpaper.com, and selecting “Investors,” and then “Governance.”
STOCKHOLDERS SHARING THE SAME ADDRESS
Some brokers, other nominee record holders, and Broadridge Financial Solutions, Inc., or Broadridge, our proxy agent, may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. Broadridge will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you write or call at:
Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717 or 1-866-540-7095.
In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact Broadridge at the above contact information.
ANNUAL REPORT AND FINANCIAL STATEMENTS
A copy of our 2025 Annual Report to Stockholders, which includes our financial statements for the year ended December 31, 2025, was made available along with this proxy statement and other voting materials and information on the website www.proxyvote.com. You may view a copy of the 2025 Annual Report by going to our website at www.clearwaterpaper.com, and then selecting “Investors” and then selecting “Financial Info” and then “Annual Reports” or request one by selecting “Contact Us.”
DELINQUENT SECTION 16(A) REPORTS
Under U.S. securities laws, directors, certain executive officers and any person holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and applicable officers, we believe all persons subject to reporting filed the required reports on time in 2025.
COPIES OF CORPORATE GOVERNANCE AND OTHER MATERIALS AVAILABLE
The Board of Directors has adopted various corporate governance guidelines setting forth our governance principles and governance practices. These documents are available for downloading or printing on our website at www.clearwaterpaper.com, by selecting “Investors” and then “Governance:”
• Restated Certificate of Incorporation
• Amended and Restated Bylaws
• Corporate Governance Guidelines
• Code of Business Conduct and Ethics
• Code of Ethics for Senior Officers
• Supplier Code of Conduct
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

• Audit Committee Charter
• Compensation Committee Charter
• Nominating and Governance Committee Charter
• Director Independence Policy
•Director Stock Ownership Guidelines
•Fair Disclosure and Communications Policy
•Officers Stock Ownership Guidelines
• Human Rights Policy
• Related Person Transaction Policy
• Environmental, Health and Safety Policy
• Procedures for the Reporting of Questionable Accounting and Auditing Matters
• Reporting Concerns Hotlines
FORWARD LOOKING STATEMENTS
This report contains, in addition to historical information, certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, as amended, including statements as to our expectations regarding our cost-reduction plan; our efforts to integrate the Augusta, Georgia paperboard manufacturing facility and associated businesses; the sale of our consumer products division (our tissue business); the company’s strategy, including the company’s plans to invest strategically in the company’s business; paperboard market conditions and dynamics; the company’s financial and operational performance; product sustainability and attributes; environmental, social and governance goals, commitments and performance; human capital and work-force commitments; board declassification; customers and customer preferences; innovations and product development; and our ability to execute our growth, expansion and strategic initiatives and other plans described in this report. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this report. Important factors that could cause or contribute to such differences include those discussed from time to time in our reports filed with the Securities and Exchange Commission, including the “Risk Factors” discussion in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

Forward-looking statements contained in this report present management’s current expectations, estimates, assumptions and projections only as of the date of this report and are subject to change. The company does not undertake to update any forward-looking statements or information based on new developments or changes in the company’s expectations after the date of this report.
INTERNET AVAILABILITY OF ANNUAL MEETING MATERIALS
Under Securities and Exchange Commission (“SEC”) rules, we have elected to make our proxy materials available to most of our stockholders over the Internet, rather than mailing paper copies of those materials to each stockholder. On or about March 27, 2026, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) directing stockholders to a website where they can access our 2026 Proxy Statement and 2025 Annual Report and view instructions on how to vote via the Internet or by phone. If you received the Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed. Some of our stockholders were not mailed the Notice and were instead delivered paper copies of the documents accessible on the Internet.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

ANNUAL MEETING INFORMATION
DATE, TIME AND PLACE OF THE MEETING
The 2026 Annual Meeting of Stockholders will be held on Thursday, May 7, 2026, at 9:00 a.m., local time, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, WA 98101.
INSTRUCTIONS FOR WEB PARTICIPATION IN THE ANNUAL MEETING
We are holding the Annual Meeting in person at the Grand Hyatt Seattle as presented in the Notice of Annual Meeting provided with our proxy materials. However, we are also providing a means to participate in the meeting via a webcast.
WEBCAST REGISTRATION INSTRUCTIONS
To attend the webcast of the Annual Meeting, stockholders will need to register at register.proxypush.com/CLW or enter the url https://register.proxypush.com/CLW. Once registered, stockholders will receive a confirmation email with a link to access the webcast. Those planning to listen should connect to the webcast at least 10 minutes prior to the start of the Annual Meeting. Subject to customary rules adopted by the company, stockholders attending the Annual Meeting in person will be provided an opportunity to ask questions and the Annual Meeting webcast will offer a means to ask written questions.
VOTING AT THE MEETING
Please note that stockholders will not be able to vote or revoke a proxy through the webcast. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to complete and return the proxy card included with our proxy materials, or through your broker, bank, or other nominee’s voting instruction form. Stockholders of record can also vote via telephone or via the internet by following the instructions on your proxy card. Stockholders of record may still attend the Annual Meeting and revoke their proxy at any time before it is voted.
Replay of the Meeting
The Annual Meeting webcast will be archived on the Investor Relations section of the company’s website through May 7, 2027.
If you have further questions regarding proxy voting or how to access the Annual Meeting via webcast, please do not hesitate to contact investor relations at investorinfo@clearwaterpaper.com or by phone at (509) 344-5906.
Purpose of the Meeting
The purpose of the meeting is to:
•elect five directors to our Board;
•ratify the appointment of our independent registered public accounting firm for 2026;
•hold an advisory vote to approve the compensation of our named executive officers;
•approve the amendment to the Restated Certificate of Incorporation of Clearwater Paper Corporation to limit the liability of certain officers;
•approve the amendment to the Amended and Restated Bylaws of Clearwater Paper Corporation to add a forum selection provision;
•approve the Clearwater Paper Corporation 2026 Stock Incentive Plan; and
•transact any other business that properly comes before the meeting.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2026, FOR approval of the compensation of our named executive officers, FOR approval of the amendment to the Restated Certificate of Incorporation of Clearwater Paper Corporation to limit the liability of certain officers, FOR approval of the amendment to the
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Amended and Restated Bylaws of Clearwater Paper Corporation to add a forum selection provision, and FOR approval of the amendment to the Clearwater Paper Corporation 2026 Stock Incentive Plan.
Who May Vote
Stockholders who owned common stock at the close of business on March 10, 2026, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are directors to be elected and one vote on any other matter presented.
Proxy Solicitation
Certain of our directors, officers and employees and our proxy solicitor, D.F. King & Co., may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. We will bear the cost of the solicitation of proxies, including D.F. King’s fee of $8,000 plus out-of-pocket expenses, and we will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Clearwater Paper common stock. No additional compensation will be paid to our directors, officers or employees who may be involved in the solicitation of proxies.
Tabulation of Votes—Inspector of Election
Broadridge will act as the inspector of election at the Annual Meeting and we will reimburse reasonable charges and expenses related to the tabulation of votes.
Voting
You may vote your shares in one of several ways, depending upon how you own your shares.
Shares registered directly in your name with Clearwater Paper (through our transfer agent, Computershare) and Shares held in a Clearwater Paper 401(k) Savings Plans (through Fidelity Management Trust Company):
• Via Internet: Go to www.proxyvote.com and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
• By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You will need to enter the Control Number printed on the Notice you received or if you received printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
• In Writing: If you received printed proxy materials in the mail and wish to vote by mail, complete, sign, and date your proxy card, and return it in the postage paid envelope that was provided to you, return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.
• In Person: You can always come to the meeting and vote your shares, other than 401K shares, in person.
IMPORTANT NOTE TO 401(K) SAVINGS PLANS PARTICIPANTS: Broadridge must receive your voting instructions by 11:59 p.m., Eastern Daylight Time, on Monday, May 4, 2026, in order to tabulate the voting instructions of 401(k) Savings Plans participants who have voted and communicate those instructions to the 401(k) Savings Plans trustee, who will ultimately vote your shares.
If the 401(k) Savings Plans trustee does not timely receive voting directions from a 401(k) Savings Plans participant or beneficiary, the participant or beneficiary shall be deemed to have directed the 401(k) Savings Plans trustee to vote his or her company stock account in accordance with the pro rata percentage of voting directions received for the allocated stock. Conversely, if voting directions are timely received, they will proportionally control how unallocated or undirected shares of company stock are voted. For this reason, shares held through a 401(k) Savings Plan are ineligible for vote at the in-person meeting.
Shares held in “street” or “nominee” name (through a bank, broker or other nominee):
• You may receive a Notice of Internet Availability of Proxy Materials or a separate voting instruction form from your bank, broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your bank, broker, or other nominee in order to instruct your bank, broker, or nominee on how to vote your shares. The availability of telephone or Internet voting will depend on the voting process of the
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

bank, broker, or other nominee. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record and bring that with you to the meeting.
• If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the holder of record of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to the broker, then your broker can vote your shares for “discretionary” items but cannot vote your shares for “non-discretionary” items.
If you vote via the Internet, by telephone or return a proxy card by mail, or turn in a ballot at the meeting, but do not select a voting preference, the persons who are authorized on the proxy card, voting instruction forms and through the Internet and telephone voting facilities to vote your shares will vote FOR each director nominee, FOR the ratification of the appointment of our independent registered public accounting firm for 2026, FOR approval on an advisory basis, of the compensation of our named executive officers, FOR approval of the amendment to the Restated Certificate of Incorporation of Clearwater Paper Corporation to limit the liability of certain officers, FOR approval of the amendment to the Amended and Restated Bylaws of Clearwater Paper Corporation to add a forum selection provision, and FOR the approval of the Clearwater Paper Corporation 2026 Stock Incentive Plan. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co. toll-free at 1-800-578-5378 or Investor Relations at 1-509-344-5906.
Revoking your Proxy
If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving our Corporate Secretary written notice of your revocation by mailing to Clearwater Paper Corporation, Corporate Secretary, 601 West Riverside Avenue, Suite 300, Spokane, WA 99201 and by submitting a later-dated proxy, or you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions.
If your shares are held in one of the 401(k) Savings Plans (through Fidelity Management Trust Company), you may revoke your proxy by telephone by calling 1-800-690-6903 and following the instructions or via the Internet by going to www.proxyvote.com and following the instructions. Broadridge must receive your revocation by 11:59 p.m., Eastern Daylight Time, on Monday, May 4, 2026 in order for the revocation to be communicated to the 401(k) Savings Plans trustee.
If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker, or other nominee in accordance with that entity’s procedures for revoking your voting instructions.
Quorum
On March 10, 2026, the record date, we had __________ shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares issued and outstanding and entitled to vote on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be treated as present for purposes of determining the existence of a quorum.
Votes Needed
The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director listed in Proposal 1, to ratify the appointment of KPMG LLP as our independent registered public accounting firm as set forth in Proposal 2, to approve the amendment to the Amended and Restated Bylaws of Clearwater Paper Corporation adopted by the Board to add a forum selection provision as set forth in Proposal 5, and to approve the Clearwater Paper Corporation 2026 Stock Incentive Plan set forth in Proposal 6.
The votes presented in Proposal 3 are advisory and therefore are not binding on the company, our Compensation Committee or our Board of Directors. We, however, value the opinions of our stockholders. The Compensation Committee will, as it did with respect to previous stockholder advisory votes regarding named executive officer compensation, take into account the result of the advisory vote when determining future executive compensation.
The affirmative vote of the holders of a majority of the voting power of all outstanding shares entitled to vote is required to approve the Restated Certificate of Incorporation of Clearwater Paper Corporation providing for the officer exculpation amendment as permitted by Delaware law as set forth in Proposal 4.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

The inspector of election will tabulate affirmative and negative votes, abstentions and broker non-votes. For Proposals 1, 2, 5, and 6 withheld votes and abstentions will have the same effect as negative votes and broker non-votes will not be counted in determining the number of shares entitled to vote. For Proposal 4, withheld votes, abstentions, and broker non-votes will have the same effect as negative votes.
Majority Vote Standard in Uncontested Director Elections
We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, each nominee is elected by the vote of a majority of the voting power of the capital stock issued and outstanding, present in person or by proxy and entitled to vote for the election of directors. As provided in our Bylaws, an “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election.
In accordance with our Bylaws, our Board of Directors may nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next Annual Meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.
If an incumbent director fails to receive the required vote for re-election in an uncontested election, the Nominating Committee determines whether such director’s resignation should be accepted and makes a recommendation to the Board, which makes the final determination whether to accept the resignation. The Board must publicly disclose its decision within 90 days from the date of certification of the election results. If a director’s resignation is accepted by the Board, then the Board may fill the resulting vacancy or may decrease the size of the Board.
Annual Meeting Attendance
We cordially invite and encourage all of our stockholders to attend the meeting either virtually or in-person. Persons who are not stockholders may attend only if invited by us. You should be prepared to present valid, government-issued photo identification for admittance to the in-person meeting.
• If you are a stockholder of record, you must bring a copy of the Notice or proxy card in order to be admitted to the meeting.
• If you hold your shares through one of the 401(k) Savings Plans, you must bring your proxy card in order to be admitted to the meeting.
• If you own shares in “street” or “nominee” name, you must bring proof of beneficial ownership (e.g., a current broker’s statement or letter from your bank/broker) in order to be admitted to the meeting. If you want to vote shares held in street name at the meeting, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.
If you do not provide photo identification and comply with the other procedures outlined above, you may not be admitted to the Annual Meeting.
Other Matters Presented at Annual Meeting
We do not expect any matters, other than those included in this proxy statement, to be presented at the 2026 Annual Meeting of the Stockholders. To present other matters at the meeting, notice must be given in accordance with the requirements of the Bylaws. (See stockholder proposals for 2026 in our 2025 Proxy Statement.) If a stockholder does not meet the requirements as set forth in the Bylaws, the Chairman may refuse to acknowledge or introduce the matter at the 2026 Annual Meeting. If other matters are properly presented, the individuals named as proxies will have discretionary authority to vote your shares on such matters.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

6. PROPOSALS
PROPOSAL 1
ELECTION OF DIRECTORS
WE RECOMMEND A VOTE FOR EACH NOMINEE.
Currently our Board of Directors was previously divided into three classes serving staggered three-year terms. At the 2024 annual meeting of stockholders, the stockholders approved the Restated Certificate of Incorporation to declassify the Board. In accordance with those changes, our Board’s class terms are being eliminated over a three-year period that commenced with the 2025 annual meeting of stockholders and will provide for an annual election of all directors commencing with the 2027 annual meeting of stockholders.
Each of the nominees listed below has been nominated by our Board of Directors, to serve a one-year term at the recommendation of the Nominating and Governance Committee in accordance with its charter, our Amended and Restated Bylaws and our Corporate Governance Guidelines.
Each nominee is currently a member of the Board. If any nominee becomes unable to serve as a director before the meeting or decides not to serve, the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.
Nominees for Election at This Meeting for a Term Expiring in 2027
Jeanne M. Hillman
Age 66, a director since October 2022
Joe W. Laymon
Age 73, a director since May 2019
Ann C. Nelson
Age 66, a director since May 2020
John P. O’Donnell
Age 65, a director since April 2016
Christine M. Vickers Tucker
Age 58, a director since May 2021
The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to elect each nominee for director listed in Proposal 1.

FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AT THIS MEETING.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
WE RECOMMEND A VOTE FOR THIS PROPOSAL.
Based upon its review of KPMG LLP’s (“KPMG”) qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG to serve as our independent registered public accounting firm for 2026.
The appointment of our independent registered public accounting firm is not required to be submitted for ratification by our stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of our independent registered public accounting firm. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG as independent registered public accounting firm for 2026 for ratification by our stockholders.
If our stockholders fail to ratify the appointment of KPMG, the Audit Committee may reconsider whether to retain KPMG, may continue to retain that firm, or appoint another firm without resubmitting the matter to our stockholders. Even if our stockholders ratify the appointment of KPMG, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm for us if it determines that such a change would be in the best interests of our company and our stockholders.
The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.
Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

PROPOSAL 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
This Proposal 3 vote, provides you with the opportunity to advise our Board of Directors and Compensation Committee regarding your approval of the compensation of our named executive officers as described in the Executive Compensation Discussion and Analysis section, accompanying compensation tables and narrative disclosure set forth in this proxy statement. This vote is not intended to address any specific item of compensation or the compensation of any particular named executive officer, but rather the overall compensation of our named executive officers as well as the philosophy and objectives of our executive compensation programs.
We encourage stockholders to read the Executive Compensation Discussion and Analysis section, which describes our executive compensation programs that are designed to attract, retain, motivate and reward our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the company’s achievement of financial performance targets as well as their individual achievement of specific strategic and corporate goals on an annual basis and for realization of increased stockholder return on a long-term basis. In 2025, we received an 89% vote in favor of our executive compensation program from our stockholders.
Our Board of Directors has adopted a policy providing for an annual say-on-pay vote until the next required stockholders vote on the frequency of such votes. As such, we are again asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Clearwater Paper approve, on an advisory basis, the compensation of the company’s named executive officers set forth in the Compensation Discussion and Analysis, compensation tables and narrative in the Proxy Statement.”
The advisory vote is not binding on the company, our Compensation Committee or our Board of Directors. We value the opinions of our stockholders, however, and the Compensation Committee will take into account, as it did with respect to last year’s advisory vote to approve named executive officer compensation, the result of the vote when determining future executive compensation.

FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

PROPOSAL 4
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR OFFICER EXCULPATION AS PERMITTED BY DELAWARE LAW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

BACKGROUND AND EFFECT OF THE PROPOSAL

Our Restated Certificate of Incorporation currently limits the monetary liability of directors in certain circumstances pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) but similar limitations of liability are not applicable to our officers. As of August 1, 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the monetary liability of certain officers in specific circumstances. In light of this update, and following a review of recent corporate governance trends and evolving best practices, the Board is proposing an amendment to the Company’s Restated Certificate of Incorporation to provide for the exculpation of certain of the Company’s officers in specific circumstances, as permitted by Delaware law (the “Officer Exculpation Amendment”).
The proposed Officer Exculpation Amendment will add a new Article X to the Restated Certificate of Incorporation to limit officer liability as follows:
“Article X
A.Limitation on Officer Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, an officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. For purposes of this Article X, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended.
B.Repeal and Modification. Any repeal or modification of the foregoing provision of this Article X shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.”
Delaware law only permits, and the proposed Officer Exculpation Amendment would only permit, exculpation of certain officers for direct claims brought by stockholders (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty to the Company or our stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The proposed Officer Exculpation Amendment would not be retroactive to any act or omission occurring prior to its effective date.
Consistent with the DGCL, the Officer Exculpation Amendment would only apply to certain officers, namely an individual who during the course of conduct alleged to be wrongful (i) is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) is or was identified in the Company’s public filings with the SEC as one of the most highly compensated executive officers of the Company; or (iii) has, by written agreement with the Company, consented to be identified as an officer for the purpose of accepting service of process.
REASONS FOR THE AMENDMENT
The Board believes the Officer Exculpation Amendment is advisable and in the best interests of the Company and our stockholders because it strikes a balance between stockholders’ interests in officer accountability and stockholders’ interests in the Company’s ability to attract and retain qualified and experienced officers and to reduce litigation and insurance costs associated with lawsuits. In the absence of such protection, such individuals might be deterred from serving as officers due to their exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Aligning the protections available to our officers
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

with those available under the DGCL would empower officers to exercise their business judgment in furtherance of the interests of the Company and our stockholders without the potential for distraction posed by the risk of personal liability.
The Board and its Nominating and Governance Committee have considered the narrow class and types of claims for which officers’ liability would be exculpated and the benefits the Board and its Nominating and Governance Committee believes would accrue to the Company and our stockholders – namely, an enhanced ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits – and have determined that the Officer Exculpation Amendment is advisable and in the best interest of the Company and our stockholders.
The above description of the Officer Exculpation Amendment is qualified in its entirety by reference to the full text of the Restated Certificate of Incorporation, which is attached as Appendix B to this proxy statement reflecting the proposed addition of the Officer Exculpation Amendment with italics and underlining.
APPROVAL AND ADOPTION
On February 27, 2026, the Board unanimously approved, and recommended that the stockholders approve and adopt the Restated Certificate of Incorporation containing the Officer Exculpation Amendment in Article X. If this Proposal 4 is approved and adopted by the stockholders, the Company intends to file a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the Officer Exculpation Amendment, which will become effective at the time of filing.
REQUIRED VOTE
To be adopted, the Restated Certificate of Incorporation containing the Officer Exculpation Amendment must be approved and adopted by the affirmative vote of the holders of a majority of the voting power of all outstanding shares entitled to vote. Stockholders may direct that their votes be cast for or against the proposal, or stockholders may abstain from the proposal. Abstentions and broker shares that are not voted will have the same effect as votes cast against the proposal.

FOR
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE RESTATED CERTIFICATE OF INCORPORATION PROVIDING FOR THE OFFICER EXCULPATION AMENDMENT AS PERMITTED BY DELAWARE LAW. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR THE PROPOSAL ABOVE UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

PROPOSAL 5
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED BYLAWS ADOPTED BY THE BOARD TO ADD A FORUM SELECTION PROVISION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

BACKGROUND AND EFFECT OF THE PROPOSAL
Since 2015, Section 115 of the DGCL has permitted Delaware corporations to adopt a provision in the certificate of incorporation or bylaws requiring all internal corporate claims be brought exclusively in any or all of the courts in the state of Delaware. Such provisions are prevalent in the governing documents of Delaware corporations. In 2020, the Delaware Supreme Court upheld the ability for Delaware corporations to also adopt federal forum selection provisions in the certificate of incorporation or bylaws requiring that claims arising under the Securities Act of 1933, as amended (the “Securities Act”), be brought in federal court. Since such decision, federal forum selections have also become increasingly common for Delaware corporations.
Following a review of recent corporate governance trends and evolving best practices, the Board is proposing an amendment to the Company’s Amended and Restated Bylaws to designate Delaware courts as the exclusive forum for internal corporate claims and the U.S. federal district courts as the exclusive forum for claims arising under the Securities Act (the “Forum Selection Amendment”).
The proposed Forum Selection Amendment will add a new Section 8.6 to the Company’s Amended and Restated Bylaws to provide exclusive forums for certain legal actions as follows:

“Section 8.6 Forum Selection.

Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action or proceeding asserting a claim of or based on a breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action or proceeding asserting a claim against the corporation, its current or former directors, officers or stockholders arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the Certificate of Incorporation or these bylaws, or (iv) any action or proceeding asserting a claim against the corporation, its current or former directors, officers or stockholders governed by the internal affairs doctrine, shall be the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such court does not have jurisdiction, the United States District Court for the District of Delaware). If any action the subject matter of which is within the scope of the foregoing sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the foregoing sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. For the avoidance of doubt, this Section is intended to benefit and may be enforced by the corporation, the officers and directors of the corporation, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section.”
Under the Forum Selection Amendment, our Company would retain the ability to consent to an alternative forum in appropriate circumstances where our Company determines that our interests and those of our stockholders are best served by permitting a particular internal corporate claim or Securities Act lawsuit to proceed in a forum other than the courts designated by the Forum Selection Amendment.
REASONS FOR THE AMENDMENT
Our Board believes that our Company and our stockholders will benefit from having internal corporate claims litigated solely in Delaware, where our Company is incorporated and the laws of which govern such claims. Delaware courts have considerable expertise, and bring to bear a substantial and influential body of case law, in addressing Delaware corporate law issues. The Delaware Court of Chancery employs procedures that can provide relatively expeditious decisions, potentially limiting the time, cost and uncertainty of protracted litigation for all parties. In providing for Delaware courts as the exclusive forum for internal corporate claims involving our Company or our directors, officers, stockholders, employees or agents, the Forum Selection Amendment is intended to avoid the added costs, the unpredictability and the risk of inconsistent outcomes that could arise when duplicative internal corporate claims proceed in different courts.
In addition, our Board believes that our Company and our stockholders will benefit from having Securities Act claims litigated in U.S. federal district courts, in light of those courts' expertise in matters arising under the Securities Act, and that providing for U.S. federal district courts as the exclusive forum for Securities Act litigation can help discourage plaintiff forum shopping and reduce the risk, and associated costs and inefficiencies, of duplicative Securities Act cases being litigated simultaneously in both state and federal courts.
Our Board recognizes that some plaintiffs might prefer to litigate matters in a forum other than the courts specified in the Forum Selection Amendment, because another court may be more convenient for them or more favorable for their claims (among other reasons). The Forum Selection Amendment would regulate only the forum in which our stockholders may pursue internal corporate claims and claims arising under the Securities Act; it would not restrict the ability of our stockholders to bring such claims, and it would not affect the remedies available if such claims were ultimately successful. Moreover, the Forum Selection Amendment would not specify the federal district courts in any particular state as the exclusive forum for Securities Act claims, so a plaintiff could select, on the basis of convenience or for other reasons, the federal district courts in any state as the forum for any such claim.
The Forum Selection Amendment is not being proposed in response to, or anticipation of, any specific litigation or transaction.
The above description of the Forum Selection Amendment is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached as Appendix C to this proxy statement reflecting the proposed addition of the Forum Selection Amendment with italics and underlining.
APPROVAL
On February 27, 2026, the Board unanimously approved, and recommended that the stockholders approve the Forum Selection Amendment adopted by the Board. If this Proposal 5 is approved by the stockholders, the Company intends to add the Forum Selection Amendment to the Amended and Restated Bylaws, which will become effective at the time of certification by the Company Secretary.
Our Board has authority under the Amended and Restated Bylaws to amend the Amended and Restated Bylaws, including for purposes of effectuating the Forum Selection Amendment, without obtaining stockholder approval. However, our Board has determined that it will only cause the Forum Selection Amendment to become effective if the stockholders approve such amendment. If the stockholders were to adopt the Forum Selection Amendment rather than approving the Board’s adoption of such amendment, the Company’s Bylaws would require a supermajority vote to do so.
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

REQUIRED VOTE
The Board will only cause the Forum Selection Amendment to become effective if the proposal receives the affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote. Stockholders may direct that their votes be cast for or against the proposal, or stockholders may abstain from the proposal. Withheld votes and abstentions will have the same effect as negative votes, and broker non-votes will not be counted in determining the number of shares entitled to vote.

FOR	THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED BYLAWS ADOPTED BY THE BOARD TO ADD A FORUM SELECTION PROVISION.

Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

PROPOSAL 6
APPROVAL OF THE CLEARWATER PAPER CORPORATION 2026 STOCK INCENTIVE PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
The Clearwater Paper Corporation 2026 Stock Incentive Plan (the “Equity Plan”) will provide equity incentive awards to help promote our long-term success and the creation of stockholder value by, among other things
•encouraging our employees to focus on critical long-range objectives;
•attracting and retaining employees with exceptional qualifications; and
•linking our employees directly to stockholder interests through increased stock ownership.
The Equity Plan authorizes the issuance of shares of common stock and the grant of restricted shares, performance shares, restricted stock units, stock options, and stock appreciation rights.
Upon its approval by stockholders at the 2026 Annual Meeting, the Equity Plan will replace our 2017 Stock Incentive Plan (the “Prior Plan”), and the Prior Plan will be terminated. No further awards would be made under the Prior Plan, but outstanding awards previously granted under the Prior Plan would continue to be administered in accordance with their terms.
DESCRIPTION OF EQUITY PLAN
The Equity Plan approved by our Board of Directors and submitted for stockholder approval establishes a new share reserve, in place of the current unused share reserve under the Prior Plan (which would be canceled), with 2,000,000 new shares available for issuance under the Equity Plan for grants on and after May 7, 2026, plus (a) the number of shares subject to all outstanding awards under the Prior Plan as of such date that are later forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expire and (b) the number of shares used to satisfy tax withholding obligations related to all outstanding awards of restricted shares, restricted stock units, or performance shares under the Prior Plan as of such date.
Currently Reserved Shares Canceled. If the Equity Plan is approved, any shares authorized for issuance under the Prior Plan that are not subject to outstanding awards as of our Annual Meeting (i.e., May 7, 2026) shall be canceled and shall no longer be available for issuance under the Prior Plan. As of March 3, 2026, we have 147,646 shares authorized for issuance under the Prior Plan but not subject to outstanding awards. We have not and will not make any additional grants from this remaining pool of authorized shares prior to our Annual Meeting.
Equity Plan Good Governance. The Equity Plan, like the Prior Plan, contains the following important compensation and governance best practices:
•The repricing of stock options or stock appreciation rights, and the cancellation of stock options, stock appreciation rights, or restricted stock units in return for cash or the grant of new stock options, stock appreciation rights, or restricted stock units is prohibited without stockholder approval;
•There is a one-year minimum vesting requirement for all award types under the Equity Plan, except for awards granted in an amount not to exceed 5% of the shares authorized under the Equity Plan;
•There is a robust clawback provision;
•There is an annual limit on the value of awards to our outside directors;
•The award agreements for our executive officers have “double trigger” change of control vesting upon a “qualifying termination” in connection with a change of control;
•Dividends on shares that have not vested, and any accrued dividends are not paid under the Equity Plan until the underlying shares vest;
Clearwater Paper Corporation 2026

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•Dividend equivalents on restricted stock units and performance shares under the Equity Plan are subject to the same conditions and restrictions, including forfeiture conditions, as the restricted stock units or performance shares to which the dividend equivalents relate; and
•The Equity Plan prohibits liberal share recycling with respect to stock options and stock appreciation rights.
REQUEST FOR ADDITIONAL SHARES, DILUTION AND OVERHANG
To provide us with the flexibility to responsibly address our future equity compensation needs, we are requesting that stockholders approve this Equity Plan to establish a new reserve of 2,000,000 shares available for issuance under the Equity Plan. After giving effect to the establishment of the new share reserve, we expect the Equity Plan to last at least 3 years, and the overhang percentage as of March [__], 2026 would be [___]%.
When considering the number of shares to reserve under the Equity Plan, the Compensation Committee reviewed, among other things, the potential dilution to stockholders as measured by the burn rate, dilution, and overhang, projected future share usage and projected forfeitures. The projected future usage of shares under the Equity Plan was reviewed under scenarios based on a variety of assumptions. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the Equity Plan while minimizing stockholder dilution.
As of March [__], 2026, there were:
•outstanding stock option awards for [_____] shares, with a weighted average exercise price of [___] and a weighted average remaining term of [___] years;
•outstanding and unvested performance share awards for [_______] shares;
•outstanding and unvested restricted stock unit awards for [_______] shares.
The table below sets forth the number of (i) stock option awards and restricted stock unit awards granted, and (ii) performance share awards earned, in each case since the Prior Plan’s inception, and the weighted-average number of shares of common stock outstanding during each year.

	Burn Rate
	2025	2024	2023
Stock Option Awards Granted	0	0	0
Restricted Stock Unit Awards Granted	198,887	221,319	216,379
Performance Share Awards Earned	0	149,665	211,944
Weighted-Average Common Stock Outstanding	16,169,000	16,781,000	16,863,000
Burn Rate	1.2%	2.2%	2.5%

REASONS FOR APPROVING THE EQUITY PLAN
As discussed in the proxy statement under “Executive Compensation Discussion and Analysis,” stock-based awards under the Prior Plan have been an integral part of our executive compensation program and our efforts to align the interests of our management team with those of our stockholders. Approving the Equity Plan with a new share reserve of 2,000,000 shares will allow us to continue these efforts.

APPROVAL UNDER NEW YORK STOCK EXCHANGE CORPORATE GOVERNANCE STANDARDS
As a company with common stock listed on the New York Stock Exchange, we must seek stockholder approval of any new equity compensation plan that provides for the delivery of our equity securities to any employee, director
Clearwater Paper Corporation 2026

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or other service provider as compensation for services. The proposed Equity Plan is subject to this stockholder approval requirement.

SUMMARY OF THE EQUITY PLAN
Administration. Administration of the Equity Plan will be carried out by the Compensation Committee of our Board of Directors. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the Equity Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended. The Board may also authorize one or more of our officers to designate employees, other than officers under Section 16 of the Exchange Act, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board will specify the maximum number of shares underlying all awards and the maximum number of shares underlying any individual award made by such officers during any calendar year. Currently our CEO is authorized to grant up to 4,000 stock awards to an individual employee and up to 150,000 stock awards in the aggregate in any calendar year, in either case except to a Section 16 officer. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.
Eligibility. Our officers, employees, directors and other persons that provide consulting services to us are eligible to participate in the Prior Plan and would be eligible to participate in the Equity Plan if stockholders approve the Equity Plan at our 2026 Annual Meeting. As of March 3, 2026, 48 officers, employees and non-employee directors are eligible for awards under the Prior Plan.
Historical Plan Benefits. Our named executive officers received awards under the Prior Plan in 2025 and prior years. Information regarding these awards is set forth in this proxy statement under “Executive Compensation Tables—2025 Compensation”—specifically, in the 2025 Summary Compensation Table, the Grants of Plan-Based Awards for 2025 Table and the 2025 Outstanding Equity Awards at Fiscal Year End Table. The following table sets forth, for each of the individuals and group indicated, the number of shares subject to stock options granted under the Prior Plan since the inception of the Prior Plan through March [__], 2026. No stock options have been granted under the Prior Plan to any of our directors (including nominees). No person received 5% or more of the total stock options granted under the Prior Plan since its inception.

Name and Position	Number of Shares Underlying Stock Options Granted (#)
Arsen S. Kitch, President and Chief Executive Officer
Sherri J. Baker, Senior Vice President, Finance and Chief Financial Officer
Steve M. Bowden, Senior Vice President, Commercial
Kari G. Moyes, Senior Vice President
Matthew D. Passarello, Senior Vice President Supply Chain and Corporate Development
Michael S. Gadd, Former Senior Vice President
All current executive officers
All current non-employee directors
All other employees, including officers who are not executive officers
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

New Plan Benefits. Because it is within the discretion of our Compensation Committee to determine which officers, employees and consultants receive awards and the amount and type of awards received, it is not presently possible to determine the number of individuals to whom awards will be made in the future under the Equity Plan or the amount of the awards. The following table sets forth information with respect to the performance share awards and restricted stock units granted under the Prior Plan in 2025 to each of the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group, as of March [__], 2026.

Name and Position	Performance Share Awards (1) (#)	Restricted Stock Unit Awards (#)
Arsen S. Kitch, President and Chief Executive Officer
Sherri J. Baker, Senior Vice President, Finance and Chief Financial Officer
Steve M. Bowden, Senior Vice President, Commercial
Kari G. Moyes, Senior Vice President
Matthew D. Passarello, Senior Vice President Supply Chain and Corporate Development
Michael S. Gadd, Former Senior Vice President
All current executive officers
All current non-employee directors
All other employees, including officers who are not executive officers
(1) Because performance share awards may result in the issuance of common stock from 0-200% of the target performance share awards, we show [200%] of that target award as outstanding under the Prior Plan.
Maximum Shares. If stockholders approve the proposal at the Annual Meeting, the maximum number of shares of common stock available for issuance under the Equity Plan for grants on and after May 7, 2026 will be 2,000,000 shares plus (a) the number of shares subject to all outstanding awards under the Prior Plan as of such date that are later forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expire and (b) the number of shares used to satisfy tax withholding obligations related to all outstanding awards of restricted shares, restricted stock units, or performance shares under the Prior Plan as of such date (the “new share reserve”). Further, if stockholders approve the proposal at the Annual Meeting, effective as of May 7, 2026, any remaining shares authorized for issuance under the Prior Plan that are not subject to outstanding awards as of such date shall be cancelled and shall no longer be available for issuance under the Prior Plan.
Any shares issued in connection with any type of award granted under the Equity Plan will be counted against the new share reserve as one share for every share issued. Further, any shares pursuant to an outstanding award under the Prior Plan that return to the Equity Plan to the extent such award is forfeited, repurchased by the company due to failure to vest, settled in cash, cancelled, or expires, or the portion of shares used to satisfy tax withholding obligations for such outstanding awards that are restricted shares, restricted stock units, or performance shares, but not stock options and stock appreciation rights, will increase the new share reserve by one share for every share that returns to the Equity Plan. The grant date value of equity awards made to any outside director in a calendar year cannot exceed $500,000.
The new share reserve, stock award limitations and the terms of outstanding awards will be adjusted as appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If any outstanding stock option award expires or becomes unexercisable without having been exercised in full, or any restricted share, restricted stock unit or performance share award is forfeited to or repurchased by us, the shares underlying such award will become available for future awards under the Equity Plan. Shares used to satisfy tax withholding obligations related to an award of restricted shares, restricted stock units or performance shares will become available for future grant or sale under the Equity Plan. To the extent an outstanding award is paid out in
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

cash rather than shares, any shares underlying that award will become available for future grant or sale under the Equity Plan. The following shares issued or delivered under the Equity Plan will not again be available for grant under the Equity Plan: (i) shares tendered in payment of the exercise price of a stock option, (ii) shares withheld to satisfy tax withholding obligations with respect to stock options and stock appreciation rights, (iii) shares that we repurchase with stock option proceeds, and (iv) with respect to stock appreciation rights settled in shares, the full number of shares subject to the stock appreciation rights regardless of the number of shares used to settle the stock appreciation rights upon exercise.
The closing price for our common stock on the New York Stock Exchange as of March [__], 2026, was $[_____] per share.
Restricted Stock Units. The administrator, or CEO in the case of certain recipients not subject to Section 16, will select the recipients who are granted restricted stock units and, consistent with the terms of the Equity Plan, will establish the terms of each restricted stock unit award. Restricted stock unit awards give a recipient the right to receive a specified number of shares of stock, or in the administrator’s discretion, the equivalent value in cash or a combination of shares and cash, at a future date upon the satisfaction of certain vesting conditions. The vesting conditions will generally require the recipient to continue performing services over a three-year period in order to receive the full number of shares under the award, with possible exceptions for death, disability, retirement or other events. Restricted stock units may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is typically required of the recipient. Unlike restricted shares, the stock underlying restricted stock units will not be issued until the units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied. The administrator may, but is not required to, grant restricted stock units that include dividend equivalent rights for the period prior to vesting, which rights would be subject to the same vesting conditions as the original award.
Performance Shares. The administrator, or CEO in the case of certain recipients not subject to Section 16, will also select the recipients who are granted performance share awards, and will establish the terms of performance share awards consistent with the Equity Plan. Performance share awards give the recipient the right to receive a specified number of shares of stock, or in the administrator’s discretion, the equivalent value in cash or a combination of shares and cash, at a future date upon satisfaction of certain vesting and financial performance conditions. The actual number of shares issued upon settlement of the award (or the equivalent amount of cash) depends upon the extent to which Clearwater Paper Corporation or designated business units meet or exceed certain financial performance targets—see the discussion below under “Performance Criteria.” The award recipient generally must remain employed by us during the entire performance period (or if less, one year) in order to receive any payment under the performance share award, with possible exceptions for death, disability, retirement or other events. Performance share awards may be granted in consideration of a reduction in the recipient’s other compensation, but no cash consideration is typically required of the recipient. The stock underlying performance share awards will not be issued until after the end of the performance period (and only if the performance targets have been achieved), and recipients of performance share awards generally will have no voting or dividend rights prior to that time. The administrator may, but is not required to, grant performance shares that include dividend equivalent rights for the performance period, which rights would be subject to the same performance conditions as the original award.
Stock Options. The administrator, or CEO in the case of certain recipients not subject to Section 16, can grant options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Code”) and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries. The administrator, or CEO in the case of certain recipients not subject to Section 16, will select the recipients who are granted options and, consistent with the terms of the Equity Plan, will prescribe the terms of each option, including the vesting rules for such option. A stock option agreement may provide for accelerated exercisability in the event of the recipient’s death, disability, or retirement or other events, and may provide for expiration prior to the end of its term in the event of the termination of the recipient’s service. The exercise price of a stock option cannot be less than 100% of the common stock’s fair market value on the date the option is granted. The exercise price may be paid in cash or in any other form permitted by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years. The stock underlying options will not be issued until the options have vested and are exercised. Recipients of options generally will have no voting rights until the stock is
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

issued and no rights to payments of dividends or dividend equivalents prior to the time the vesting conditions of the options are satisfied.
Stock Appreciation Rights. The administrator, or CEO in the case of certain recipients not subject to Section 16, may select individuals to receive stock appreciation rights under the Equity Plan. Stock appreciation rights may be granted independently or in consideration of a reduction in the recipient’s compensation. A stock appreciation right entitles the recipient to receive a payment equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the stock appreciation right. The exercise price cannot be less than 100% of our common stock’s fair market value on the date of grant. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. A stock appreciation right may be granted either alone or in tandem with stock option awards under the Equity Plan. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of shares of common stock, or a combination of shares and cash. Recipients of stock appreciation rights generally will have no voting rights unless and until stock is issued in settlement of their stock appreciation rights and will have no rights to payments of dividends or dividend equivalents prior to the time the vesting conditions of the stock appreciation rights are satisfied.
Restricted Shares. The administrator, or CEO in the case of certain recipients not subject to Section 16, may select individuals to receive awards of restricted shares and, consistent with the terms of the Equity Plan, will establish the terms of each such award. A restricted share award will be subject to vesting conditions and possibly additional transfer restrictions, if so provided by the administrator. The vesting conditions will generally require the recipient to continue performing services over a three-year period in order to vest in the full number of shares under the award, with possible exceptions for death, disability, retirement or other events. The administrator may also require that certain performance criteria be achieved or that other conditions be met. Recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to such shares, except that they will not receive any dividends on unvested shares unless and until the vesting conditions for those shares are satisfied. Restricted shares may be issued for consideration determined by the administrator, including cash, cash equivalents, full-recourse promissory notes, past services and future services.
Performance Criteria. To measure company performance for an award period, the administrator can select one or more performance criteria, to be applied either individually or in any combination. The performance criteria may be applied to Clearwater Paper Corporation and its subsidiaries as a whole or to Clearwater Paper Corporation, a subsidiary or a business unit, either individually or in any combination. The administrator determines whether to measure performance on an absolute basis or on a relative basis compared to a pre-established target, to previous years’ results or to the performance of one or more comparable companies or a designated comparison group of companies or index. In applying these criteria to a particular period, the administrator may adjust any evaluation of performance to account for appropriate events that occur during the period, as determined by the Compensation Committee.
Vesting Restrictions on Awards. Except with respect to a maximum of five percent of the total number of shares authorized under the Equity Plan, no award under the Equity Plan may vest sooner than twelve months from the date of grant.
Clawback. Under the Equity Plan, we reserve the right to cancel or adjust the amount of any award if our financial statements on which the calculation or determination of the award was based are subsequently restated due to error or misconduct, or the award recipient has engaged in conduct that resulted in reputational harm to Clearwater Paper Corporation. Awards issued under the Equity Plan are also subject to deductions and clawback as may be required pursuant to any federal or state law, government regulation or stock exchange listing requirement.
Change of Control. The administrator may include provisions in individual award agreements to accelerate the vesting and exercisability of outstanding awards in the event of a change of control, as defined in the Equity Plan.
Adjustment of Shares. If we declare a stock dividend, stock split, reverse stock split, spin-off or certain other distributions or transactions materially affecting the fair market value of our common stock, the administrator will make appropriate adjustments to the outstanding awards in accordance with the plan. To the extent not previously exercised or settled, all outstanding awards shall terminate immediately prior to the dissolution or liquidation of the company. In the case of a merger, consolidation or certain other transactions involving Clearwater Paper
Clearwater Paper Corporation 2026

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Corporation, outstanding awards may be continued, assumed, substituted, cancelled or settled, as specified in the award agreements or the agreement relating to the transaction.
Amendment and Termination. No awards may be granted under the Equity Plan after May 7, 2036. The Board of Directors may amend or terminate the Equity Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the Equity Plan may materially impair a recipient’s rights under outstanding awards without the recipient’s consent.

FEDERAL INCOME TAX ASPECTS OF THE EQUITY PLAN
This is a brief summary of the federal income tax aspects of awards that may be made under the Equity Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Equity Plan depend upon the type of award and whether the award recipient’s compensation is subject to the $1,000,000 deduction limit imposed under Section 162(m) of the Internal Revenue Code.
Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the excess of the proceeds received upon sale or disposition over the exercise price will be treated as long-term capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized on disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.
Nonqualified Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.
Other Awards. Recipients who receive performance share or restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. If cash is received upon settlement instead of shares, the amount of cash received is taxed as ordinary income. Recipients who receive awards of restricted shares subject to a vesting requirement generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the vested stock at that time minus the amount, if any, paid for the stock. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Internal Revenue Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.
Section 409A. Deferrals made under the Equity Plan, including awards granted under the Equity Plan that are considered to be deferred compensation, may be subject to the requirements of Section 409A of the Internal Revenue Code. These requirements include limitations on election timing, acceleration of payments, and
Clearwater Paper Corporation 2026

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distributions. We intend to structure any deferrals made under the Equity Plan either to comply with Section 409A or to qualify for an exemption from Section 409A.
Section 162(m). Section 162(m) of the Internal Revenue Code renders non-deductible to us certain compensation in excess of $1,000,000 received in any year by our CEO and certain other named executive officers. Beginning in 2027, this deduction limit will also apply to compensation received by our five most highly compensated employees other than the executive officers who are currently subject to the limit. An exception to this deduction limit for “performance-based compensation” (which included awards of stock options and performance shares under the Prior Plan) was repealed effective for taxable years beginning after December 31, 2017, except for certain amounts payable pursuant to written binding contracts in effect on November 2, 2017.

REQUIRED VOTE
The affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal. The Clearwater Paper Corporation 2026 Stock Incentive Plan is attached as Appendix D.

FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPANY’S 2026 STOCK INCENTIVE PLAN.
Clearwater Paper Corporation 2026

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7. Appendix
APPENDIX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA from Continuing Operations	Year Ended December 31,
(dollars in millions)	2025	2024
Net income (loss)	$(18.6)	$196.3
Add (deduct):
Less: Income from discontinued operations, net of tax	34.4	270.3
Loss from continuing operations	(53.0)	(74.0)
Add (deduct):
Income tax provision (benefit)	(7.1)	(27.1)
Interest expense, net	16.8	29.2
Depreciation and amortization expense	92.4	69.8
Goodwill impairment	48.0	—
Inventory revaluation on acquired business	—	6.8
Other operating charges, net	8.9	24.0
Other non-operating expense (income)	1.2	(1.8)
Debt retirement costs	—	9.1
Adjusted EBITDA from continuing operations	107.2	36.0
Adjusted EBITDA from continuing operations improvement	$71.2

Cost Reductions	Year Ended December 31,
(dollars in millions)	2025	2024
Labor and overhead[1]	$517.7	$482.2
Selling, general and administrative expenses[1]	96.7	112.7
Pre-acquisition Augusta cost[2]	—	75.0
Less Non-addressable spend[3]	(80.3)	(83.4)
Addressable fixed cost spend	534.1	586.5
Addressable fixed cost spend improvement	$52.4
1 As reported in note 19 to our audited financial statements included in our 10-K.
2 Estimated 2024 fixed cost spend for the Augusta operation prior to its acquisition by Clearwater effective May 1, 2024.
3 Excludes incentive pay and variable costs included in production activities.

A-1

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APPENDIX B
RESTATED CERTIFICATE OF INCORPORATION

RESTATED CERTIFICATE OF INCORPORATION
OF
CLEARWATER PAPER CORPORATION
Clearwater Paper Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
FIRST: The name of the corporation is Clearwater Paper Corporation.
SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 7, 2005 and the original name of the corporation was Potlatch Forest Products Corporation.
THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Restated Certificate of Incorporation of the corporation.
FOURTH: The Restated Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:
ARTICLE I
The name of the corporation is Clearwater Paper Corporation.
ARTICLE II
The address of the registered office of the corporation in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
A.Classes of Stock. The total number of shares of all classes of capital stock that the corporation shall have authority to issue is 105,000,000, of which 100,000,000 shares, par value $0.0001 per share, shall be common stock (“Common Stock”) and 5,000,000 shares, par value $0.0001 per share, shall be preferred stock (“Preferred Stock”). The number of authorized shares of Common Stock or

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Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of Common Stock and Preferred Stock so entitled to vote.
B.Preferred Stock. Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
C.Series A Participating Preferred Stock. 250,000 shares of the authorized and unissued Preferred Stock of the corporation are hereby designated “Series A Participating Preferred Stock” with the rights, preferences, powers, privileges and restrictions, qualifications and limitations as provided on Exhibit A attached hereto.
D.Common Stock.
1.Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of Preferred Stock.
2.Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.
3.Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.
4.Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common

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Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.
ARTICLE V
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:
A.The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation, provided, however, that the bylaws may only be amended in accordance with the provisions thereof.
B.Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.
C.The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.
ARTICLE VI
A.Number of Directors. The business and affairs of the corporation shall be managed by a Board of Directors consisting of not less than five nor more than eleven persons. The exact number of directors of the corporation within the minimum and maximum number specified in the preceding sentence shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.
B.Classes and Terms of Directors. Commencing with the 2025 annual meeting of stockholders, the Board of Directors, other than those directors elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation, shall be elected annually by the stockholders entitled to vote thereon for terms expiring at the next annual meeting of stockholders; provided however that any director elected or appointed prior to the 2025 annual meeting of stockholders shall serve for the term to which such director has been elected or appointed. At the 2025 annual meeting of stockholders, the term of office of the Class II directors shall expire and successors to the Class II directors shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. At the 2026 annual meeting of stockholders, the term of office of the Class III directors shall expire and successors to the Class III directors shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. At the 2027 annual meeting of stockholders, the term of office of the Class I directors shall expire and successors to the Class I directors shall be elected for a term expiring at the next annual meeting of stockholders and at each succeeding annual meeting of stockholders. From and after the election of directors at the 2027 annual meeting of stockholders, the Board of Directors shall cease to be classified and each director elected at the 2027 annual meeting of stockholders (and at each succeeding annual meeting of stockholders) shall hold office for a term expiring at the next annual meeting of stockholders held after such director’s election. In all cases, each director shall hold office until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity. Subject to the rights of holders of any series of Preferred Stock, (i) directors of the corporation serving in Class I (with a term expiring at the 2027 annual meeting of stockholders), Class II (with a term expiring

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at the 2025 annual meeting of stockholders) or Class III (with a term expiring at the corporation’s 2026 annual meeting of stockholders) may be removed only for cause. Following the 2025 annual meeting of stockholders, any director elected or appointed to a one-year term may be removed with or without cause and, following the 2027 annual meeting of stockholders, all directors may be removed with or without cause. For purposes of this Restated Certificate of Incorporation, “2025 annual meeting of stockholders” shall mean the annual meeting of stockholders held following the fiscal year ended December 31, 2024; “2026 annual meeting of stockholders” shall mean the annual meeting of stockholders held following the fiscal year ended December 31, 2025; and “2027 annual meeting of stockholders” shall mean the annual meeting of stockholders held following the fiscal year ended December 31, 2026.
C.Vacancies. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or removal, shall be filled, unless otherwise required by law or by resolution of the Board of Directors, only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Prior to the 2027 annual meeting of stockholders, any director elected or appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred, and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal from office. From and after the 2027 annual meeting of stockholders, any director elected or appointed in accordance with the first sentence of this paragraph shall hold office until the next succeeding annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal from office. Subject to the provisions of this Restated Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
ARTICLE VII
Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called annual or special meeting of the stockholders of the corporation, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the corporation may be called only by the Secretary of the corporation (a) at the written request of the Chair of the Board of the corporation or the Vice Chair of the Board of the corporation, (b) pursuant to a resolution adopted by the affirmative vote of a majority of the Board of Directors or (c) at the request in writing of stockholders owning shares which have a majority of the voting power of the capital stock issued and outstanding and entitled to vote.
ARTICLE VIII
A.Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
B.Indemnification. Each person who is or was a director or officer of the corporation and each director or officer of the corporation who is or was serving at the request of the corporation as a

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director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified and advanced expenses by the corporation, in accordance with the bylaws of the corporation, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
C.Insurance. The corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
D.Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
ARTICLE IX
Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article IX, or Articles VI, VII and VIII.
ARTICLE X
A.Limitation on Officer Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, an officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. For purposes of this Article X, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as the same exists or may hereafter be amended.
B.Repeal and Modification. Any repeal or modification of the foregoing provision of this Article X shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
* * *
FIFTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholders of the corporation.
SIXTH: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its President and Chief Executive Officer this ___ day of May, 2026.

CLEARWATER PAPER CORPORATION

By Arsen S. Kitch
President and Chief Executive Officer

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APPENDIX C
AMENDED AND RESTATED BYLAWS

AMENDED AND RESTATED
BYLAWS
OF
CLEARWATER PAPER CORPORATION
(a Delaware corporation)

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TABLE OF CONTENTS
Page
ARTICLE 1 Offices.      1
1.1 Registered Office.     1
1.2 Other Offices.     1
ARTICLE 2 Meeting of Stockholders.     1
2.1 Place of Meeting.      1
2.2 Annual Meeting.     1
2.3 Special Meetings.     4
2.4 Notice of Meetings.     5
2.5 List of Stockholders.     5
2.6 Organization and Conduct of Business.     5
2.7 Quorum.     6
2.8 Adjournments.     6
2.9 Voting Rights.     6
2.10 Action at Meetings.     6
2.11 Record Date for Stockholder Notice and Voting.     7
2.12 Proxies.     7
2.13 Inspectors of Election.     8
2.14 No Action Without a Meeting.     8
ARTICLE 3 Directors.     8
3.1 Election, Tenure and Qualifications.     8
3.2 Enlargement and Vacancies.     11
3.3 Resignation and Removal     11
3.4 Powers.     11
3.5 Chair of the Board; Vice Chair of the Board.     11
3.6 Place of Meetings.     11
3.7 Annual Meetings.     11
3.8 Regular Meetings.     12
3.9 Special Meetings.     12
3.10 Quorum, Action at Meeting, Adjournments.     12
3.11 Action Without Meeting.     12
3.12 Telephone Meetings.     12

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3.13 Committees.     13
3.14 Fees and Compensation of Directors.     13
ARTICLE 4 Officers.     13
4.1 Officers Designated.     13
4.2 Election.     14
4.3 Tenure.     14
4.4 Chief Executive Officer     14
4.5 President     14
4.6 Chief Financial Officer     14
4.7 Vice President     15
4.8 Secretary.     15
4.9 Assistant Secretary.     15
4.10 Treasurer and Assistant Treasurers.     15
4.11 Delegation of Authority.     16
ARTICLE 5 Notices.     16
5.1 Delivery.     16
5.2 Waiver of Notice.     16
ARTICLE 6 Indemnification and Insurance.     16
6.1 Indemnification.     16
6.2 Advance Payment     17
6.3 Non-Exclusivity and Survival of Rights; Amendments.     18
6.4 Insurance.     18
6.5 Severability.     18
6.6 Reliance.     18
6.7 Indemnification of Other Persons.     18
ARTICLE 7 Capital Stock.     19
7.1 Uncertificated Shares.     19
7.2 Transfer of Stock.     19
7.3 Registered Stockholders.     19
7.4 Lost, Stolen or Destroyed Certificates.     19
ARTICLE 8 General Provisions.     20
8.1 Dividends.     20
8.2 Checks.     20

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8.3 Corporate Seal     20
8.4 Execution of Corporate Contracts and Instruments.     20
8.5 Representation of Shares of Other Corporations.     20
8.6 Forum Selection.     20
ARTICLE 9 Amendments.     21

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AMENDED AND RESTATED
BYLAWS
OF CLEARWATER PAPER CORPORATION
(a Delaware corporation)
ARTICLE 1

Offices
1.1    Registered Office. The registered office of the corporation shall be set forth in the certificate of incorporation of the corporation (the “Certificate of Incorporation”).
1.2    Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board”) may from time to time designate or the business of the corporation may require.
ARTICLE 2
Meeting of Stockholders
2.1    Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive offices of the corporation. In lieu of holding a meeting of stockholders at a designated place, the Board, in its sole discretion, may determine that any meeting of stockholders may be held solely by means of remote communication.
2.2    Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election). The stockholders shall also transact such other business as may properly be brought before the meeting.
To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the corporation at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section. The requirements of this Section shall apply to any business to be brought before an annual meeting by a stockholder, other than (i) the nomination of a person for election as a director, which must be made in compliance with, and shall be exclusively governed by, Section 3.1 of these bylaws, and (ii) matters properly brought

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under Rule 14a-8 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the corporation’s notice of meeting.
For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business and the business proposed must be otherwise proper to be brought before the meeting. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement (as defined below) of the date of such scheduled annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.
A stockholder’s notice to the Secretary shall set forth the following as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed, (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any person who is an associated person (as defined below) of the stockholder or the beneficial owner, (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner as of the date of the notice, and a representation that the stockholder will provide the corporation in writing the information required by this clause (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, (C) any material interest in such business of the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner, (D) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with shares owned by the stockholder or the beneficial owner and any such group, would be required to approve or adopt such business and/or otherwise to solicit proxies from stockholders in support of such business, and (E) any other information that would be required to be provided by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner pursuant to the Section 14 of the Exchange Act and the rules and regulations promulgated thereunder assuming that the stockholder or the beneficial owner were to request that the corporation include such business in the corporation’s proxy statement as a stockholder proposal; (iii) as to the

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stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to the beneficial owner, (A) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any associated person thereof as of the date of the notice, (B) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any associated person thereof with respect to the corporation’s securities, (C) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (A) and (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, and (D) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder or beneficial owner and any associated person thereof, and any others (including their names) acting in concert with any of the foregoing (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder or beneficial owner will provide the corporation in writing the information required by this clause (D) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (iv) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such business.
Notwithstanding anything in these bylaws to the contrary, (a) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting; and (b) unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to the preceding paragraph does not provide the updated information required under clauses (ii) and (iii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the business at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to the preceding paragraph. The requirements set forth in the preceding paragraph of this Section are intended to provide the corporation with notice of a stockholder’s intention to bring business before an annual meeting and related information and shall in no event be construed as imposing upon any stockholder the requirement

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to seek approval from the corporation as a condition precedent to bringing any such business before an annual meeting. Nothing in this Section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule or regulation) promulgated under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, to make nominations of persons for election to the Board if and to the extent provided for under law, the Certificate of Incorporation, or these bylaws.
The Chair of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
For purposes of these bylaws, (1) “public announcement” shall mean disclosure (A) in a press release issued through Business Wire or PR Newswire or reported by the Dow Jones News Service, Associated Press or a comparable national news service or (B) in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, (2) “associated person” of a person shall mean any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such person, and (3) “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act .
2.3    Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, by the Secretary only (a) at the written request of the Chair of the Board or the Vice Chair of the Board, (b) pursuant to a resolution adopted by the affirmative vote of a majority of the Board or (c) at the request in writing of stockholders owning shares which have a majority of the voting power of the capital stock issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
A request to the Secretary by stockholders for a special meeting shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth the same information required to be provided by a stockholder proposing to bring a matter before an annual meeting pursuant to Section 2.2 of these bylaws. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. Business to be transacted at a special meeting requested by stockholders shall be limited to the matters in the special meeting request; provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any special meeting requested by stockholders.
2.4    Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of

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remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.
2.5    List of Stockholders. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.
2.6    Organization and Conduct of Business. The Chair of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints.
The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.
2.7    Quorum. Except where otherwise provided by law or the Certificate of Incorporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
2.8    Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith.

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2.9    Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.
2.10    Action at Meetings.
(a)    When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
(b)    At any meeting of stockholders at which directors are to be elected, when a quorum is present: (i) each nominee in an uncontested election shall be elected by the vote of the majority of the votes cast with respect to that director’s election; and (ii) in a contested election, the nominees receiving a plurality of the votes cast shall be elected. For purposes of this Section 2.10, (i) a “contested election” means the number of nominees exceeds the number of directors to be elected in such election; (ii) an “uncontested election” means the number of nominees equals the number of directors to be elected in such election; and (iii) a “majority of the votes cast” means by the vote of the majority of the voting power of the capital stock issued and outstanding, present in person or represented by proxy and entitled to vote for the election of directors.
(c)    The Board shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the Board of such resignation.
(d)    If an incumbent director fails to receive the required vote for re-election in an uncontested election, the nominating and corporate governance committee of the Board will determine whether such director’s resignation should be accepted and make a recommendation to the Board, which shall make the final determination whether to accept the resignation. The Board will publicly disclose the Board’s decision within 90 days from the date of certification of the election results. If such incumbent director is a member of the nominating and corporate governance committee and does not agree to abstain from participating in the committee’s deliberations and decision regarding such resignation, then such committee shall act through a sub-committee consisting of one or more members who did not fail to receive the required vote in the election. If such incumbent does not agree to abstain from participating in the Board’s deliberations and decision regarding such resignation, then the Board shall act through a special committee consisting entirely of directors who did not fail to receive the required vote in the election.
(e)    If a director’s resignation is accepted by the Board pursuant to this Section 2.10, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the applicable provisions of the Certificate of Incorporation or may decrease the size of the Board pursuant to the provisions of the Certificate of Incorporation.
2.11    Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled

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to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor fewer than 10 days before the date of any such meeting nor more than 60 days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
2.12    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation or the inspector of election for the meeting at the beginning of such meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the first sentence of this Section 2.12, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.
2.13    Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
2.14    No Action Without a Meeting. No action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
ARTICLE 3
Directors
3.1    Election, Tenure and Qualifications. At each annual meeting of the stockholders, directors shall be elected, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board at the annual meeting may be made (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by a stockholder who is a stockholder of record at the time of

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giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who complies with the notice procedures set forth in this Section. A stockholder may make such a nomination only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to make such a nomination.
To be timely, with respect to an annual meeting of stockholders, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation, addressed to the attention of the Secretary of the corporation, not more than 120 days nor less than 90 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the corporation not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public announcement of the date of such scheduled annual meeting was first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.
A stockholder’s notice to the Secretary shall set forth the following: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and number of shares of capital stock of the corporation that are owned of record and beneficially by the person, (D) a statement whether the person, if elected, intends to tender, promptly following such person’s election or re-election as a director, an irrevocable resignation effective upon (x) such person’s failure to receive the required vote for re-election at the next meeting of stockholders at which such person would face re-election and (y) acceptance of such resignation by the Board, in accordance with these bylaws or the corporation’s corporate governance guidelines, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, or any person who is an associated person of the stockholder or the beneficial owner, on the one hand, and the person, and such person’s respective affiliates and associates, or others (including their names) acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission assuming for this purpose that the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, and any person who is an associated person of the stockholder or the beneficial owner were the “registrant” and such person were a director or executive officer of such registrant, (F) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (G) the person’s written consent to serve as a director if elected; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any person who is an associated person of the stockholder and the beneficial owner, (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the

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beneficial owner, if any, and any person who is an associated person of the stockholder and the beneficial owner as of the date of the notice, and a representation that the stockholder will provide the corporation in writing the information required by this clause (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, (C) a representation as to whether the stockholder or the beneficial owner, if any, intends, or is or intends to be part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with the shares owned by the stockholder or the beneficial owner and any such group, would be required to approve the nomination or otherwise to solicit proxies from stockholders in support of the nomination, and (D) any other information relating to the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is being made, as to the beneficial owner, (A) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any person who is an associated person thereof as of the date of the notice, (B) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any person who is an associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any person who is an associated person thereof with respect to the corporation’s securities, (C) a representation that the stockholder will provide the corporation in writing the information required by the preceding clauses (A) and (B) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, and (D) a description of any agreement, arrangement or understanding with respect to the nomination between or among the stockholder or beneficial owner and any person who is an associated person thereof, and any others (including their names) acting in concert with any of the foregoing (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner), and a representation that the stockholder or beneficial owner will provide the corporation in writing the information required by this clause (D) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made; and (iv) a representation that the stockholder giving the notice (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any nomination to be considered pursuant to this Section.

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In connection with any annual meeting of the stockholders, the Chair of the Board (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at an annual pursuant to the preceding paragraph does not provide the updated information required under clauses (ii) and (iii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder giving the notice (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation. For purposes of this Section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the nomination at the meeting by the stockholder giving the notice stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.
3.2    Enlargement and Vacancies. Except as otherwise provided in the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock to elect directors, and subject to the provisions of the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or removal, shall be filled, unless otherwise required by law or by resolution of the Board of Directors, only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director .
3.3    Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event.
3.4    Powers. The business of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
3.5    Chair of the Board; Vice Chair of the Board. If the Board appoints a Chair of the Board, such Chair shall, when present, preside at all meetings of the stockholders and the Board. The Chair shall perform such duties and possess such powers as are customarily vested in the office of the Chair of the Board or as may be vested in the Chair by the Board. The Board may appoint a Vice Chair of the Board. The Vice Chair of the Board shall perform such duties and possess such powers as may be vested in the Vice Chair by the Board. In the absence or disability of the Chair of the Board, the Vice Chair of the Board shall also perform the duties and exercise the powers of the Chair of the Board.
3.6    Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.
3.7    Annual Meetings. The annual meetings of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board,

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provided a quorum shall be present, or shall be held at the next regularly scheduled meeting of the Board or at such other date, time and place as shall be designated from time to time by the Board and stated in the notice of the meeting. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.
3.8    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination.
3.9    Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Vice Chair of the Board, the Chief Executive Officer (if a director), or on the written request of two or more directors, or by one director in the event that there is only one director in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.
3.10    Quorum, Action at Meeting, Adjournments. A majority of the number of directors last fixed by the Board as the authorized number of directors shall constitute a quorum for the transaction of business, except as provided in Section 3.2 with respect to filling the vacancies and newly created directorships and except as provided below with respect to adjournment of meetings. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
3.11    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
3.12    Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any member of the Board or any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.13    Committees. The Board may, by resolution passed by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate

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one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware (the “DGCL”) to be submitted to stockholders for approval or (ii) adopting, amending or repealing any of these bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the Board may request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board.
3.14    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE 4
Officers
4.1    Officers Designated. The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer, who shall be elected by the Board. The Board may also elect a Treasurer, one or more Vice Presidents, and one or more Assistant Secretaries or Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. In addition to officers elected by the Board, the corporation may have one or more appointed Vice Presidents, an appointed Treasurer and one or more appointed Assistant Secretaries or Assistant Treasurers. Such appointed officers may be appointed by the Chief Executive Officer. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.
4.2    Election. The Board at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. Other officers may be elected by the Board at such meeting, at any other meeting, or by written consent.
4.3    Tenure. Each officer of the corporation shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board or a committee duly authorized to do so and, unless provided otherwise by Board resolution, an officer appointed by the Chief Executive

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Officer also may be removed by the Chief Executive Officer. Designation of an officer shall not of itself create any contractual rights. Any vacancy occurring in any office of the corporation may be filled by the Board, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
4.4    Chief Executive Officer. In the absence of the Chair of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board. The Chief Executive Officer may call meetings of the Board to be held, subject to the limitations prescribed by law or these bylaws. The Chief Executive Officer shall be responsible for providing general supervision, direction and control of the business of the corporation and its officers and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation. The Chief Executive Officer shall have such other powers and have such other duties as the Board may from time to time prescribe.
4.5    President. Unless provided otherwise by resolution of the Board, the President shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board or the Chief Executive Officer.
4.6    Chief Financial Officer. The Chief Financial Officer shall supervise the corporation’s treasury functions and financial reporting to external bodies. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board or the Chief Financial Officer or as the Chief Financial Officer deems appropriate. The Chief Financial Officer shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the Board or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation. The Chief Financial Officer shall perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.
4.7    Vice President. Unless provided otherwise by resolution of the Board, the Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer or the President.
4.8    Secretary. The Secretary shall attend all meetings of the Board, committees of the Board and the stockholders when requested by the person presiding at such meetings and shall record all votes

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and the proceedings of the meetings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chair of the Board or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
4.9    Assistant Secretary. The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.
4.10    Treasurer and Assistant Treasurers. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and shall perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have such other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.
4.11    Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
ARTICLE 5
Notices
5.1    Delivery. Whenever, under the provisions of law, or of the Certificate of Incorporation or these bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by commercial delivery service, facsimile transmission, electronic mail or similar electronic means addressed to such director or stockholder at such person’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, or when actually transmitted by the person giving the notice by facsimile or electronic mail or similar electronic means, to the recipient. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

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5.2    Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.
ARTICLE 6
Indemnification and Insurance
6.1    Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation (or any predecessor), or such director or officer of the corporation is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (or any predecessor of any of such entities) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each director or officer of the corporation (or any predecessor) who is or was serving as a director, officer, employee or agent of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation (or any predecessor). The corporation shall not be required to indemnify or make advances to a person (A) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board, either generally or in the specific instance, and (B) if the obligation to indemnify or make advances under the circumstances is specifically limited by the terms of any agreement between Indemnitee and the corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right.
Any indemnification (but not advancement of expenses) under this Article 6 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer

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at the time of such determination (A) by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought by Indemnitee (the “Disinterested Directors”), even though less than a quorum, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (C) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) by the stockholders.
6.2    Advance Payment. The right to indemnification under this Article 6 shall include the right to be paid by the corporation the expenses incurred by the Indemnitee in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within thirty (30) days after the receipt by the corporation of a statement or statements (containing reasonable detail of the expenses incurred) from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon receipt by the corporation of a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 or otherwise.
6.3    Non-Exclusivity and Survival of Rights; Amendments. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 6 shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 6 shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
6.4    Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of the DGCL.
6.5    Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section or paragraph of this Article 6 containing any such provision

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held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
6.6    Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 6 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 6 shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.
6.7    Indemnification of Other Persons. This Article 6 does not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons identified in Section 6.1 when and as authorized by the Board or by the action of a committee of the Board or designated officers of the corporation established by or designated in resolutions approved by the Board; provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt by the corporation of a written undertaking by such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 6 or otherwise.
ARTICLE 7
Capital Stock
7.1    Uncertificated Shares. Shares of the corporation shall be uncertificated and shall not be represented by certificates, except to the extent required by applicable law or as may otherwise be authorized by the Secretary or an Assistant Secretary. In the event shares are represented by certificates, such certificates shall be registered upon the books of the corporation and shall be signed by the Chief Executive Officer or the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, shall bear the seal of the corporation or a facsimile thereof, and shall be countersigned by a transfer agent and the registrar for the shares. No certificate for a fractional share of common stock shall be issued. Certificates signed by the Chief Executive Officer or President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, being such at the time of such signing, if properly countersigned as set forth above by a transfer agent and the registrar, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not. Any signature or countersignature on certificates may be an actual signature or a printed or engraved facsimile thereof.
7.2    Transfer of Stock. Transfer of shares represented by certificates shall be made on the books of the corporation only upon the surrender of a valid certificate or certificates for not less than such number of shares, duly endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Transfer of uncertificated shares shall be made on the books of the corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, an instruction from an approved source duly authorized by such owner or from an attorney lawfully constituted in writing. The corporation may impose such additional conditions to the transfer of its shares as may be necessary or appropriate for compliance with applicable law or to protect the corporation, a transfer agent or the registrar from liability with respect to such transfer.

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7.3    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.4    Lost, Stolen or Destroyed Certificates. The Board may designate certain persons to authorize the issuance of new certificates or uncertificated shares to replace certificates alleged to have been lost or destroyed, upon the filing with such designated persons of both an affidavit or affirmation of such loss or destruction and a bond of indemnity or indemnity agreement covering the issuance of such replacement certificates or uncertificated shares, as may be requested by and be satisfactory to such designated persons.
ARTICLE 8
General Provisions
8.1    Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.
8.2    Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board, or such officers of the corporation as may be designated by the Board to make such designation, may from time to time designate.
8.3    Corporate Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board.
8.4    Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.5    Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares or similar ownership interests held by the corporation in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

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8.6    Forum Selection.    Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action or proceeding asserting a claim of or based on a breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action or proceeding asserting a claim against the corporation, its current or former directors, officers or stockholders arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the Certificate of Incorporation or these bylaws, or (iv) any action or proceeding asserting a claim against the corporation, its current or former directors, officers or stockholders governed by the internal affairs doctrine, shall be the Delaware Court of Chancery (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such court does not have jurisdiction, the United States District Court for the District of Delaware). If any action the subject matter of which is within the scope of the foregoing sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the foregoing sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. For the avoidance of doubt, this Section is intended to benefit and may be enforced by the corporation, the officers and directors of the corporation, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section.
ARTICLE 9
Amendments
The Board is expressly empowered to adopt, amend or repeal these bylaws; provided, however, that any adoption, amendment or repeal of these bylaws by the Board shall require the approval of at least sixty-six and two-thirds percent of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal these bylaws at any regular or special meeting of stockholders; provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provision of these bylaws and notice of such adoption, amendment or repeal shall be contained in the notice of such meeting.

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APPENDIX D
2026 STOCK INCENTIVE PLAN

CLEARWATER PAPER CORPORATION
2026 STOCK INCENTIVE PLAN
(Adopted by the Board of Directors on March 26, 2026)

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Table of Contents
Page
SECTION 1. ESTABLISHMENT AND PURPOSE.      1
SECTION 2. DEFINITIONS.     1
(a) “Affiliate”.     1
(b) “Award”.     1
(c) “Board of Directors”.     1
(d) “Business Combination”.     1
(e) “Change of Control”.     1
(f) “Code”.     3
(g) “Committee”.     3
(h) “Corporate Transaction”.     3
(i) “Corporation”.     3
(j) “Consultant”.     3
(k) “Effective Date”.     3
(l) “Employee”.     3
(m) “Exchange Act”.     3
(n) “Exercise Price”.     4
(o) “Fair Market Value”.     4
(p) “Incumbent Board”.     4
(q) “ISO”.     4
(r) “Nonstatutory Option” or “NSO”.     4
(s) “Offeree”.     4
(t) “Option”.     4
(u) “Optionee”.     5
(v) “Outside Director”.     5
(w) “Outstanding Common Stock”.     5
(x) “Outstanding Voting Securities”.     5
(y) “Parent”.     5
(z) “Participant”.     5
(aa) “Performance Shares”.     5
(bb) “Performance Share Agreement”.     5
(cc) “Person”.     5
(dd) “Plan”.     5
(ee) “Prior Plans”.     5

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(ff) “Purchase Price”.     5
(gg) “Restricted Share”.     5
(hh) “Restricted Share Agreement”.     5
(ii) “Restricted Stock Unit”.     6
(jj) “Restricted Stock Unit Agreement”.     6
(kk) “SAR”.     6
(ll) “SAR Agreement”.     6
(mm) “Service”.     6
(nn) “Share”.     6
(oo) “Stock”.     6
(pp) “Stock Option Agreement”.     6
(qq) “Subsidiary”.     6
SECTION 3. ADMINISTRATION.     6
(a) Committee Composition.     6
(b) Committee for Non-Officer Grants.     7
(c) Committee Responsibilities.     7
SECTION 4. ELIGIBILITY.     8
(a) General Rule.     8
(b) Ten-Percent Stockholders.     8
(c) Attribution Rules.     8
(d) Outstanding Stock.     9
SECTION 5. STOCK SUBJECT TO PLAN.     9
(a) Basic Limitation.     9
(b) Additional Shares.     9
(c) Annual Limit on Awards for Outside Directors.     10
SECTION 6. RESTRICTED SHARES.     10
(a) Restricted Share Agreement     10
(b) Payment for Awards.     10
(c) Vesting.     10
(d) Voting and Dividend Rights.     10
(e) Restrictions on Transfer of Shares.     11
SECTION 7. TERMS AND CONDITIONS OF OPTIONS.     11
(a) Stock Option Agreement     11
(b) Number of Shares.     11
(c) Exercise Price.     11
(d) Withholding Taxes.     11
(e) Exercisability and Term..     11

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(f) Exercise of Options.     12
(g) Effect of Change of Control     12
(h) No Rights as a Stockholder.     12
(i) Restrictions on Transfer of Shares.     12
(j) Modification or Assumption of Options.     12
(k) Buyout Provisions.     13
SECTION 8. PAYMENT FOR SHARES.     13
(a) General Rule.     13
(b) Surrender of Stock.     13
(c) Services Rendered.     13
(d) Cashless Exercise.     13
(e) Other Forms of Payment     13
(f) Limitations under Applicable Law..     13
SECTION 9. STOCK APPRECIATION RIGHTS.     13
(a) SAR Agreement     13
(b) Number of Shares.     14
(c) Exercise Price.     14
(d) Exercisability and Term..     14
(e) Effect of Change of Control     14
(f) Exercise of SARs.     14
(g) Modification or Assumption of SARs.     14
(h) Buyout Provisions.     15
(i) No Rights as a Stockholder.     15
SECTION 10. RESTRICTED STOCK UNITS.     15
(a) Restricted Stock Unit Agreement     15
(b) Payment for Awards.     15
(c) Vesting Conditions.     15
(d) Voting and Dividend Rights.     15
(e) Form and Time of Settlement of Restricted Stock Units.     16
(f) Death of Recipient     16
(g) Creditors’ Rights.     16
SECTION 11. PERFORMANCE SHARES.     16
(a) Performance Shares and Performance Share Agreement     16
(b) Payment for Awards.     16
(c) Terms of Performance Share Awards.     16
(d) Voting and Dividend Rights.     17
(e) Form and Time of Settlement of Performance Shares.     17

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(f) Death of Recipient     17
(g) Creditors’ Rights.     18
SECTION 12. ADJUSTMENT OF SHARES; CORPORATE TRANSACTIONS.     18
(a) Adjustments.     18
(b) Dissolution or Liquidation.     18
(c) Corporate Transactions.     18
(d) Reservation of Rights.     20
SECTION 13. AWARDS UNDER OTHER PLANS.     20
SECTION 14. LEGAL AND REGULATORY REQUIREMENTS.     20
SECTION 15. WITHHOLDING TAXES.     21
(a) General     21
(b) Share Withholding.     21
SECTION 16. OTHER PROVISIONS APPLICABLE TO AWARDS.     21
(a) Transferability.     21
(b) Clawback.     21
(c) Vesting Restrictions on Awards.     22
SECTION 17. NO EMPLOYMENT RIGHTS.     22
SECTION 18. APPLICABLE LAW.     22
SECTION 19. DURATION AND AMENDMENTS.     22
(a) Term of the Plan.     22
(b) Right to Amend or Terminate the Plan.     22
(c) Effect of Termination.     22
SECTION 20. EXECUTION.     23

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CLEARWATER PAPER CORPORATION
2026 STOCK INCENTIVE PLAN
SECTION 1.ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on March 26, 2026, and shall be effective on May 7, 2026, subject to prior approval by the Corporation’s stockholders. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Restricted Stock Units, Performance Shares, Options (which may constitute ISOs or NSOs) and SARs.
SECTION 2.    DEFINITIONS.
(a)    “Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation.
(b)    “Award” shall mean any award of an Option, a SAR, Restricted Shares, Restricted Stock Units or Performance Shares under the Plan.
(c)    “Board of Directors” shall mean the Board of Directors of the Corporation, as constituted from time to time.
(d)    “Business Combination” shall mean a merger or consolidation involving the Corporation.
(e)    “Change of Control” shall mean the occurrence of any of the following events:
(i)Upon consummation of a Business Combination unless, following such Business Combination,
(A)    all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or common equity) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including a corporation or other entity which as a result of such transaction owns the Corporation either directly or through one or more subsidiaries),

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(B)    no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or a Subsidiary or such other corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or common equity) of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination, and
(C)    at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(ii)Upon the consummation of the sale, lease or exchange of all or substantially all of the assets of the Corporation; or
(iii)On the date that individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a member of the Board of Directors on or subsequent to the day immediately following the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this proviso, any such individual whose appointment to the Board of Directors occurs as a result of an actual or threatened election contest with respect to the election or removal of a member or members of the Board of Directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Incumbent Board; or
(iv)Upon the acquisition on or after the Effective Date by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either:

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(A)    the then Outstanding Common Stock, or
(B)    the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this subparagraph (iv):
(x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by or at the direction of the Corporation or any Subsidiary,
(y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, or
(z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of Section 2(e)(i) of this Plan; or
(v)    Upon the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.
(f)     “Code” shall mean the Internal Revenue Code of 1986, as amended.
(g)    “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.
(h)    “Corporate Transaction” shall mean an event that constitutes a “Change of Control” pursuant to subsection (i), subsection (ii) or subsection (iv) of Section 2(e); provided, however, that solely for purposes of this definition, the words “30% or more” in subsection (iv) of Section 2(e) shall be replaced with the words “more than 50%”.
(i)    “Corporation” shall mean Clearwater Paper Corporation, a Delaware corporation.
(j)    “Consultant” shall mean a consultant or advisor who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.
(k)    “Effective Date” shall mean May 7, 2026, the date the Corporation’s stockholders approved the Plan.
(l)    “Employee” shall mean any individual who is a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.
(m)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(n)    “Exercise Price” shall mean (a) in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement (or the addendum thereto), and (b) in the case of a SAR, an amount, as specified in the applicable SAR Agreement (or the addendum thereto), which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.
(o)    “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:
(i)If the Stock is listed on the New York Stock Exchange or another national securities exchange, or is traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sales prices are regularly reported for the Stock, then the Fair Market Value shall be the closing selling price for the Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or
(ii)If closing selling prices are not regularly reported for the Stock as described in clause (i) but bid and asked prices for the Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or
(iii)If prices are not regularly reported for the Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines.
In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.
(p)    “Incumbent Board” shall mean the individuals who constitute the Board of Directors as of 12:01 a.m. (Pacific) on the Effective Date.
(q)    “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.
(r)    “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.
(s)    “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).
(t)    “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

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(u)    “Optionee” shall mean an individual or estate who holds an Option or SAR.
(v)    “Outside Director” shall mean a member of the Board of Directors who is not an Employee or a Consultant.
(w)    “Outstanding Common Stock” shall mean the outstanding shares of Stock.
(x)    “Outstanding Voting Securities” shall mean the outstanding voting securities of the Corporation entitled to vote generally in the election of members of the Board of Directors.
(y)    “Parent” shall mean any corporation or other entity (other than the Corporation) in an unbroken chain of corporations or other entities ending with the Corporation, if each of the corporations or other entities other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation or other entity that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.
(z)    “Participant” shall mean an individual or estate who holds an Award.
(aa)    “Performance Shares” shall mean a bookkeeping entry representing the Corporation’s obligation to deliver Shares (or distribute cash) on a future date in accordance with the provisions of a Performance Share Agreement.
(bb)    “Performance Share Agreement” shall mean the agreement between the Corporation and the recipient of Performance Shares that contains the terms, conditions and restrictions pertaining to such Performance Shares.
(cc)    “Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(dd)    “Plan” shall mean this 2026 Stock Incentive Plan of Clearwater Paper Corporation, as amended from time to time.
(ee)    “Prior Plans” shall mean the Clearwater Paper Corporation 2017 Stock Incentive Plan and the Amended and Restated 2008 Stock Incentive Plan of Clearwater Paper Corporation, in each case as amended from time to time.
(ff)    “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.
(gg)    “Restricted Share” shall mean a Share awarded under the Plan and subject to the terms, conditions and restrictions set forth in a Restricted Share Agreement.
(hh)    “Restricted Share Agreement” shall mean the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Shares.

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(ii)    “Restricted Stock Unit” shall mean a bookkeeping entry representing the Corporation’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Restricted Stock Unit Agreement.
(jj)    “Restricted Stock Unit Agreement” shall mean the agreement between the Corporation and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.
(kk)    “SAR” shall mean a stock appreciation right granted under the Plan.
(ll)    “SAR Agreement” shall mean the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
(mm)    “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement, Restricted Stock Unit Agreement or Performance Share Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Corporation in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Corporation shall be entitled to determine in its sole discretion which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.
(nn)    “Share” shall mean one share of Stock.
(oo)    “Stock” shall mean the common stock of the Corporation, par value $0.0001 per share.
(pp)    “Stock Option Agreement” shall mean the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.
(qq)    “Subsidiary” shall mean any corporation or other entity, if the Corporation or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock (or equity) of such corporation or other entity. A corporation or other entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
SECTION 3.    ADMINISTRATION.
(a)    Committee Composition. The Plan shall be administered by the Board of Directors or a Committee appointed by the Board of Directors. The Committee shall consist of two or more members of the Board of Directors. In addition, to the extent required by the Board of Directors, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may

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establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.
(b)    Committee for Non-Officer Grants. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more members of the Board of Directors who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Corporation under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Corporation to designate Employees, other than persons subject to Section 16 of the Exchange Act, to receive Awards and to determine the number of such Awards to be received by such Employees; provided, however, that the Board of Directors shall specify the aggregate limit (i.e., the number of Shares underlying all such Awards) and the individual limit (i.e., the number of Shares underlying any individual Award so granted) that such officer or officers may so award in any calendar year.
(c)    Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:
(i)To interpret the Plan and to apply its provisions;
(ii)To adopt, amend or rescind rules, procedures and forms relating to the Plan;
(iii)To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws, including qualifying for preferred tax treatment under applicable foreign tax laws;
(iv)To authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the Plan;
(v)To determine when Awards are to be granted under the Plan;
(vi)To select the Offerees and Optionees;
(vii)To determine the number of Shares to be made subject to each Award;
(viii)To prescribe the terms and conditions of each Award, including the Exercise Price, the Purchase Price, the performance criteria, the performance period, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

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(ix)To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;
(x)To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;
(xi)To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;
(xii)To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;
(xiii)To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;
(xiv)To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and
(xv)To take any other actions deemed necessary or advisable for the administration of the Plan.
Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants, and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Award.
SECTION 4.    ELIGIBILITY.
(a)    General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Restricted Stock Units, Performance Shares, Nonstatutory Options or SARs.
(b)    Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.
(c)    Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

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(d)    Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant but shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.
SECTION 5.    STOCK SUBJECT TO PLAN.
(a)    Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. On and after the Effective Date, the aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 2,000,000 Shares, plus the number of Shares subject to outstanding awards under the Prior Plans as of such date which thereafter are forfeited, settled in cash, cancelled or expire. Any Shares issued in connection with any type of Award granted on and after the Effective Date shall be counted against this limitation as one Share for every one Share so issued. On and after the Effective Date, no further Awards shall be granted under the Prior Plans.
The Share limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Corporation, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.
(b)    Additional Shares. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Shares, Restricted Stock Units or Performance Shares, is forfeited to or repurchased by the Corporation due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Shares, Restricted Stock Units or Performance Shares are repurchased by the Corporation or are forfeited to the Corporation, such Shares will become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to an Award of Restricted Shares, Restricted Stock Units or Performance Shares will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing,
(i)The following Shares issued or delivered under this Plan shall not again be available for grant as described above: (A) Shares tendered in payment of the exercise price of an Option; (B) Shares withheld by the Corporation or any Subsidiary to satisfy a tax withholding obligation with respect to an Option or SAR; and (C) Shares that are repurchased by the Corporation with Option proceeds. Without limiting the foregoing, with respect to any SAR that is settled

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(i)in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the SAR upon exercise.
(ii)Any Shares that are subject outstanding Awards of Restricted Shares, Restricted Stock Units or Performance Shares that become available for future grant or sale under the Plan pursuant to the foregoing provisions of this Section 5(b) (i.e., because the Awards or underlying Shares expire or are forfeited, repurchased or used to satisfy the tax withholding obligations related to such Awards) will become available for future grant or sale under the Plan as one Share for every one Share so expired, forfeited, repurchased or withheld, regardless of whether such Awards were originally granted under the Prior Plan or this Plan.
(c)    Annual Limit on Awards for Outside Directors. Notwithstanding anything in this Plan to the contrary, the aggregate grant date fair value, determined in accordance with FASB Accounting Standards Codification Topic 718, of the Awards made to any Outside Director in any calendar year shall not exceed $500,000.
SECTION 6.    RESTRICTED SHARES.
(a)    Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.
(b)    Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including cash, cash equivalents, full-recourse promissory notes, past services and future services.
(c)    Vesting. Each Award of Restricted Shares shall vest over a minimum period of three years of the Participant’s Service from the date of grant, subject to Section 16(c). Vesting shall occur, in full or in installments, upon satisfaction of such Service requirement and such other conditions specified in the Restricted Share Agreement. A Restricted Share Agreement may provide for accelerated vesting in the event of the Participant’s death, disability, retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested upon a Change of Control. Except as may be set forth in a Restricted Share Agreement, vesting of the Restricted Shares shall cease on the termination of the Participant’s Service.
(d)    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting and other rights as the Corporation’s other stockholders; provided, however, that the holders of Restricted Shares shall not receive payment of any dividends on their Restricted Shares while such Restricted Shares are unvested. Payment of any such dividends shall be subject to the same vesting requirements and other conditions and restrictions as the Restricted Shares to which they

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relate. A Restricted Share Agreement may require that any such cash dividends be invested in additional Restricted Shares, which shall be subject to the same conditions and restrictions as the Restricted Shares to which the dividends relate.
(e)    Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
SECTION 7.    TERMS AND CONDITIONS OF OPTIONS.
(a)    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.
(b)    Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option (subject to adjustment in accordance with Section 12).
(c)    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, an Option may be granted with an Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.
(d)    Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Corporation may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Corporation may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(e)    Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable, subject to Section 16(c). The Stock Option Agreement shall also specify the term of the Option; provided, however, that the term of the Option shall in no event exceed 10 years from the date of grant (five years for an ISO granted to an Employee described in Section 4(b)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the

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Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.
(f)    Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Corporation and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
(g)    Effect of Change of Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option upon a Change of Control.
(h)    No Rights as a Stockholder. An Optionee, or a permitted transferee of an Optionee, shall have no rights as a stockholder of the Corporation with respect to any Shares covered by the Option until the date of the issuance of the Shares underlying the Option upon a valid exercise thereof. Without limiting the foregoing, no Optionee, or a permitted transferee of an Optionee, shall receive payment of any dividends or dividend equivalents on the Shares underlying their Options while such Options are unvested.
(i)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.
(j)    Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Corporation or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price; provided, however, that the Committee may not modify outstanding Options to lower the Exercise Price, nor may the Committee assume or accept the cancellation of outstanding Options in return for the grant of new Options or SARs with a lower Exercise Price or the grant of any other Award under the Plan, unless such action has been approved by the Corporation’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the holder, materially impair his or her rights or obligations under such Option.

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(k)    Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, however, that except as permitted under Section 12(c) in connection with a Corporate Transaction, the Committee shall take no such action unless such action has been approved by the Corporation’s stockholders.
SECTION 8.    PAYMENT FOR SHARES.
(a)    General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.
(b)    Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
(c)    Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Corporation or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).
(d)    Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Corporation in payment of the aggregate Exercise Price.
(e)    Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Share Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.
(f)    Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Share Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
SECTION 9.    STOCK APPRECIATION RIGHTS.
(a)    SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Corporation. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

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(b)    Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.
(c)    Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.
(d)    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable, subject to Section 16(c). The SAR Agreement shall also specify the term of the SAR, which in no event shall exceed 10 years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events. Except as may be set forth in a SAR Agreement, vesting of the SAR shall cease on the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change of Control.
(e)    Effect of Change of Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR upon a Change of Control.
(f)    Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.
(g)    Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Corporation or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price; provided, however, that the Committee may not modify outstanding SARs to lower the Exercise Price, nor may the Committee assume or accept the cancellation of outstanding SARs in return for the grant of new SARs or Options with a lower Exercise Price or the grant of any other Award under the Plan, unless such action has been approved by the Corporation’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

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(h)    Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, however, that except as permitted under Section 12(c) in connection with a Corporate Transaction, the Committee shall take no such action unless such action has been approved by the Corporation’s stockholders.
(i)    No Rights as a Stockholder. An Optionee, or a permitted transferee of an Optionee, shall have no rights as a stockholder of the Corporation with respect to any Shares covered by the SAR until the date of the issuance of the Shares underlying the SAR upon a valid exercise thereof. Without limiting the foregoing, no Optionee, or a permitted transferee of an Optionee, shall receive payment of any dividends or dividend equivalents on the Shares underlying their SARs while such SARs are unvested.
SECTION 10.        RESTRICTED STOCK UNITS.
(a)    Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Corporation. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical. Restricted Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.
(b)    Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.
(c)    Vesting Conditions. Each Award of Restricted Stock Units shall vest over a minimum period of three years of the Participant’s Service from the date of grant, subject to Section 16(c). Vesting shall occur, in full or in installments, upon satisfaction of such Service requirement and such other conditions specified in the Restricted Stock Unit Agreement. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability, retirement or other events. The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change of Control occurs with respect to the Corporation.
(d)    Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights and no rights to receive payment of any dividends. Notwithstanding the foregoing, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both, and shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they relate. A Restricted Stock Unit Agreement may require that any dividend equivalents be converted into additional Restricted Units, which shall be subject to the same conditions and restrictions as the Restricted Stock Units to which the dividend equivalents relate.

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(e)    Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Restricted Stock Unit Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 12.
(f)    Death of Recipient. Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.
(g)    Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Corporation. Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.
SECTION 11.        PERFORMANCE SHARES.
(a)    Performance Shares and Performance Share Agreement. Each grant of Performance Shares under the Plan shall be evidenced by a Performance Share Agreement between the recipient and the Corporation. Such Performance Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Share Agreements entered into under the Plan need not be identical. Performance Shares may be granted in consideration of a reduction in the recipient’s other compensation.
(b)    Payment for Awards. To the extent that an Award is granted in the form of Performance Shares, no cash consideration shall be required of the Award recipients.
(c)    Terms of Performance Share Awards . The Committee shall determine the terms of Performance Share Awards. Each Performance Share Agreement shall set forth the number of Shares subject to such Performance Share Award, the applicable performance criteria and the performance

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period. Subject to Section 16(c), the Participant shall be required to perform Service for the entire performance period (or if less, one year) in order to be eligible to receive payment under the Performance Share Award. Except as otherwise provided in the Performance Share Agreement, the Performance Share Award shall terminate upon the termination of the Participant’s Service. Prior to settlement, the Committee shall determine the extent to which Performance Shares have been earned. Performance periods may overlap and the holders may participate simultaneously with respect to Performance Shares Awards that are subject to different performance periods and different performance criteria. The number of Shares may be fixed or may vary in accordance with such performance criteria as may be determined by the Committee. A Performance Share Agreement may provide for accelerated vesting in the event of the Participant’s death, disability, retirement or other events. The Committee may determine, at the time of granting Performance Share Awards or thereafter, that all or part of the Performance Shares shall become vested upon a Change of Control.
(d)    Voting and Dividend Rights. The holders of Performance Shares shall have no voting rights and no rights to receive payment of any dividends. Notwithstanding the foregoing, any Performance Shares awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Performance Share is outstanding. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both, and shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Performance Shares to which they relate. A Performance Share Agreement may require that any dividend equivalents be converted into additional Performance Shares, which shall be subject to the same conditions and restrictions as the Performance Shares to which the dividend equivalents relate.
(e)    Form and Time of Settlement of Performance Shares. Settlement of Performance Shares may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee and set forth in the Performance Share Agreements. The actual number of Performance Shares eligible for settlement may be larger or smaller than the number included in the original Award, based on the level of attainment of the applicable performance criteria. Methods of converting Performance Shares into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Performance Share Agreement may provide that Performance Shares may be settled in a lump sum or in installments. A Performance Share Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Performance Shares have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Performance Shares is settled, the number of such Performance Shares shall be subject to adjustment pursuant to Section 12.
(f)    Death of Recipient. Any Performance Share Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Performance Share Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Performance

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Share Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.
(g)    Creditors’ Rights. A holder of Performance Shares shall have no rights other than those of a general creditor of the Corporation. Performance Shares represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Performance Share Agreement.
SECTION 12.        ADJUSTMENT OF SHARES; CORPORATE TRANSACTIONS.
(a)    Adjustments. In the event that there occurs a dividend or other distribution of Shares, a dividend in the form of cash or other property that materially affects the Fair Market Value of the Shares, a stock split, a reverse stock split, a split-up, a split-off, a spin-off, a combination or subdivision of Shares or other securities of the Corporation, an exchange of Shares for other securities of the Corporation, or a similar transaction or event that materially affects the Fair Market Value of the Shares, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall make appropriate adjustments in:
(i)    The numerical limitation set forth in Section 5(a);
(ii)    The number of Shares covered by all outstanding Awards; and
(iii)    The Exercise Price under each outstanding Option and SAR.
(b)    Dissolution or Liquidation. To the extent not previously exercised or settled, all outstanding Awards shall terminate immediately prior to the dissolution or liquidation of the Corporation.
(c)    Corporate Transactions. In the event of a Corporate Transaction, subject to any vesting acceleration provisions in an Award agreement, outstanding Awards shall be treated in the manner provided in the agreement relating to the Corporate Transaction (including as the same may be amended). Such agreement shall not be required to treat all Awards or individual types of Awards similarly in the Corporate Transaction; provided, however, that such agreement shall provide for one or more of the following with respect to all outstanding Awards (as applicable):
(i)    The continuation of the outstanding Award by the Corporation, if the Corporation is a surviving corporation;
(ii)    The assumption of the outstanding Award by the surviving corporation or its parent or subsidiary;
(iii)    The substitution by the surviving corporation or its parent or subsidiary of its own award for the outstanding Award;
(iv)    Full or partial exercisability or vesting and accelerated expiration of the outstanding Award, followed by the cancellation of such Award;

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

(v)    The cancellation of an outstanding Option or SAR and a payment to the Optionee equal to the excess of (i) the Fair Market Value of the Shares subject to such Option or SAR (whether or not such Option or SARs is then exercisable or such Shares are then vested) as of the closing date of such Corporate Transaction over (ii) its aggregate Exercise Price. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Option or SAR would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Option or SAR would have become exercisable or such Shares would have vested (including any vesting acceleration provisions). If the Exercise Price of the Shares subject to any Option or SAR exceeds the Fair Market Value of the Shares subject thereto, then such Option or SAR may be cancelled without making a payment to the Optionee with respect thereto. For purposes of this Subsection (v), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security;
(vi)    The cancellation of an outstanding Restricted Stock Unit and a payment to the Participant equal to the Fair Market Value of the Shares subject to such Restricted Stock Unit (whether or not such Restricted Stock Unit is then vested) as of the closing date of such Corporate Transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Restricted Stock Unit would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Restricted Stock Unit would have vested (including any vesting acceleration provisions). For purposes of this Subsection (vi), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security; or
(vii)    The cancellation of an outstanding Performance Share Award and a payment to the Participant equal to the Fair Market Value of the target Shares subject to such Performance Share Award (whether or not such Performance Share Award is then vested) as of the closing date of such Corporate Transaction. Such payment may be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Performance Share Award would have settled. Such payment may be subject to the Participant’s continuing Service and the achievement of

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

performance criteria that are based on the performance criteria set forth in the Performance Share Award, with such changes that may necessary to give effect to the Corporate Transaction, provided that the performance period shall not be less favorable to the Participant than the performance period under such Performance Share Award (including any vesting acceleration provisions). For purposes of this Subsection (vii), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
(d)    Reservation of Rights. Except as provided in Section 12, a Participant shall have no rights by reason of the occurrence of (or relating to) any Corporate Transaction, any transaction described in Section 12(a), or any transaction that results in an increase or decrease in the number of shares of stock of any class of the Corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to effect any Corporate Transaction, any transaction described in Section 12(a), any dissolution or liquidation of the Corporation or any transaction that results in an increase or decrease in the number of shares of stock of any class of the Corporation.
SECTION 13.        AWARDS UNDER OTHER PLANS.
The Corporation may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Shares available under Section 5.
SECTION 14.        LEGAL AND REGULATORY REQUIREMENTS.
Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Corporation’s securities may then be listed, and the Corporation has obtained the approval or favorable ruling from any governmental agency which the Corporation determines is necessary or advisable. The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

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SECTION 15.        WITHHOLDING TAXES.
(a)    General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b)    Share Withholding. The Corporation may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum statutory tax rates in the Participant’s applicable jurisdictions.
SECTION 16.        OTHER PROVISIONS APPLICABLE TO AWARDS.
(a)    Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported sale, assignment, conveyance, gift, pledge, hypothecation or transfer in violation of this Section 16(a) shall be void and unenforceable against the Corporation.
(b)    Clawback. Notwithstanding anything in this Plan to the contrary, the Corporation reserves the right to cancel or adjust the amount of any Award if the financial statements of the Corporation on which the calculation or determination of the Award was based are subsequently restated due to error or misconduct and, in the judgment of the Committee, the financial statements as so restated would have resulted in a smaller or no Award if such information had been known at the time the Award had originally been calculated or determined. In addition, in the event of such a restatement, the Corporation reserves the right to require a Participant to repay to the Corporation the amount by which the Award as originally calculated or determined exceeds the Award as adjusted pursuant to the preceding sentence. Without limiting the foregoing provisions of this Section 16(b), and notwithstanding any other provision of this Plan, each Award granted under this Plan, and the Shares or other compensation paid or payable pursuant thereto, shall be subject to such deductions and clawback as may be required to be made pursuant to federal or state law, government regulation or stock exchange listing requirement (or any policy adopted by the Corporation pursuant to any such law, government regulation or stock exchange listing requirement).
In addition, in the event the Committee reasonably determines that a Participant engaged in conduct that resulted in reputational harm to the Corporation, such Participant’s unpaid Awards shall be subject to termination by the Committee in its sole discretion and without consideration, and such Participant shall also pay back to the Corporation all or a portion of any Award that has been paid, in

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

each case subject to this Section 16(b), without consideration and as determined by the Committee in its sole discretion.
(c)    Vesting Restrictions on Awards. Except with respect to a maximum of five percent (5%) of the total number of Shares authorized under the Plan, no Award may vest sooner than twelve (12) months from the date of grant.
SECTION 17.        NO EMPLOYMENT RIGHTS.
No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Corporation and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.
SECTION 18.        APPLICABLE LAW.
The Plan shall be construed and enforced in accordance with the law of the State of Delaware, without reference to its principles of conflicts of law.
SECTION 19.        DURATION AND AMENDMENTS.
(a)    Term of the Plan. The Plan, as set forth herein, shall terminate automatically on May 7, 2036, the 10th anniversary of the Effective Date, and no Awards shall be granted under the Plan on or after such date. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.
(b)    Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Corporation’s stockholders only to the extent required by applicable laws, regulations or rules.
(c)    Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.
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1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

SECTION 20.        EXECUTION.
To record the adoption of the Plan by the Board of Directors, the Corporation has caused its authorized officer to execute the same.

CLEARWATER PAPER CORPORATION

By

Name

Title

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

Clearwater Paper Corporation 601 West Riverside Avenue, Suite 300 Spokane, WA 99201 www.clearwaterpaper.com

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

CLEARWATER PAPER

CLEARWATER PAPER CORPORATION
LEGAL DEPARTMENT
601 W. RIVERSIDE AVENUE
SUITE 300
SPOKANE, WA 99201

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/06/2026 for shares held directly and by 11:59 P.M. ET on 05/04/2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/06/2026 for shares held directly and by 11:59 P.M. ET on 05/04/2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Against	Abstain
1a. Jeanne M. Hillman	☐	☐	☐
1b. Joe W. Laymon	☐	☐	☐
1c. Ann C. Nelson	☐	☐	☐
1d. John P. O'Donnell	☐	☐	☐
1e. Christine M. Tucker	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6.	For	Against	Abstain
2 Ratification of the appointment of KPMG, LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐
3 Advisory vote to approve named executive officer compensation.	☐	☐	☐
4 Approve the amendment to the Restated Certificate of Incorporation of Clearwater Paper Corporation to limit the liability of certain officers.	☐	☐	☐
5 Approve the amendment to the Amended and Restated Bylaws of Clearwater Paper Corporation to add a forum selection provision.	☐	☐	☐
6 Approve the Clearwater Paper Corporation 2026 Stock Incentive Plan	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000690888_1 R2.09.05.010

1	KEY PERFORMANCE, & CORPORATE RESPONSIBILITY HIGHLIGHTS	2	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS	3	EXECUTIVE COMPENSATION DISCUSSION AND TABLES	4	AUDIT COMMITTEE REPORT	5	ANNUAL MEETING INFORMATION	6	PROPOSALS	7	APPENDIX

To register to attend the webcast of the Annual Meeting go to *https://register.proxypush.com/CLW*.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K is/are available at www.proxyvote.com .

CLEARWATER PAPER CORPORATION
Annual Meeting of Stockholders
May 7, 2026 9:00 AM
This proxy is solicited by the Board of Directors

Common: The undersigned hereby appoints Arsen S. Kitch, Sherri J. Baker and Marc D. Rome, or any one of them, as proxies, each with full power to act without the others and with the powers of substitution in each, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of stock of CLEARWATER PAPER CORPORATION that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, PDT on May 7, 2026, at the Grand Hyatt, 721 Pine Street, Seattle, WA 98101, and any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000690888_2 R2.09.05.010